As filed with the Securities and Exchange Commission on February 19, 2009
                                                     Registration No. 333-153792

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    Form S-1
                                 Amendment No. 1
             Registration Statement Under The Securities Act of 1933

                               DIRECT INSITE CORP.
                               -------------------
             (Exact name of registrant as specified in its charter)

  Delaware                            7373                     11-2895590
-------------                         ----                    -----------
(State or other         (Primary Standard Industrial         (IRS Employer
jurisdiction of          Classification Code Number)     Identification  Number)
incorporation or
organization)

            80 Orville Drive, Bohemia, New York 11716 (631) 873-2900 (Address, including zip code and telephone number, including area code, of principal executive offices)

                               James A. Cannavino
                                80 Orville Drive
                     Bohemia, New York 11716 (631) 873-2900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            David H. Lieberman, Esq.
                       Beckman, Lieberman & Barandes, LLP
                                227 Michael Drive
                             Syosset, New York 11791
                                 (516) 921-1131
                            (516) 921-6686 Facsimile

     Approximate Date of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].


     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act. (Check one):

  [ ] Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer
                          [X] Smaller Reporting Company

                                                 CALCULATION OF REGISTRATION FEE
======================================= ================= ===================== ======================== ======================
                                                            Proposed Maximum       Proposed Maximum
        Title of Each Class of            Amount to be     Offering Price Per     Aggregate Offering           Amount of
   Securities to be Registered (1)       Registered(1)        Security(2)              Price (2)           Registration Fee
--------------------------------------- ----------------- --------------------- ------------------------ ----------------------

--------------------------------------- ----------------- --------------------- ------------------------ ----------------------
Common Stock, $0.0001 par value,           1,200,000             $1.30               $1,560,000.00              $61.31

--------------------------------------- ----------------- --------------------- ------------------------ ----------------------
Common Stock, $0.0001 par value,
issuable upon exercise of Common
Stock Purchase Warrants dated July           250,000             $1.30               $  325,000.00              $12.77
12, 2005  (3)
--------------------------------------- ----------------- --------------------- ------------------------ ----------------------
Total                                      1,450,000                                 $1,885,000.00              $74.08
======================================= ================= ===================== ======================== ======================

(1) Relates to the resale of these shares of common stock by certain selling securityholders.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price of each share of the Registrant's common stock is estimated to be the average of the high and low sales price of a share as of a date five business days before the filing of this registration statement. Accordingly, the Registrant has used $1.30 as such price per share, which is the average of the high and low reported by the OTC Bulletin Board on September 25, 2008.

(3) Pursuant to Rule 416 under the Securities Act, this registration statement also relates to such indeterminate number of shares of common stock as may become issuable by reason of stock splits, stock dividends, anti-dilution adjustments and similar transactions in accordance with the provisions of the common stock purchase warrants.

(4) The Registrant previously paid $74.08 for the registration fee on October 1, 2008.


We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we have filed a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, the prospectus forming a part of this Registration Statement on Form S-1 also relates to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-128039) effective October 24, 2006.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This Registration Statement contains two forms of prospectus: (a) one to be used in connection with an offering of up to 1,450,000 shares of the Registrant's common stock, par value $0.0001 per share ("Common Stock"), of which 1,200,000 shares are outstanding and 250,000 shares are issuable upon the exercise of outstanding warrants for resale by the holders thereof named herein (the "Resale Prospectus") and (b) one to be used in connection with an offering of up to 350,000 shares of the Registrant's Common Stock issuable upon exercise of outstanding warrants, which have previously been registered pursuant to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-128039) (the "Update Prospectus").

     The complete Resale Prospectus relating to the shares held by the Selling Securityholders follows immediately. Following the Resale Prospectus are certain pages of the Update Prospectus, which include: (i) an alternate front cover page, (ii) an alternate section entitled "Summary--The Offering," (iii) an alternate section entitled "Use of Proceeds," (iv) an alternate section entitled "Selling Securityholders", and (v) an alternate section entitled "Plan of Distribution."

     All other pages of the Resale Prospectus and the Update Prospectus are the same.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, the prospectus forming a part of this Registration Statement on Form S-1 also relates to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-128039), effective on October 24, 2006.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where the offer is not permitted.

                 SUBJECT TO COMPLETION, DATED February 19, 2009
                             Preliminary Prospectus
                                1,450,000 Shares

                               DIRECT INSITE CORP.
                                  Common Stock

     This  prospectus  relates  to the resale  shares of common  stock of Direct
Insite Corp. by certain of our securityholders, referred to as selling securityholders throughout this document. The selling securityholders are offering to sell up to 1,450,000 shares of our common stock. We will not receive any proceeds from the resale of shares by the selling securityholders, which include:

     o    up to 1,200,000 outstanding shares; and

     o up to 250,000 shares issuable upon the exercise of our common stock purchase warrants dated July 12, 2005.

     All of the shares being offered by this prospectus are being offered by the selling securityholders named in this prospectus. This offering is not being underwritten. We will not receive any of the proceeds from the sale of the shares of our common stock in this offering. If the July 12, 2005 warrants are exercised so that the underlying shares may be sold, we will receive the initial exercise price of the warrants, which is $1.00 per share. There can be no assurance, however, that all or any of the warrants will be exercised. The selling securityholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the common stock or interests therein from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We will pay all expenses of registering this offering of securities.

     The common stock is traded in the over-the-counter market and prices are quoted on the over-the-counter Bulletin Board under the symbol "DIRI.OB." On January 30, 2009 the closing price per share of our common stock was $0.80. Except under certain circumstances, the selling securityholders will sell the shares from time to time through independent brokerage firms in the over-the-counter market at prices prevailing at the time of sale.

INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATIONS MADE TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is ___________, 2009.

                                Table of Contents

SUMMARY                                                                        3
RISK FACTORS                                                                   4
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS                              7
USE OF PROCEEDS                                                                8
SELLING SECURITYHOLDERS                                                        8
PLAN OF DISTRIBUTION                                                           9
LEGAL PROCEEDINGS                                                             12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                  12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                14
DESCRIPTION OF SECURITIES                                                     15
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
  LIABILITIES                                                                 17
DESCRIPTION OF BUSINESS                                                       17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                     23
DESCRIPTION OF PROPERTY                                                       34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                33
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      35
EXECUTIVE COMPENSATION                                                        37
EXPERTS                                                                       43
LEGAL MATTERS                                                                 44
WHERE YOU CAN FIND MORE INFORMATION                                           44












You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                     SUMMARY

     This summary highlights information contained elsewhere in the prospectus. You should read the entire prospectus carefully; especially the risks of investing in the securities discussed under "Risk Factors" and the financial statements and related notes included elsewhere in this prospectus before deciding to invest in our common stock.

Our Company

     Direct Insite Corp. was organized as a public company under the name Unique Ventures, Inc. under the laws of the State of Delaware on August 27, 1987. In August, 2000, we changed our name to Direct Insite Corp. Our principal executive offices are located at 80 Orville Drive, Bohemia, New York. Our telephone number is (631) 873-2900. Unless the context requires otherwise, all references to "we," "our," "us," "company," "registrant," "Direct Insite" or "management" refers to Direct Insite Corp. and its subsidiaries.

Our Current Business

     We operate as an application service provider ("ASP"), providing best practice financial supply chain automation and workflow efficiencies within the Procure-to-Pay (PTP) and Order-to-Cash (OTC) processes. Our global Electronic Invoice Presentment and Payment ("EIP&P") services automate manual business processes such as complex billing, invoice validation, invoice-to-order matching, consolidation, dispute handling, and payment processing.

     Through extensive automation for presenting, receiving, approving or paying invoices, Direct Insite is helping its customers reduce costs, resolve disputes, enhance cash flow efficiency, and improve customer satisfaction.

     We are currently delivering invoicing services across the Americas, Europe, and Asia, including 62 countries, 15 languages and all major currencies. Direct Insite processes, distributes and hosts millions of invoices, purchase orders, and supporting attachment documents. Suppliers, customers, and internal departments, such as Finance and Accounting or Customer Service can easily access these critical business documents whenever they need them through Direct Insite's self-service portal.

     Currently, IBM, representing approximately 41.1% and 45.0% of revenue for the three and nine month periods ended September 30, 2008, respectively and 48.8% and 49.1% of our revenue for the three and nine month periods ended September 30, 2007, respectively, utilizes our suite of services to allow their customers from around the globe to receive, analyze, dispute and cost allocate all of their invoice data in their local language and currency via the Internet 24 hours a day, 7 days a week, 365 days a year. IBM accounted for 51% and 69% of our revenue for the years ended December 31, 2007 and 2006, respectively. Electronic Data Systems Corp. ("EDS") accounted for approximately 45.1% and 46.3% of revenue for the three and nine month periods ended September 30, 2008, respectively and 48.5% and 47.6% of revenue for the three and nine month periods ended September 30, 2007, respectively. EDS accounted for 46% and 29% of revenue for the years ended December 31, 2007 and 2006, respectively.

The Offering

     The selling securityholders may offer and sell up to 1,450,000 shares of common stock, an amount equal to 13.6 % of our currently outstanding common stock. For a list of selling securityholders and the amount of shares that each of them expects to sell, see "Selling Securityholders."

     The offering is made by the selling securityholders for their benefit. We will not receive any of the proceeds of their sale of common stock.

                                  RISK FACTORS

     You should carefully consider the factors described below and other information contained in this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, which we currently deem immaterial or which are similar to those faced by other companies in our industry or business in general, may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please refer to "Special Note Regarding Forward-Looking Statements" included elsewhere in this prospectus.

The large number of shares available for future sale may adversely effect the market price of our stock.

     We have 10,686,739 shares of common stock outstanding as of January 30, 2009, of which approximately 4,993,000 shares are freely tradable. We also have 2,718,975 shares issuable upon exercise of options and exercise of warrants. If all of our outstanding options and warrants were exercised , we would have 13,405,714 shares outstanding. The issuance of such a large number of shares could have a significant adverse effect on the market for, as well as the price of, our common stock. A decline in the market price also may make the terms of future financings using our common stock or using convertible debt more burdensome.

Our planned growth may cause a strain on our management and other resources.

     We are pursuing a business strategy that has involved and is expected to continue to involve significant growth over at least the next twelve months. We cannot guarantee that we will be able to achieve our planned growth. Accomplishing our objectives will depend upon a number of factors, including our ability to develop new customer relationships. We may also incur development, acquisition or expansion costs that represent a higher percentage of total revenues than larger or more established companies, which may adversely affect our results of operations.

We may not be able to compete favorably in the competitive information solutions industry.

     The market for our information solutions is intensely competitive. We face competition from a broad range of competitors, many of whom have greater financial, technical and marketing resources than we do. There can be no assurance that we will be able to compete effectively with such entities.

Our operations are dependent upon key management personnel.

         We believe that our continued success depends to a significant extent upon the efforts and abilities of our senior management. In particular, the loss of James Cannavino, our Chairman and Chief Executive Officer, or any of our other executive officers or senior managers, could have a material adverse effect on our business.

Internal control weakness

     The Company maintains disclosure controls and procedures designed to ensure that information required to be disclosed in the reports it files with the SEC is accumulated and communicated to management, as appropriate, to allow timely decisions regarding required disclosure, and such information is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we have evaluated the effectiveness of our disclosure controls and procedures as such term is defined by the rules established under the Securities Exchange Act of 1934.

     Based on our evaluation, we believe that these procedures were not effective as a result of limited resources and a limited segregation of duties in accounting and financial reporting. More specifically, the Company has a limited number of personnel in the finance and accounting area and therefore one person performs various accounting functions where a greater segregation of duties would permit checks and balances and reviews that would improve internal control. The Company has been aware of this material weakness since January 2004 at which time the staff of the accounting department was reduced. As a result the Chief Financial Officer devotes substantive time to reviewing the accounting records and financial reports and the Company expects that this will continue until financial resources permit engaging additional accounting staff. The Company has not determined at this time when such additional staff will be employed.

     If we fail to maintain proper and effective internal controls or are unable to remediate the material weakness in our internal controls, our ability to produce accurate and timely financial statements could be impaired and investors' perception that our internal controls are not adequate could have an adverse affect on our stock price.

Two customers account for a significant percentage of our revenue.

     We have two customers that accounted for approximately 97% and 98% of our revenue for the years ended December 31, 2007 and 2006, respectively and 91% of revenue for the nine months ended September 30, 2008. The loss of either of these customers would have a material adverse effect on our business, financial condition and results of operations.

Our success depends upon protecting our intellectual property.

     The computer software industry is characterized by extensive use of intellectual property protected by copyright, patent and trademark laws. While we believe that we do not infringe on the intellectual property rights of any third parties in conducting our business, any allegations of infringement, or disputes or litigations relating to infringement, could have a material adverse affect on our business, financial condition and results of operations. If we cannot prevent third parties from using our proprietary technology without our consent or without compensating us for the use of the technology, we believe that it could adversely effect our ability to compete. We cannot guarantee that our patents and copyrights will effectively protect us from any copying or emulation of our products in the future.

Our common stock is quoted on the OTC Bulletin Board, which may limit the liquidity and price of those securities more than if our securities were quoted or listed on the NASDAQ Stock Market or a national exchange.

     Our common stock is currently quoted and traded on the OTC Bulletin Board ("OTCBB"), an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the NASDAQ Stock Market or a national exchange. Quotation of our securities on the OTC Bulletin Board may limit the liquidity and price of our securities more than if our securities were quoted or listed on the NASDAQ Stock Market or a national exchange. Some investors may perceive our securities to be less attractive because they are traded in the over-the-counter market. Institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded in the over-the-counter market. The factors may have an adverse impact on the trading and price of our securities.

     Trading in our common stock has been limited, so investors may not be able to sell as many of their shares as they want at prevailing prices.

     The average daily volume of trading in our common stock for the three month period ended December 31, 2008 was 3,783 shares. If limited trading in our common stock continues, it may be difficult for investors who purchase shares of common stock to sell such shares in the public market at any given time at prevailing prices. Also, the sale of a large block of our common stock could depress the market price of our common stock to a greater degree than a company that typically has a higher volume of trading of its securities.

     We cannot predict whether an active market for our common stock will develop in the future. In the absence of an active trading market:

     o Investors may have difficulty buying and selling or obtaining market quotations;

     o    Market visibility for our common stock may be limited; and

     o Lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

Our common stock is subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be severely limited.

     Currently, we have net tangible assets less than $5,000,000 and our common stock has a market price per share of less than $5.00. Therefore, transactions in our common stock are subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional investors:

     o    Must  make  a  special  written  suitability   determination  for  the
          purchaser;

     o Receive the purchaser's written agreement to a transaction prior to sale;

     o Provide the purchaser with risk disclosure documents which identify risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

     o Obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

     As a result of these requirements, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our stock will be significantly limited. Accordingly, the market price of our stock and other publicly traded securities may be depressed, and it may be more difficult to sell our shares.

Our stock price may be volatile.

     The stock market in general and the market for shares of technology companies in particular, have experienced extreme price fluctuations, often unrelated to the operating performance of the affected companies. Many technology companies, including us, have experienced dramatic volatility in the market prices of their common stock. If our future operating results are below the expectations of stock market analysts and investors, our stock price may decline. We cannot be certain that the market price of our common stock will remain stable in the future. Our stock price may undergo fluctuations that are material, adverse and unrelated to our performance.

Our charter provisions and statutory law may inhibit changes in control of our company.

     Our certificate of incorporation and bylaws contain provisions which may discourage takeover attempts and hinder a merger, tender offer or proxy contest targeting us, including transactions in which securityholders might receive a premium for their shares. This may limit your ability as a stockholder to approve a transaction that you may think is in your best interests. These provisions could reduce the price that certain investors might be willing to pay in the future for shares of common stock or preferred stock. Moreover, although our ability to issue preferred stock may provide flexibility in connection with possible acquisitions and other corporate purposes, such issuance may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, a majority of our voting stock. Furthermore, we may in the future adopt other measures that may delay, defer or prevent a change in control. We may adopt some of these measures without any further vote or action by securityholders.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     All statements  other than  statements of historical  fact included in this prospectus including, without limitation, statements under, "Management's Discussion and Analysis or Plan of Operation" regarding our financial position, business and the plans and objectives of management for future operations, are forward-looking statements. When used in this prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as such words or expressions relate to us or we, identify forward-looking statements. Such forward - looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to us. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including but not limited to, the failure to obtain sufficient additional capital, fluctuations in projected operating results, market acceptance, technological changes or difficulties, management of future growth, dependence on proprietary technology, competitive factors, the ability to recruit and retain personnel, the dependence on key personnel and such other factors as described in our reports filed from time to time with the SEC. Such statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.


                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling securityholders. We will not receive any of the proceeds from the sale of shares of common stock in this offering. If the selling securityholder exercises its warrants, we will receive the exercise price of the warrants, which is currently $1.00 per share for the warrants dated July 12, 2005 (500,000 warrants). We intend to use the net proceeds from the exercise of the warrants for our general working capital needs. There can be no assurance that all, or any, of the warrants will be exercised.



                             SELLING SECURITYHOLDERS

     In September 2002, we sold 93,458 shares of our Series A Convertible Preferred Stock, ("Series A Preferred") in consideration for $2,000,000 less fees and expenses of $178,000 to Metropolitan Venture Partners II, L.P. ("MetVP"). In December 2002, we sold 23,365 shares of our Series A Preferred in consideration for $500,000 less fees and expenses of $61,000, to MetVP. The proceeds from this transaction were received January 3, 2003, and, as of December 31, 2002, the principal sum was reflected as stock subscription receivable. In June 2003, the Company sold 17,857 shares of its Series A Preferred in consideration for $250,000 less fees and expenses of $5,000 to MetVP. The holders of Series A Preferred ("the Holders") are entitled to dividends, on a cumulative basis, at the rate of 9.5% per annum, compounded quarterly and payable on February 1, 2005 and September 25, 2005. The payment of the first dividend was originally scheduled for September 25, 2004, however, we and the Holders agreed to defer this payment until February 1, 2005. As consideration for the deferral of the dividend payment, we agreed to pay the Holders a premium of 7.5% of the dividend. Dividends are payable, at the option of the Holders, in cash or in the Company's common stock. Certain issues had arisen concerning the Company's obligation to accumulate and pay dividends on the Series A Preferred beyond September 25, 2005. On November 21, 2007, the Company and MetVP entered into an agreement resolving certain disputes which had arisen with respect to the payment of dividends and interest to MetVP. The Agreement provides that, in addition to the undisputed sum of approximately $1,406,000, the Company will be paying an additional $500,000 through September 25, 2008 in consideration of past, present and future dividend and interest payments on the Series A Preferred through that date. All payments are conditioned upon there being funds legally available for such payments when due. The agreement further provided for the issuance to MetVP of 100,000 restricted shares of the Company's common stock. Each share of Series A Preferred is convertible into ten shares of common stock, at the option of the Holder or upon an Automatic Conversion Event. The Holders have certain demand and piggyback registration rights, have preference in the event of liquidation, and are entitled to ten votes for each share of Series A Preferred on all matters as to which holders of common stock are entitled to vote. In accordance with the terms of the Series A Preferred, all outstanding shares of Series A Preferred were converted into 1,346,800 shares of the Company's common stock on September 25, 2008.

     On June 30, 2005, we concluded a new line of credit in the principal amount of $500,000 with JPMorgan Chase Bank evidenced by a Grid Demand Promissory Note (the "Credit Facility) replacing a prior credit facility dated June 27, 2003, under substantially similar terms, but extending the original Maturity Date to June 30, 2007. As a condition precedent to providing the Credit Facility, JPMorgan Chase Bank required guarantees of our obligations from Tall Oaks Group L.L.C. ("Tall Oaks") and Lawrence Hite (managing member of Tall Oaks) and a collateral agreement from Tall Oaks. In consideration of the issuance of such guarantee and delivery of the collateral agreement, we entered into an Amended and Restated Reimbursement Agreement with Tall Oaks pursuant to which, on July 12, 2005, we issued and delivered to Tall Oaks warrants with an initial exercise price of $1.00 per share to purchase an aggregate of 500,000 shares of the common stock of the Company.

     The following table sets forth information concerning the resale of the shares of common stock by the selling securityholders. We will not receive any proceeds from the resale of the common stock by the selling securityholders. We will receive proceeds from the exercise of warrants in the event that they are exercised, however there can be no assurance that all or any of the warrants will be exercised. The table below assumes that all the shares registered below are sold by the selling securityholders.

     The following table sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares being offered. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of common stock set forth opposite their respective names. None of the selling securityholders is an affiliate of a registered broker-dealer.

------------------------------ ------------------- --------------- ----------------- ---------------- -----------------
                                                                                       Number of
                                Number of shares                                         shares
                                  beneficially                        Number of       beneficially
                                owned before the                     shares being      owned after
   Selling Securityholder           offering         Percentage        offered        the offering       Percentage
------------------------------ ------------------- --------------- ----------------- ---------------- -----------------
Metropolitan Venture           2,384,824(1)              22.3%       1,200,000         1,184,824              11.1 %
Partners II, L.P.
------------------------------ ------------------- --------------- ----------------- ---------------- -----------------

------------------------------ ------------------- --------------- ----------------- ---------------- -----------------
Tall Oaks Group L.L.C.           713,688(2)               6.3%         250,000(3)        463,688(2)            4.2 %
------------------------------ ------------------- --------------- ----------------- ---------------- -----------------

(1) Metropolitan Venture Partners (Advisors) L.P holds voting and investment control over the shares held by Metropolitan Venture Partners II, L.P. Mr. Michael Levin is a Managing Director of Metropolitan Venture Partners
     Corp., which is the general partner of Metropolitan Venture Partners (Advisors) L.P., which, in turn, is the general partner of Metropolitan Venture Partners II, L.P. Mr. Levin is a member of our Board of Directors.

(2) Includes 635,501 shares issuable upon exercise of options and warrants. Mr. Lawrence Hite holds voting and investment control over the shares held by Tall Oaks Group L.L.C.. Mr. Hite is the General Manager of Tall Oaks Group L.L.C.. Does not include an additional 179,424 shares directly owned by Mr. Hite. Mr. Hite and Tall Oaks Group L.L.C. constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934.

(3)  Represents shares underlying warrants.

                              PLAN OF DISTRIBUTION

     The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership or other distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell some or all of the shares of our common stock covered by this prospectus from time to time on the NASD Over-the-Counter Bulletin Board or any stock exchange or automated interdealer quotation system or tracking facility on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the shares of our common stock covered by the prospectus by one or more of the following methods, including, without limitation:

     1.   ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     2. block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     3.   purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account pursuant to this prospectus;

     4.   an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable stock exchange on which the shares are listed;

     5.   privately negotiated transactions;

     6. short sales, either directly or with a broker-dealer or an affiliate thereof;

     7. broker-dealers may agree with a selling securityholder to sell a specified number of shares at a stipulated price per share;

     8. through the writing or settlement of options or other hedging transactions relating to the shares, whether or not the options are listed on an options exchange or otherwise;

     9. through loans or pledges of the shares to a broker-dealer or an affiliate thereof;

     10. by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

     11. through the distribution of shares of our common stock by any selling securityholder to its partners, members, stockholders, investors, interest holders and/or creditors or to the partners, members, investors, stockholders, interest holders and/or creditors of its affiliates;

     12. one or more underwritten offerings on a firm commitment or best efforts basis;

     13.  a combination of any such methods of sale; or

     14.  any other method permitted pursuant to applicable law.

     The selling securityholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

     We do not know of any arrangements by the selling securityholders for the sale of any of the securities.

     Broker-dealers or underwriters engaged by the selling securityholders may participate in effecting sales of our shares, and any broker-dealers or underwriters may arrange for other brokers-dealers to participate in sales of our shares. These broker-dealers or underwriters may act as principals, or as agents of a selling securityholder. Broker dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus.

     Any broker-dealers or agents engaged by a selling securityholder that are involved in selling the shares covered hereby may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profits on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling securityholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person who is to distribute our common stock covered hereby.

     We are required to pay certain fees and expenses incurred by us incident to the registration of certain shares covered by this prospectus. We have agreed to indemnify certain of the selling securityholders and their affiliates against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Certain of the selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act. We and certain selling securityholders have also agreed, if these indemnification procedures are unavailable, to contribute to certain liabilities incurred by the others, including in respect of liabilities under the Securities Act.

     The shares  offered  hereby  were  originally  issued to or acquired by the
selling   securityholders   pursuant  to  an  exemption  from  the  registration
requirements of the Securities Act.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling securityholders or any other person. We will make copies of this prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of sale (including by compliance with Rule 172 under the Securities Act).

     We will not receive any proceeds from the sale of securities by the selling securityholders hereto.

     We cannot assure you that the selling securityholders will sell all or any portion of the shares of our common stock offered hereby.

                                LEGAL PROCEEDINGS

     We are not currently involved in any legal or regulatory proceeding or arbitration, the outcome of which is expected to have a material adverse effect on our business.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     As of January 31, 2009, the names, ages and positions of the directors and executive officers of the Company are as follows:

       Name         Age                Position               Committee Member
       ----         ---                --------               ----------------
James A Cannavino   64   Chairman of the Board of Directors
                         and Chief Executive Officer
Bernard Puckett     63   Member of the Board of Directors    Audit, Compensation
Dennis Murray       61   Member of the Board of Directors    Audit, Compensation
Michael Levin       35   Member of the Board of Directors
Arnold Leap         40   Executive Vice-President and Chief
                         Technology Officer
Matthew E. Oakes    45   Executive Vice-President and
                         Chief Operating Officer
Michael J. Beecher  63   Chief Financial Officer and Secretary
Christopher Cauley  39   Executive Vice-President Sales and
                         Marketing

     James A. Cannavino has been our Chairman of the Board and a director since March 2000, and Chief Executive Officer since December 2002. From September of 1997 to April of 2000 he was the non-executive Chairman of Softworks, Inc (a then wholly owned subsidiary of the Company), which went public and was later sold to EMC. Mr. Cannavino was also the Chief Executive Officer and Chairman of the Board of Directors of CyberSafe, Inc., a corporation specializing in network security from April 1998 to July 2001. In August, 1995, he was appointed as President and Chief Operating Officer of Perot Systems Corporation and in 1996 was elected to serve as Chief Executive Officer through July 1997. During his tenure at Perot he was responsible for all the day-to-day global operations of the company, as well as for strategy and organization. Prior to that he served as a Senior Vice President at IBM, responsible for strategy and development. Mr. Cannavino held various positions at IBM for over thirty years beginning in 1963. Mr. Cannavino led IBM's restructuring of its $7 billion PC business to form the IBM PC Company. He also served on the IBM Corporate Executive Committee and Worldwide Management Council, and on the board of IBM's integrated services and solutions company. Mr. Cannavino presently serves on the Boards of the National Center for Missing and Exploited Children, the International Center for Missing and Exploited Children, and Verio. He recently was Chairman of the Board of Marist College in Poughkeepsie, New York and continues to serve on the board. Mr. Cannavino will serve on the Board until his successor is elected.

     Bernard Puckett served as Chairman of the Board of Openwave Systems, Inc., a leading provider of open IP-based communication infrastructure software and applications, from 2002 until 2007. Mr. Puckett was formerly the President and Chief Executive Officer of Mobile Telecommunications Technology Corp. ("Mtel").

Prior to joining Mtel, Mr. Puckett spent 26 years with IBM where he was Senior Vice-president - Corporate Strategy and Development. He also held positions in marketing, finance, product development, manufacturing and new business development during his tenure at IBM. He also serves on the board of directors of IMS Health (NYSE:RX). Mr. Puckett was appointed to our Board of Directors in February 2004 and will serve in such capacity until his successor is elected.

     Dr. Dennis J. Murray has been President of Marist College since 1979. Early in his tenure, he identified the importance of technology in higher education and made it one of the central themes of his administration. He developed an innovative joint study with the IBM Corporation, which resulted in Marist becoming one of the nations most technologically advanced liberal arts colleges. Marist was one of the first colleges or universities in the country to have a fully networked campus. Dr. Murray has been a strong supporter of the Linux operating system and recently initiated a Linux Research and Development Center at Marist. Dr. Murray serves on the boards of the Franklin and Eleanor Roosevelt Institute, McCann Foundation, and the New York State Greenway Conservancy, which oversees the Hudson River Valley National Heritage Area. He is also the author of two books on nonprofit management, editor of three books on government and public affairs, and co-author of a guide to corporate-sponsored university research in biotechnology. Dr. Murray has been a member of the Board of Directors since March 2000, and will serve in such capacity until his successor is elected.

     Michael Levin is Managing Director of Metropolitan Venture Partners Corp., a venture capital firm he co-founded in 1999. In his role, Mr. Levin negotiates and manages investments, as well as oversees the financial and operational management of the firm. He also serves as an active Board member and works closely with portfolio companies on strategic growth and ensuring proper fiscal discipline. Prior to Metropolitan Venture Partners, Mr. Levin developed and managed hedge funds for the Man Group plc and Larry Hite. Mr. Levin was graduated Magna Cum Laude from The Wharton School at the University of Pennsylvania with a concentration in Finance. He is also an alumnus of Phillips Exeter Academy. Mr. Levin was appointed to our Board of Directors in February 2005.

     Arnold Leap has been Executive Vice President and Chief Technology Officer since November 2000. From March 1998 until November 2000 he held the position of Chief Information Officer. Mr. Leap originally was hired in February 1997 as the Company's Director of Development and Engineering and held the position until March 1998. Prior to his joining Direct Insite, Mr. Leap was the MIS Manager/Director of AMP Circuits, Inc., and a subsidiary of AMP, Inc. from1993 to February 1997. His responsibilities at AMP Circuits, Inc. included day-to-day information systems operation as well as the development and implementation of a consolidated ERP and financial system.

     Matthew Oakes was appointed Chief Operating Officer and Executive Vice President - Client Services on August 16, 2006. Prior thereto he held the position of Executive Vice President - Client Services of the Company since November of 2002. Prior to his joining the Company, Mr. Oakes served three years as the Operations Officer for Direct Media Networks a New York based e-commerce and technology company. He held executive positions in Westinghouse Communities Inc. including "Managing Director of Operations" for the Pelican Bay Community in Naples, Florida. Mr. Oakes received a JD degree from Nova Southeastern University and holds an MBA in finance. He is a 1993 graduate with a Bachelors Degree in Business from Cornell University. He served with the United States Marines prior to attending Cornell.

     Michael J. Beecher, CPA, joined the Company as Chief Financial Officer in December 2003. Prior to joining Direct Insite Mr. Beecher was Chief Financial Officer and Treasurer of FiberCore, Inc., a publicly held company in the fiber-optics industry. From 1989 to 1995 he was Vice-President Administration and Finance at the University of Bridgeport. Mr. Beecher began his career in public accounting with Haskins & Sells, an international public accounting firm. He is a graduate of the University of Connecticut, a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

     Christopher Cauley was appointed Executive Vice President of Sales and Marketing in August 2006. Mr. Cauley joined the Company in August 2005 as Vice President of Business Development. Prior to joining Direct Insite from 1998 to 2005 Mr. Cauley was Senior Manager for Sales & Business Consulting for Avolent, Inc., where he led a team of sales consultants responsible for selling the Company's Business to Business ("B2B") financial relationship management and electronic invoice presentment and payment internet application suite. During his tenure with Avolent, Mr. Cauley managed sales consulting strategy and closed several large contracts with Fortune 500 companies. Mr. Cauley previously worked for American Management Systems, Inc. (AMS) as a Principle Project Manager and Solutions Analyst in AMS' Financial Services and Telecommunications Industry Groups. At AMS, he acquired in-depth knowledge of system integration and the development of financial and customer care billing systems. Mr. Cauley earned his Bachelor of Science Degree in Business Administration from Virginia Polytechnic Institute and State University in Blacksburg, Virginia.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of shares of voting stock of the Company, as of January 31, 2009 of (i) each person known by the Company to beneficially own 5% or more of the shares of outstanding common stock, based solely on filings with the Securities and Exchange Commission, (ii) each of the Company's executive officers and directors and (iii) all of the Company's executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold investment and voting power.

                                                          Rights to Acquire
                              Common Stock               Beneficial Ownership               Total Beneficially
                              Beneficially          through Exercise of Options and            Owned as % of
Name of Beneficial Owner (1)      Owned                Warrants Within 60 Days             Outstanding Shares (2)
-----------------------------------------------------------------------------------------------------------------
Metropolitan Venture
  Partners II, L.P.             2,384,824                             --                             22.3%
Tall Oaks Group, L.L.C.            78,187                        635,501                              6.3%
Lawrence D. Hite (3)              179,424                             --                              1.7%
James Cannavino                 1,781,787                        425,000                             19.9%
Bernard Puckett                   199,986                             --                              1.9%
Dennis Murray                     293,541                         12,500                              2.9%
Michael Levin (4)                   2,000                             --                               *
Matthew Oakes                     215,882                        235,000                              4.1%
Arnold Leap                       187,681                        105,000                              2.7%
Christopher Cauley                134,719                        175,000                              2.9%
Michael Beecher                   135,314                        157,500                              2.7%
All Officers and Directors
as a Group (8 persons)          2,950,810                      1,110,000                             34.4%
-------
* =  Less than 1%
                                       14

Footnotes
---------

(1) The address of the holder is 80 Orville Drive, Suite 200, Bohemia, New York 11716, except for Metropolitan Venture Partners II, L.P. which is 432 Park Avenue South, 12th Floor, New York, NY 10016 and Tall Oaks Group, L.L.C. and Lawrence Hite which is 119 West 72nd Street, Suite 181, New York, NY 10023.

(2) Based upon 10,686,739 common shares outstanding as of January 31, 2009, plus outstanding options and warrants exercisable within 60 days owned by above named parties.

(3) Mr. Hite's beneficial ownership includes shares held by Tall Oaks Group, L.L.C., over which he holds voting and investment control.

(4) Excludes shares held by Metropolitan Venture Partners II, L.P. Mr. Levin serves as a Managing Director of Metropolitan Venture Partners Corp. Metropolitan Venture Partners Corp. is the General Partner of Metropolitan Venture Partners (Advisors) LP, which is the General Partner of Metropolitan Venture Partners II, L.P.

                            DESCRIPTION OF SECURITIES

     Our authorized capital consists of 50,000,000 shares of common stock $0.0001 par value, of which 10,686,739 shares were outstanding as of January 31, 2009. In addition, our authorized capital includes 2,000,000 shares of preferred stock of which we are authorized to issue 1,000 shares of Series B Redeemable Preferred Stock, 2,000 shares of Series C Redeemable Preferred Stock and 1,500 shares of Series D Redeemable Preferred Stock. As of January 31, 2009, there were 974 shares of our Series B Redeemable Preferred Stock outstanding, 2,000 shares of our Series C Redeemable Preferred outstanding and 100 shares of our Series D Redeemable Preferred outstanding.

     Set forth below is a summary description of certain provisions relating to our capital stock contained in and qualified in its entirety by our Certificate of Incorporation and by-laws and under the General Corporation Law of Delaware.

Common Stock

     Holders of common stock are entitled to one vote for each share of common stock owned of record on all matters to be voted on by securityholders. Our Certificate of Incorporation does not contain any special voting provisions, and no corporate action requires a greater than majority vote of securityholders. Cumulative voting is not permitted in the election of directors.

     The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor.

     The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid, and non-assessable.

Series B Preferred

     The board of directors has designated and authorized the issuance of 1,000 shares of Series B Redeemable Preferred Stock of which 974 shares are outstanding.

     Redemption

     The Series B Redeemable Preferred shares are redeemable by us at any time. The redemption price is $1,000 per share plus accrued and unpaid dividends.

     Voting Rights

     The holders of Series B Redeemable Preferred Stock have no voting rights.

     Dividends

     Holders of Series B Redeemable Preferred are entitled to dividends at the rate of 12% per year, payable quarterly.

     Rank

     Series B Redeemable Preferred shares shall rank senior to all classes of capital stock.

Series C Preferred

     The board of directors has designated and authorized the issuance of 2,000 shares of Series C Redeemable Preferred Stock of which 2,000 shares are outstanding.

     Redemption

     The Series C Redeemable Preferred shares are redeemable by us at anytime. The redemption price is $1,000 per share plus accrued and unpaid dividends.

     Voting Rights

     The holders of Series C Redeemable Preferred have no voting rights.

     Dividends

     The holders of Series C Redeemable Preferred are entitled to dividends at the rate of 9-1/2% per annum.

     Rank

     Holders of Series C Redeemable Preferred are entitled to preference in the payment of dividends and distribution of assets upon liquidation to all classes of capital stock except for the Series B Preferred.

Series D Redeemable Preferred

     The board of directors has designated and authorized the issuance of 1,500 shares of Series D Redeemable Preferred Stock, of which 100 shares are outstanding.

     Redemption

     The Series D Redeemable Preferred shares are redeemable by us at any time. The redemption price is $1,000 per share plus accrued and unpaid dividends.

     Voting Rights

     The holders of Series D Redeemable Preferred have no voting rights.

     Dividends

     The holders of Series D Redeemable Preferred are entitled to dividends at the rate of 9-1/2% per year, payable quarterly commencing April 1, 2006.

     Rank

     The holders of Series D Redeemable Preferred have preference in the payment of dividends and distribution of assets upon liquidation to all classes of capital stock except for the Series A, B and C Preferred Stock.

       DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                                ACT LIABILITIES

     Our Certificate of Incorporation and By-Laws provide our directors with protection for breaches of their fiduciary duties to us and our securityholders. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                             DESCRIPTION OF BUSINESS

Overview

     Direct Insite Corp. and its subsidiaries (hereinafter referred to at times as "Direct Insite" or the "Company"), was organized as a public company, under the laws of the State of Delaware on August 27, 1987. In August, 2000, we changed our name to Direct Insite Corp.

Our Current Business

     Direct Insite operates as an application service provider ("ASP"), providing best practice financial supply chain automation and workflow efficiencies within the Procure-to-Pay (PTP) and Order-to-Cash (OTC) processes. The Company's global Electronic Invoice Presentment and Payment ("EIP&P") services automate manual business processes such as complex billing, invoice validation, invoice-to-order matching, consolidation, dispute handling, and payment processing.

     Through extensive automation for presenting, receiving, approving or paying invoices, Direct Insite is helping its customers reduce costs, resolve disputes, enhance cash flow efficiency, and improve customer satisfaction.

     Direct Insite is currently delivering invoicing services across the Americas, Europe, and Asia, including 62 countries, 15 languages and all major currencies. Direct Insite processes, distributes and hosts millions of invoices, purchase orders, and supporting attachment documents. Suppliers, customers, and internal departments, such as Finance and Accounting or Customer Service can easily access these critical business documents whenever they need them through Direct Insite's self-service portal.

     Currently, IBM, representing approximately 41.1% and 45.0% of revenue for the three and nine month periods ended September 30, 2008, respectively and 48.8% and 49.1% of our revenue for the three and nine month periods ended September 30, 2007, respectively, utilizes our suite of services to allow their customers from around the globe to receive, analyze, dispute and cost allocate all of their invoice data in their local language and currency via the Internet 24 hours a day, 7 days a week, 365 days a year. IBM accounted for 51% and 69% of our revenue for the years ended December 31, 2007 and 2006, respectively. We have two principal contracts with IBM to provide electronic invoice (einvoice) services for substantially all IBM's operating units. These contracts are for one year periods and are renewable annually. The contracts may be terminated on ninety days advance written notice.

     Electronic Data Systems Corp. ("EDS") accounted for approximately 45.1% and 46.3% of revenue for the three and nine month periods ended September 30, 2008, respectively and 48.5% and 47.6% of revenue for the three and nine month periods ended September 30, 2007, respectively. EDS accounted for 46% and 29% of revenue for the years ended December 31, 2007 and 2006, respectively. We have four principal contracts with EDS providing einvoice services. These contracts have terms ranging from one year to five years. The contracts may be terminated on ninety days advance written notice. EDS was recently acquired by Hewlett-Packard Company ("HP"). We do not anticipate that the acquisition will have any material negative impact on our business with the EDS unit of HP.


Products and Services

     Direct Insite specializes in the automation of financial supply chain best practices within the Procure-to-Pay and Order-to-Cash processes. Direct Insite provides its Software as a Service ("SaaS") and offers Custom Engineering support to implement and customize its solutions.

     The following are Direct Insite's primary service offerings:

          o    Procure-to Pay: eInvoice Management for Accounts Payable
          o    Order-to Cash: eInvoice Management for Accounts Receivable


Procure-to Pay - Electronic Invoice Automation for Accounts Payable

Direct Insite's eInvoice Management for Accounts Payable dramatically  increases
accounts   payable   productivity  by  streamlining   manual  supplier   invoice
validation, inquiry and approval processes.

     Supplier Self Service Portal

     Direct Insite's Procure-to-Pay service offering includes a supplier self-service portal and electronic invoice presentment capability that is able to materially reduce call center traffic by resolving inquiries without human intervention. Direct Insite's online portal allows suppliers to access their invoice status, invoice line items, attachments, payment status, and other relevant billing information on their own time, at any time and without having to call or wait for support.

     Supplier Electronic Invoice Submission

     Suppliers are able to submit their invoices via electronic formats & adaptors, including web form entry, supplier networks, spreadsheet upload, and Enterprise Resource Planning ("ERP") adaptors such as Oracle, SAP, Great Plains, or legacy billing systems. Suppliers can also perform a purchase order "flip" function where customer orders can be used to automatically generate preliminary bills for review and release for payment.

     Invoice Matching & Workflow Exception Handling

     Direct Insite's Procure-to-Pay service allows Accounts Payable administrators the ability to configure robust invoice validation business rules where inbound supplier invoices can be automatically matched against orders, variable consumption reports, or other business documents. Non compliant invoices and line items are flagged and routed for exception workflow handling.

     Invoice Approval & Payment

     Once invoices have been validated they can be routed to the Accounts Payable financial system for disbursement or paid within the Direct Insite self-service portal. Direct Insite ensures that a company's ERP financial system is always updated seamlessly.

     Direct  Insite's   Procure-to-Pay  service  is  focused  on  providing  the
following significant business benefits:

          o    Eliminate manual invoice validation processes
          o Improve on-time payments and the ability to capture early payment discounts
          o    Increase supplier electronic invoice submission
          o    Reduce Accounts Payable call center traffic
          o    Enhance supplier relationships and overall ease of business

Order-to-Cash - Electronic Invoice Automation for Accounts Receivable

     Direct Insite's eInvoice Management for Accounts Receivable service offering generates a dynamic electronic invoice that facilitates customer analysis, dispute resolution, approval and payment. The benefits include lower invoicing costs, more timely payment and improved customer satisfaction.

     Invoice Compliance and Validation

     Direct Insite's Order-to Cash solution allows for a preliminary invoice workflow process that automatically validates Accounts Receivable invoices against source billing documents to ensure the invoice is compliant and accurate before the invoice is finalized and distributed to the customer for payment. During the preliminary invoice validation cycle, invoice exceptions are flagged and automatically processed for resolution. Once the invoices have been finalized, they can be released for payment.

         Invoice Attachment Processing

     Direct Insite enables billers to distribute electronic attachments with their invoice to proactively provide the supporting documentation often required by Accounts Payable departments. Invoice attachments are then presented online within an easily accessible self-service portal. This facilitates the reconciliation process for the customer and makes for more timely payments.

         Invoice Distribution & Self Service Portal Presentment

     Direct Insite's Order-to-Cash service also supports multiple invoice distribution and presentment methods depending upon customer preferences, including online, PDF email, self-service downloads, EDI, fax, or print. The invoice presentment capability displays invoices and attachments within a self-service web portal where customers can access their invoice, line item detail, and supporting attachments at all times.

     Dispute Management

     Direct Insite further supports the ability for customers to initiate online invoice or line item inquiries and disputes. Specifically, customers can review their invoices within the self-service portal and initiate invoice or line item invoice disputes without having to reach call center support. Once the dispute request has been initiated, customers can approve the remainder of the invoice and schedule it for payment. Easing the dispute process supports customer satisfaction and allows for partial invoice collection to improve cash flow.

     Invoice Approval & Payment

     Direct Insite provides a workflow tool, with configurable rules, that customers can use to route an invoice through their corporate approval process. This ensures that invoices are not stalled in the company's authorization hierarchy. Approved invoices can be routed to the ERP financial system for disbursement or paid within the Direct Insite self-service portal. Direct Insite ensures the customer's ERP financial system is updated seamlessly.

     Reporting & Data Analysis

     This Order-to-Cash service can store multiple years of online invoice, line item, dispute status, and payment history to generate online reporting and data analysis. Customers can use the self-reporting capability to track their spending or produce detailed usage reports. Internal Finance and Accounting administrators are able to perform online reporting to track scheduled payments or forecast in-bound cash flow.

     Audit & Traceability

     Direct Insite's Procure-to-Pay and Order-to-Cash service offerings support a complete audit log whereby all internal and external user actions are logged, tracked and presented in views of user activity history. At any time, authorized administrators can review online user activity and monitor user adoption.

     Direct Insite's Order-to-Cash service offering is focused on providing the following significant business benefits:

     o    Reduce paper invoicing costs
     o Eliminate manual invoice reconciliation, preparation and consolidation processes
     o    Reduce Accounts Receivable call center traffic
     o    Reduce customer disputes and inquiries

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
     o    Reduce Days Sales Outstanding
     o    Improve overall cash flow
     o    Increase customer satisfaction and competitive advantage

Sales and Marketing

     Channels to Market

     Direct Insite has two primary channels to market - direct through our sales representatives and indirect through channel and strategic partners. These channels are supported by a technical sales support group.

     Direct

     The direct sales organization consists of `in-the-field' sales associates complemented by sales support resources. The sales associates and support resources are primarily responsible for qualifying direct opportunities followed by a proven solution selling methodology. Sales associates engage in direct sales activities that include business value analysis and alignment, capabilities demonstrations, sales forecasting, procurement and contract management. Direct Insite's executive management team is actively involved with and complements Direct Insite's direct sales organization.

     Indirect

     Direct Insite continues to pursue both reseller and strategic partner relationships to further develop existing account relationships and to increase market coverage. Direct Insite's strategic partnerships complement the direct sales channel and serve to expand Direct Insite's offerings and global market leadership. Strategic partnerships also complement Direct Insite's offerings and capability in the areas of payment transaction processing, content management, centralized user authentication, and other complementary financial supply chain functions. The use of indirect channel relationships also allows Direct Insite to leverage additional engineering and professional resources.

     Technical Sales Support and Post-Sales Account Management

     Direct Insite has a pre-sales support staff and adds post sales support to the existing account management group as we secure new business. This group is responsible for technical sales presentations, developing proposals and pricing, contract administration and account management post-sales support.

     IBM Reseller Agreement

     The Company executed a reseller agreement with IBM on August 4, 2003. This agreement provides IBM with the ability to sell the Procure-to-Pay and Order-to-Cash Electronic Invoice Automation service offerings to its customers. The Company supports this sales activity by providing Subject Matter Experts (SME's) to assist the IBM sales organization.

Research and Development

     The computer software industry is characterized by rapid technological change, which requires ongoing development and maintenance of software products. It is customary for modifications to be made to a software product as experience with its use grows or changes in manufacturers' hardware and software so require.

     We believe that our research and development staff, many with extensive experience in the industry, represents a significant competitive advantage. As of September 1, 2008, our research and development group consists of 18 employees. Further, when needed, we retain the services of independent professional consultants. We seek to recruit highly qualified employees, and our ability to attract and retain such employees is expected to be a principal factor in our success in maintaining a leading technological position. For the years ended December 31, 2007 and 2006, research and development expenses were approximately $2,599,000, and $2,381,000, respectively. For the six months ended June 30, 2008 and 2007, research and development expenses were $1,350,000 and $1,301,000, respectively. We believe that investments in research and development are required in order to remain competitive.

Competition

     We believe our primary competitors are:

     Bottomline Technologies (NASDAQ: EPAY) was established in 1989 and provides a B2B EIP&P solution, primarily to financial institutions and the legal services markets. The company's products include software designed to automate the disbursement process for banks and their corporate customers' anti-fraud and electronic commerce payment software. Bottomline focuses on cash management and financial-related remittance, reporting and audit data.

     American Express - Harbor Payments, Inc. Harbor Payments, Inc. ("Harbor") was acquired by American Express on December 31, 2006. Harbor operates as a subsidiary of American Express and its primary base of operations is located in Atlanta, Georgia. The acquisition by American Express supports their strategy to offer a suite of solutions to enable companies to automate their `source to settle' processes - by integrating steps in their electronic purchasing cycle.

     170 Systems is a privately held Bedford, Massachusetts provider of software solutions that manage and optimize financial processes - from Accounts Payable to General Ledger. Since 1990, 170 Systems has offered their Financial Suite that includes imaging, workflow, self service, and e-Invoicing functionality.

     iPayables is based in Lake Forest, California and was founded in 1999. iPayables provides Internet invoice delivery services focused on reducing paper processing costs within Accounts Payable departments.

     JPMorgan Xign, a subsidiary of JPMorgan Chase was founded in 2000 and is headquartered in Pleasanton, California. JPMorgan Xign's Business Settlement Network provides electronic order delivery, invoice processing, and payment service for business-to-business commerce. JPMorgan Xign's product suite focuses on automating a buyer's Order-to-Pay cycle, including receipt, validation, routing, dispute management, approval, payment, and posting.


     Ariba, Inc. (NASDAQ: ARBA) helps companies analyze, understand, and manage their corporate spending to achieve increased cost savings and business process efficiency. Its solutions include software, network access, and professional services. The company's software and services streamline and enhance the business processes related to the identification of suppliers of goods and services, the negotiation of the terms of purchases, and the management of ongoing purchasing and settlement activities. Ariba is a public company founded in 1996 and headquartered in Sunnyvale, California.

     Many of our current and potential competitors have greater name recognition, larger installed customer bases, longer operating histories, and substantially greater financial, technical and marketing resources than Direct Insite. We cannot assume that current and potential competitors will not develop products that may be or may be perceived to be more effective or responsive to technological change than are our current or future products or that our technologies and products will not be rendered obsolete by such developments. Increased competition could result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, operating results and financial condition.

Employees

     We had 37 employees, all in the United States, at January 31, 2009, including 25 in technical support, (including research and development), 7 in marketing, sales and support services, and 5 in corporate finance and administration. Our future success will depend in part upon our continued ability to attract and retain highly skilled and qualified personnel. We believe that our relations with our employees are good, and we have no collective bargaining agreements with any labor unions.

Intellectual Property

     We rely on proprietary knowledge and employ various methods, including confidentiality agreements, to protect our software codes, concepts, ideas and documentation of our proprietary technology. We have a federally registered patent "dbExpress", a data mining tool which expires in 2013.

     Despite these efforts, unauthorized parties may attempt to copy aspects of our products, obtain and use information that we regard as proprietary or misappropriate our copyrights, trademarks, trade dress and similar proprietary rights. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. Our means of protecting our proprietary rights may not be adequate. In addition, our competitors might independently develop similar technology or duplicate our products or circumvent any patents or our other intellectual property rights.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS


Overview

     Direct Insite Corp. and its subsidiaries (hereinafter referred to at times as "Direct Insite" or the "Company"), was organized as a public company, under the laws of the State of Delaware on August 27, 1987. Direct Insite operates as an application service provider ("ASP"), providing best practice financial supply chain automation and workflow efficiencies within the Procure-to-Pay
(PTP) and Order-to-Cash (OTC) processes. The Company's global Electronic Invoice Presentment and Payment ("EIP&P") services automate manual business processes such as complex billing, invoice validation, invoice-to-order matching, consolidation, dispute handling, and payment processing.

     Direct Insite is currently delivering service and business value across the Americas, Europe, and Asia, including 62 countries, 15 languages and multiple currencies. Direct Insite processes, hosts and distributes millions of invoices, purchase orders, and attachment documents making them accessible on-line within an internet self service portal. Suppliers, customers, and internal departments such as Finance and Accounting or Customer Service users can access their business documents 24 hours per day, seven days per week, 365 days per year.

     For the three and nine month periods ended September 30, 2008, IBM accounted for 41.1% and 45.0% of revenue, respectively, compared to 48.8% and 49.1% for the three and nine month periods ended September 30, 2007, respectively. The decrease in revenue from IBM is due to the decrease in service to IBM in Europe and a decrease in engineering services resulting from the completion of deploying the IOL service to all major geographies. For the three and nine month periods ended September 30, 2008, EDS accounted for 45.1% and 46.3% of revenue, respectively, compared to 48.5% and 47.6% for the three and nine month periods ended September 30, 2007, respectively. The decrease in the percentage of revenue from EDS is principally due to increased revenue from other customers.

Critical accounting policies

     Our condensed consolidated financial statements and the notes thereto contain information that is pertinent to management's discussion and analysis. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. On a continuing basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results may vary from these estimates and assumptions under different and/or future circumstances. Management considers an accounting estimate to be critical if:

     o it requires assumptions to be made that were uncertain at the time the estimate was made; and

     o changes in the estimate, or the use of different estimating methods that could have been selected, could have a material impact on the Company's condensed consolidated results of operations or financial condition.

     The following critical accounting policies have been identified that affect the more significant judgments and estimates used in the preparation of the consolidated financial statements. We believe that the following are some of the more critical judgment areas in the application of our accounting policies that affect our financial condition and results of operations. We have discussed the application of these critical accounting policies with our Audit Committee. The following critical accounting policies are not intended to be a comprehensive list of all of the Company's accounting policies or estimates.



         Revenue Recognition

     We record revenue in accordance with Statement of Position 81-1, issued by the American Institute of Certified Public Accountants and SEC Staff Accounting Bulletin Topic 13 "Revenue Recognition in Financial Statements." In some circumstances, we enter into arrangements whereby the Company is obligated to deliver to its customer multiple products and/or services (multiple deliverables). In these transactions, in accordance with the Emerging Issues Task Force ("EITF") Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables", the Company allocates the total revenue to be earned among the various elements based on their relative fair values. The Company recognizes revenue related to the delivered products or services only if:

o Any undelivered products or services are not essential to the functionality of the delivered products or services;

o Payment for the delivered products or services is not contingent upon delivery of the remaining products or services;

o We have an enforceable claim to receive the amount due in the event we do not deliver the undelivered products or services and it is probable that such amount is collectible;

o There is evidence of the fair value for each of the undelivered products or services;

o Delivery of the delivered element represents the culmination of the earnings process.

     The following are the specific revenue recognition policies for each major category of revenue.

     ASP Services

     We provide transactional data processing services through our ASP software solutions to our customers. The customer is charged a monthly fixed rate on a per transaction basis or a fixed fee based on monthly transaction volumes. Revenue is recognized as the services are performed.

     Custom Engineering Services

     We perform custom engineering services which are single contractual agreements involving modification or customization of the Company's proprietary ASP software solution. Progress is measured using the relative fair value of specifically identifiable output measures (milestones). Revenue is recognized at the lesser of the milestone amount when the customer accepts such milestones or the percentage of completion of the contract following the guidance of SOP 81-1, "Accounting for Performance of Construction-Type and Certain Production Type Contracts."

     Cost of Revenue

Cost of revenue in the condensed consolidated statements of operations is presented along with operations, research and development costs and exclusive of amortization and depreciation shown separately. Custom Engineering Services costs related to uncompleted milestones are deferred and included in other current assets, when applicable.

Allowance For Doubtful Accounts
-------------------------------

     The allowance for doubtful accounts reflects management's best estimate of probable losses inherent in the account receivable balance. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. At September 30, 2008 and December 31, 2007, an allowance for doubtful accounts is not provided since, in the opinion of management, all accounts are deemed collectible.

     Impairment of Long-Lived Assets

     Statement of Financial Accounting Standards ("SFAS"), No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144") requires management judgments regarding the future operating and disposition plans for marginally performing assets, and estimates of expected realizable values for assets to be sold. The Company accounts for its long-lived assets in accordance with FAS 144 for purposes of determining and measuring impairment of its other intangible assets. It is the Company's policy to periodically review the value assigned to its long lived assets, including capitalized software costs, to determine if they have been permanently impaired by adverse conditions. If required, an impairment charge would be recorded based on an estimate of future discounted cash flows. In order to test for recoverability, the Company compared the sum of an undiscounted cash flow projection from the related long-lived assets to the net carrying amount of such assets. Considerable management judgment is necessary to estimate undiscounted future operating cash flows and fair values and, accordingly, actual results could vary significantly from such estimates. No impairment charges were recognized during the nine months ended September 30, 2008 and 2007, respectively.

     Income Taxes

     We currently have significant deferred tax assets. SFAS No. 109, "Accounting for Income Taxes"("FAS 109"), requires a valuation allowance be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Furthermore, FAS 109 provides that it is difficult to conclude that a valuation allowance is not needed when there is negative evidence such as cumulative losses in recent years. Therefore, cumulative losses weigh heavily in the overall assessment. The future realization of a portion of our reserved deferred tax assets related to tax benefits associated with the exercise of stock options, if and when realized, will not result in a tax benefit in the consolidated statement of operations, but rather will result in an increase in additional paid in capital. We will continue to re-assess our reserves on deferred income tax assets in future periods on a quarterly basis (see note 8 to the Condensed Consolidated Financial Statements).

     Use of Estimates

     In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, our management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Certain items, among others, that are particularly sensitive to estimates are revenue recognition, stock based compensation and the valuation allowance on deferred tax assets. Actual results could differ from those estimates.

For The Nine Months Ended September 30, 2008

Results of Operations

     For the three and nine month periods ended September 30, 2008 we had income from operations of $431,000 and $878,000, respectively, compared to income from operations of $544,000 and $1,647,000 for the three and nine month periods ended September 30, 2007, respectively. We had net income of $418,000 and $3,721,000 for the three and nine months ended September 30, 2008, respectively, compared to net income of $524,000 and $1,542,000 for the three and nine months ended September 30, 2007, respectively. During the nine months ended September 30, 2008, we recorded a benefit from income taxes of $2,867,000 as a result of reducing the valuation allowance on our deferred tax assets for net operating loss carry-forwards we more likely than not expect to utilize in future years.

     For the three and nine month periods ended September 30, 2008 revenue decreased $73,000 (2.8%) to $2,509,000 and $606,000 (8.2%) to $6,810,000,
respectively, compared to revenue of $2,582,000 and $7,416,000 for the three and nine month periods ended September 30, 2007, respectively. This decrease is primarily the result of a decrease in engineering services revenue of $54,000 (9.9%) and $680,000 (37.3%) for the three and nine months ended September 30, 2008, respectively. The decrease in the engineering services revenue is due to a decrease in the number and size of projects in process during the first nine months of 2008. Revenue from our recurring ASP IOL services decreased $19,000
(0.9%) for the three months ended September 30, 2008 and increased $74,000 (1.3%) for the nine months ended September 30, 2008 compared to the same period in 2007.

     Costs of operations, research and development increased by $140,000 (16.6%) and $110,000 (4.1%) to $984,000 and $2,816,000 for the three and nine months ended September 30, 2008, respectively, compared to costs of $844,000 and $2,706,000 for the three and nine months ended September 30, 2007, respectively. These costs consist principally of salaries and related expenses for software developers, programmers, custom engineers, network services, and quality control and assurance. Also included are network costs, costs of the production co-location facility and other expenses directly related to our custom engineering and ASP production services. The increase in 2008 is principally due to an increase in the cost of purchased services of $156,000 for the three months and $147,000 for the nine months ended September 30, 2008, due to outsourcing certain services in support of a new IOL product offering to one customer. Other costs of operations decreased $16,000 and $37,000 for the three and nine months ended September 30, 2008, respectively.

     Sales and marketing costs increased $28,000 (11.4%) to $273,000 compared to costs of $245,000 for the three months ended September 30, 2007. The increase is due to an increase in personnel costs of $16,000, and increase in travel of $10,000 and other costs of $2,000. For the nine months ended September 30, 2008 sales and marketing costs decreased $181,000 (20.7%) to $692,000 compared to costs of $873,000 for the same period in 2007. The decrease is due to a reduction of $92,000 in salaries and benefits due to a reduction in staff, a decrease of $66,000 for professional and consulting fees and a decrease of other sales costs of $23,000.

     General and administrative costs decreased $124,000 (14.2%) to $747,000 for the three months ended September 30, 2008, compared to costs of $871,000 the same period in 2007. The decrease is principally due to a decrease in stock compensation costs of $210,000, offset by an increase in professional fees of $77,000 and other administrative costs of $9,000. For the nine months ended September 30, 2008, general and administrative costs increased $266,000 (13.8%) compared to the nine months ended September 30, 2007. This increase was due to an increase in personnel costs of $151,000, an increase in professional fees of $96,000, while all other administrative costs increased $19,000 compared to the same period in 2007.

     During the three months ended September 30, 2008 we had $0 interest expense, net compared to interest expense, net of $20,000 for the same period in 2007. For the nine months ended September 30, 2008 interest expense, net was $11,000 compared to $86,000 for the same period in 2007. The improvement was due to a return on investment of excess cash and lower borrowing in 2008 compared to 2007.

Financial Condition and Liquidity

     Cash provided by operating activities for the nine months ended September 30, 2008 was $1,495,000 compared to cash provided by operating activities of

$2,307,000 for the nine months ended September 30, 2007. This consisted of net income of $3,721,000, increased by non-cash expenses of $707,000, including depreciation and amortization of property and equipment of $226,000, and stock-based compensation expense of $481,000, offset by the change in the deferred tax asset of $2,867,000. This was further offset by an increase in accounts receivable of $92,000 and a decrease in accounts payable and accrued expenses of $81,000. Prepaid expenses decreased $50,000 and deferred revenue increased $57,000.

     Cash used in investing activities was $198,000 for the nine months ended September 30, 2008, compared to $122,000 for same period in 2007. This was principally expenditures for equipment.

     Cash used in financing activities totaled $2,427,000 for the nine months ended September 30, 2008, compared to cash used in financing activities of $547,000 for the nine months ended September 30, 2007. We paid $2,922,000 in dividends on preferred stock and repaid $123,000 of long-term debt and capital lease obligations in the first nine months of 2008 and we received proceeds from the exercise of stock options and warrants of $618,000.

Off-Balance Sheet Arrangements

     We have no off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Management's Liquidity and Financing Plans

     In order to meet our cash requirements and to achieve positive operating cash flows we have and will continue to take various actions and steps that we believe will enable us to attain these goals. These actions include:

     o For the nine months ended September 30, 2008 and 2007 we had net cash provided by operations of $1,495,000 and $2,307,000, respectively. We will continue to monitor and control expenses and we anticipate that we will continue to achieve positive cash flows from operations.

     o We continue to strive to increase revenue through offering custom engineering services, expanding and enhancing existing product offerings such as IOL, and introducing new product offerings. In the year ended December 31, 2007 we signed agreements with two new customers to provide IOL services. We anticipate that revenue from new customers will continue to increase in 2009 and beyond and we expect to further broaden our customer base in 2009, although there is no assurance that we will be able to further broaden our customer base.

     o Based on the advice of legal counsel, we believe the Company may only pay dividends to the extent it has a surplus or current earnings pursuant to Delaware General Corporate Law. During the nine months ended September 30, 2008, we paid dividends on preferred stock of $2,922,000 and we expect to pay further dividends in 2008.

     We believe that these plans and new initiatives as discussed above will lead to continued positive cash flows and profitability. While we pursue these goals we also believe that our ability to generate positive cash flows from operations will provide sufficient cash to meet our cash requirements at least through September 30, 2009. There can be no assurance, however, we will achieve the cash flow and profitability goals, or that we will be able to raise additional capital sufficient to meet operating expenses or implement its plans. In such event, we may have to revise our plans and significantly reduce operating expenses, which could have an adverse effect on revenue and operations in the short term.

For The Year Ended December 31, 2007

Financial Condition and Liquidity

     For the year ended December 31, 2007, we had net income of $2,100,000 compared to net income of $269,000 for the year ended December 31, 2006, an improvement of $1,831,000. Cash provided from operations for the year ended December 31, 2007 was $3,255,000 compared to cash provided from operations of $1,149,000 for the year ended December 31, 2006. This improvement is due to the increase in sales, continued control of operating costs and lower costs financing costs as discussed below.

     Cash provided from operations for the year ended December 31, 2007 was $3,255,000, consisting of the net income of $2,100,000, increased by non-cash expenses of $941,000, including depreciation and amortization on property and equipment of $332,000, and stock based compensation expense of $609,000. Cash from operations was further increased by a decrease in accounts receivable, prepaid expenses and other current and non-current assets of $520,000, an increase in accounts payable and accrued expenses of $135,000, offset by a decrease in deferred revenue of $441,000.

     Cash used in investing activities was $202,000 for the year ended December 31, 2007, compared to $97,000 for the previous year. This was principally expenditures for equipment in 2007 and 2006.

     Cash used in financing activities totaled $1,164,000 for the year ended December 31, 2007, compared to cash used in financing activities of $1,121,000 in 2006. We repaid Lines of Credit totaling $586,000 during 2007. In addition, advances from credit lines for receivable financing decreased $481,000 for the year ended December 31, 2007 and we made repayments on capital leases and capital notes of $125,000. We received proceeds on exercise of stock options of $28,000.

     As a result of these operating, investing and financing activities, cash increased by $1,889,000 to $2,184,000 at December 31, 2007.

     At December 31, 2007 we had accrued dividends due to holders of our preferred stock of $3,336,000. In January 2008, we paid $773,000 of dividends to the holders of the Series B Preferred Stock. Based on advice of legal counsel, we believe that we may pay dividends only to the extent that we have a surplus or current earnings pursuant to the Delaware General Corporation Law.

Results of Operations

     IBM continues to be our largest customer accounting for 51% and 69% of total revenue for the years ended December 31, 2007 and 2006, respectively. We derive revenue from IBM from the sale of our Invoices-on-Line ("IOL") managed services (ASP) as well as custom engineering services. We entered into an agreement with IBM wherein for a per transaction fee, we enable IBM to present invoices to their customers via the Internet. Our IOL service is an electronic invoice presentment and payment system ("EIP&P") offering and has been expanded to include additional functionality. The decrease in revenue from IBM is due to the decrease in service to IBM in Europe and a decrease in engineering services resulting from the completion of deploying the IOL service to all major geographies. In addition EDS accounted for approximately 46% and 29% of revenue for the years ended December 31, 2007 and 2006, respectively. The increase in revenue in 2007 compared to 2006 is due to an expansion of our services to additional EDS accounts. We continue to actively pursue new sales opportunities to reduce sales concentration.

     For the year ended December 31, 2007 revenue increased $1,222,000 or 13.7% to $10,111,000 compared to revenue from continuing operations of $8,889,000 in 2006. The increase is primarily due to an increase in IOL and other recurring services of $1,120,000, and an increase of $102,000 in engineering services. The increase in revenue from ASP services was the result of further deploying our ASP services in Europe and the Asia Pacific regions for IBM and expanding our IOL services to EDS. The increase in the engineering services resulted principally from an increase of services to EDS offset by a decrease in engineering services to IBM. We expect that the addition of new customers and new projects in 2007 will lead to an increase in our ASP and custom engineering revenue in 2008.

     Costs of operations, research and development increased by $220,000 (6.3%) to $3,698,000 for the year ended December 31, 2007 compared to the costs of $3,478,000 in 2006. These costs consist principally of salaries and related expenses for software developers, programmers, custom engineers, network services, and quality control and assurance. Also included are network costs, costs of the production co-location facility and other expenses directly related to our custom engineering and ASP services. The increase in costs is principally due to an increase in costs for outsourced development staff of $445,000, incurred for a major deployment project of our IOL services. The Company will continue to outsource development projects to supplement our employed staff. This increase in operating costs was offset by a reduction in salaries and related costs of $244,000 due to the reduction in employed staff. The staff reductions are consistent with our efforts to outsource development projects. Rents decreased $30,000 primarily due to reduced space requirements at our co-location facility. All other operating expenses combined increased approximately $49,000 net.

     Sales and marketing costs were $1,110,000 for the year ended December 31, 2007, a decrease of $283,000 or 20.3% compared to costs of $1,393,000 in 2006.
Salaries and related costs decreased $289,000 resulting from a staff reduction. Consulting and professional fees decreased $48,000, and rent decreased $41,000. Travel and entertainment costs increased $30,000, and commissions increased $57,000. All other costs sales and marketing costs increased $8,000, net.

     General and administrative costs increased $174,000 or 6.7% to $2,755,000 for the year ended December 31, 2007 compared to costs of $2,581,000 in 2006. Salaries and related costs increased $619,000 principally to an increase in stock based compensation for stock grants and salary increases to certain executives. This was offset by decreases in accounting and legal expense of $168,000, directors' fees of $135,000, rent of $66,000 and insurance expense of $40,000. All other general and administrative costs had a net decrease of $36,000.

     Depreciation and amortization expense increased by $11,000 (3.4%) to $332,000 for the year ended December 31, 2007 compared to costs of $321,000 in 2006, primarily due to additions of computer equipment.

     Interest expense, net decreased by $513,000 to $97,000 for the year ended December 31, 2007 compared to costs of $610,000 in 2006, primarily due to the repayment of Lines of credit of $586,000 in 2007 and the repayment of notes of $750,000 in September 2006. Additionally the Company had a lower rate of borrowing under the short-term revolving loans used for working capital.

     We recorded a charge for the change in the fair value of warrants of $143,000 for the year ended December 31, 2006, and there was no charge for this in 2007 (see Note 3 to the Consolidated Financial Statements).

     Other income, net for the year ended December 31, 2007 was $8,000 compared to net expense of $94,000 in 2006. In 2006 other expense included $120,000 for penalties incurred in connection with the registration statement for the Bridge Loan financing, and $33,000 for the termination and settlement of a consulting agreement, offset by income of $59,000 from liquidating a mutual company insurance policy.

Net Operating Loss Carry Forwards

     At December 31, 2007, the Company has net operating loss carry-forwards ("NOLs") remaining of approximately $77 million, which may be available to reduce taxable income, if any. These NOLs expire through 2025. However, Internal Revenue Code Section 382 rules limit the utilization of NOLs upon a change in control of a company. During 2007, we performed an evaluation as to whether a change in control had taken place. We believe that there has been no change in control as such applies to Section 382. If it is determined that a change in control has taken place, utilization of its NOLs will be subject to severe limitations in future periods, which would have the effect of eliminating substantially all of the future income tax benefits of the NOLs.

Off-Balance Sheet Arrangements

     We have no off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Management's Liquidity and Financing Plans

     In order to meet our cash requirements and to achieve positive operating cash flows we have and will continue to take various actions and steps that we believe will enable us to attain these goals. These actions include:

     o For the nine months ended September 30, 2008 and the year ended December 31, 2007 we had net cash provided by operations of $1,495,000 and $3,255,000, respectively. We will continue to monitor and control expenses and we anticipate that we will continue to achieve positive cash flows from operations.

     o We continue to strive to increase revenue through offering custom engineering services, expanding and enhancing existing product offerings such as IOL, and introducing new product offerings. In the year ended December 31, 2007 we signed agreements with two new customers to provide IOL services. We anticipate that revenue from new customers will continue to increase in 2008 and beyond and we expect to further broaden our customer base in 2008, although there is no assurance that we will be able to further broaden our customer base.

     o Based on the advice of legal counsel, we believe the Company may only pay dividends to the extent it has a surplus or current earnings pursuant to Delaware General Corporate Law. During the nine months ended September 30, 2008, the Company paid dividends on the Series A, B, and C Preferred Stock of $2,922,000 and expects to pay further dividends in 2008.

     We believe that these plans and new initiatives as discussed above will lead to continued positive cash flows and profitability. While we pursue these goals we also believe that our ability to generate positive cash flows from operations will provide sufficient cash to meet our cash requirements at least through June 30, 2009. There can be no assurance, however, we will achieve the cash flow and profitability goals, or that we will be able to raise additional capital sufficient to meet operating expenses or implement its plans. In such event, we may have to revise our plans and significantly reduce operating expenses, which could have an adverse effect on revenue and operations in the short term.

New Accounting Pronouncements

     In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"). This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the consolidated financial position, results of operations or cash flows of the Company (see Note 9).

     In September 2006, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 requires fair value measurements to be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. On February 12, 2008, the FASB issued FASB Staff Position (FSP) No. SFAS 157-2, "Effective Date of FASB Statement No. 157" (FSP SFAS 157-2). FSP SFAS 157-2 amends SFAS No. 157, to delay the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for the items that are recognized or disclosed at fair value in the financial statements on a recurring basis. For items within its scope, FSP SFAS 157-2 defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008. The Company is currently evaluating the impact of adopting SFAS 157 and FSP SFAS 157-2 on our consolidated financial statements.

     In November 2006, the EITF reached a final consensus in EITF Issue 06-6 "Debtor's Accounting for a Modification (or Exchange) of Convertible Debt Instruments" ("EITF 06-6"). EITF 06-6 addresses the modification of a convertible debt instrument that changes the fair value of an embedded conversion option and the subsequent recognition of interest expense for the associated debt instrument when the modification does not result in a debt extinguishment pursuant to EITF 96-19 , "Debtor's Accounting for a Modification or Exchange of Debt Instruments,". The consensus should be applied to modifications or exchanges of debt instruments occurring in interim or annual periods beginning after November 29, 2006. The adoption of EITF 06-6 did not have a material impact on our consolidated financial position, results of operations or cash flows.

     In November 2006, the FASB ratified EITF Issue No. 06-7, Issuer's Accounting for a Previously Bifurcated Conversion Option in a Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation Criteria in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities ("EITF 06-7"). At the time of issuance, an embedded conversion option in a convertible debt instrument may be required to be bifurcated from the debt instrument and accounted for separately by the issuer as a derivative under FAS 133, based on the application of EITF 00-19. Subsequent to the issuance of the convertible debt, facts may change and cause the embedded conversion option to no longer meet the conditions for separate accounting as a derivative instrument, such as when the bifurcated instrument meets the conditions of Issue 00-19 to be classified in stockholders' equity. Under EITF 06-7, when an embedded conversion option previously accounted for as a derivative under FAS 133 no longer meets the bifurcation criteria under that standard, an issuer shall disclose a description of the principal changes causing the embedded conversion option to no longer require bifurcation under FAS 133 and the amount of the liability for the conversion option reclassified to stockholders' equity. EITF 06-7 should be applied to all previously bifurcated conversion options in convertible debt instruments that no longer meet the bifurcation criteria in FAS 133 in interim or annual periods beginning after December 15, 2006, regardless of whether the debt instrument was entered into prior or subsequent to the effective date of EITF 06-7. Earlier application of EITF 06-7 is permitted in periods for which financial statements have not yet been issued. The adoption of EITF 06-7 did not have a material impact on our consolidated financial position, results of operations or cash flows.

     In December 2006, the FASB issued FASB Staff Position ("FSP") EITF 00-19-2 "Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2") which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies." Adoption of FSP EITF 00-19-02 is required for fiscal years beginning after December 15, 2006. The effects of adopting FSP EITF 00-19-2 are disclosed in Note 3 to the accompanying December 31, 2007 and 2006 Consolidated Financial Statements.

     In February 2007, the FASB issued SFAS No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" ("SFAS No. 159"), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. The Company has not elected to use the fair value method for any financial assets or liabilities and therefore SFAS 159 did not have an effect on the Company's financial position or results of operations.

     In December 2007, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 141R, "Business Combinations" ("SFAS 141R"), which replaces SFAS No. 141, "Business Combinations." SFAS 141R establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including non-controlling interests, contingent consideration, and certain acquired contingencies. SFAS 141R also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. SFAS 141R will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141R would have an impact on accounting for any businesses acquired after the effective date of this pronouncement.

     In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for the non-controlling interest in a subsidiary (previously referred to as minority interests). SFAS 160 also requires that a retained non-controlling interest upon the deconsolidation of a subsidiary be initially measured at its fair value. Upon adoption of SFAS 160, the Company would be required to report any non-controlling interests as a separate component of stockholders' equity. The Company would also be required to present any net income allocable to non-controlling interests and net income attributable to the stockholders of the Company separately in its consolidated statements of operations. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS 160 shall be applied prospectively. SFAS 160 would have an impact on the presentation and disclosure of the non-controlling interests of any non wholly-owned businesses acquired in the future.

         In December 2007, the Staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110 ("SAB 110") regarding the use of a "simplified" method, as discussed in SAB 107, in developing an estimate of the expected term of "plain vanilla" share options in accordance with FASB No. 123(R) "Share Based Payment'. The Staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007.

     In June 2008, the FASB ratified EITF Issue No. 07-5, Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock ("EITF 07-5"). EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument, or embedded feature, is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuations. EITF 07-5 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The adoption of EITF 07-5 is not expected to have a material impact on the Company's consolidated financial position and results of operations.

                             DESCRIPTION OF PROPERTY

         We currently maintain leased facilities in the locations listed below:
-------------------------- ------------------------ -------------------- ------------------------ ---------------------
       Description                Location            Square Footage              Lease term        Annual Rental Cost
-------------------------- ------------------------ -------------------- ------------------------ ---------------------
Corporate office           Bohemia, NY                    5,000                 7/1/08 -  6/30/09        $94,500
Satellite office           Deerfield Beach , FL           1,721                11/1/05 - 10/31/08        $37,536
Co-location facility       Hauppauge, NY                                        4/1/06 - 11/30/08        $93,240
-------------------------- ------------------------ -------------------- ------------------------ ---------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholder

     Mr. Thomas Lund, who holds 3.8% of the Company's outstanding shares, is the father-in-law of Mathew Oakes, the Company's EVP and Chief Operating Officer.

Related Party Transactions

     Metropolitan Venture Partners Corp. ("Metropolitan") provided financial advisory services to us. Metropolitan is the general partner of Metropolitan Venture Partners (Advisors) L.P., which in turn is the general partner of MetVP. The Company incurred $10,000 during the year ended December 31, 2006 for these services. Additionally, in 2006, MetVP was granted 41,683 common shares for $10,000 of interest on its investment in the Senior Subordinated Secured Notes. (See "Selling Securityholders".)

     The Company had a consulting agreement with DCL Consulting whereby DCL provides quality assurance testing for the Company. In 2007 and 2006 the Company incurred $27,000 and $26,000, respectively for these services. The spouse of an officer of the Company is owner and principal employee of DCL. The agreement was terminated in 2008

     The Company received advisory services from Tall Oaks and Lawrence Hite. Tall Oaks is an affiliate of Metropolitan and Lawrence Hite is the principal owner of Tall Oaks. In 2007 and 2006 the Company incurred costs of $18,000 and $9,000, respectively for such services. In 2006, Tall Oaks was issued 144,000 shares in lieu of cash for his fees earned through June 30, 2006. The fair value of the shares approximated the liability.

     During the year ended December 31, 2006, the Company terminated and settled the consulting agreement with Mountain Meadow Farm and its associates, including SJ Associates (collectively "Mountain Meadow"). As part of the settlement the Company agreed to issue Mountain Meadow 90,638 restricted common shares valued at $34,000 and to pay for the costs of medical, life and certain other insurance through December 31, 2013 with the cost for such insurance not to exceed $200,000 in the aggregate or $50,000 in any 12 month period. At December 31, 2007, the Company has recorded a liability of $119,000 representing the estimated present value of this obligation. Mountain Meadow and its principal employee are shareholders of the Company.

     During the year ended December 31, 2008, the Company paid accrued dividends of $1,905,615 on the outstanding shares of its Series A Preferred Stock to Met VP, the sole holder of the Series A Preferred Stock.

     During the year ended December 31, 2008, the Company paid accrued dividends of $860,251 on the outstanding shares of its Series B Preferred Stock. The Company's Chairman and Chief Executive Officer, as the holder of 266 shares, received $232,600 in dividends. Tall Oaks, as the holder of 500 shares, received $442,847 in dividends.

     During the year ended December 31, 2008, the Company paid accrued dividends of $1,062,113 on the outstanding shares of its Series C Preferred Stock. The Company's Chairman and Chief Executive Officer, as holder of 200 shares received $112,268 in dividends, Met VP, as holder of 290 shares received $157,855 in dividends, Tall Oaks, as a holder of 250 shares received $135,465 in dividends, Dennis Murray, a director of the Company and a holder of 30 shares received $16,467 in dividends, and Bernard Puckett, a director of the Company and holder of 50 shares received $27,545 in dividends.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     (a) Market Information
         ------------------

     Our common stock has traded on the Over-The-Counter Bulletin Board since October 24, 2003. The following table sets forth the high and low sales prices for our common stock by the quarters indicated:

                                             High            Low
2006                                         ----            ---
     First Quarter                           0.710          0.070
     Second Quarter                          0.680          0.200

     Third Quarter                          0.350          0.170
     Fourth Quarter                            --             --

2007
     First Quarter                           1.68           0.76
     Second Quarter                          3.00           0.76
     Third Quarter                           2.50           1.26
     Fourth Quarter                          2.36           1.78

2008
     First Quarter                           2.00           1.30
     Second Quarter                          1.80           1.30
     Third Quarter                           1.50           1.15
     Fourth Quarter                          1.40           0.30

2009
     First Quarter to February 3, 2009       1.15           0.20

     (b) As of February 2, 2009, there were 2,550 shareholders of record. We estimate that there are approximately 6,500 shareholders, including shareholders whose shares are held in the name of their brokers or stock depositories.

     (c) There were no cash dividends or other cash distributions made to common shareholders by us during the year ended December 31, 2008 and through February 1, 2009. In 2008 through December 31, 2008, we paid dividends of $1,905,615 to holders of the Series A Preferred stock, $860,251 to holders of the Series B Preferred Stock and $1,062,113 to holders of the Series C Preferred stock, and we expect to pay further dividends on preferred shares in 2009. Further dividend policy will be determined by our Board of Directors based on our earnings, financial condition, capital requirements and other then existing conditions. It is anticipated that cash dividends will not be paid to the holders of our common stock in the foreseeable future.

     (d) Equity Compensation Plan Information. The following table shows Equity Compensation Plan information as of December 31, 2007:

Equity Compensation Plan Information
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                                             Number of securities
                                                                                            remaining available for
                                                                                             future issuance under
                                Number of securities to be    Weighted-average exercise    equity compensation plans
                                  issued upon exercise of       price of outstanding         (excluding securities
                                    outstanding options                options              reflected in column (a)
        Plan category                       (a)                          (b)                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans
approved by security holders             1,187,500                      $0.83                       1,228,666
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not
approved by security holders             1,405,000                      $0.72                         684,526
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                                    2,592,500                      $0.77                       1,913,192
------------------------------- ---------------------------- ---------------------------- ----------------------------

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation with respect to the Chief Executive Officer and each of the other executive officers of the Company who received more than $100,000 for services rendered for the year ended December 31, 2007.

                           Summary Compensation Table

-------------------------- ----- ------------ --------- ------------ ----------- ------------- ------------- ------------- ---------
                                                                                 Non-Equity   Nonqualified
   Name and Principal                                                            Incentive      Deferred
        Position                                          Stock      Option         Plan      Compensation   All Other
                           Year  Salary($)     Bonus     Awards($)   Awards($)  Compensation    Earnings    Compensation     Total
                                   (1)          ($)        (3)         (3)           ($)          ($)          ($)(2)         ($)
-------------------------- ----- ------------ --------- ------------ ----------- ------------- ------------- ------------- ---------
James A. Cannavino         2007  $215,000      $50,000   $382,500        --           --            --       $136,891      $784,391
 Chief Executive           2006  $180,000          --         --         --           --            --       $157,482      $337,482
  Officer (PEO)
-------------------------- ----- ------------ --------- ------------ ----------- ------------- ------------- ------------- ---------
Arnold Leap                2007  $183,000      $60,000       --       $7,938          --            --       $11,533       $262,471
 EVP - Chief               2006  $168,583          --        --      $ 3,333          --            --       $ 9,190       $181,106
 Technology Officer
-------------------------- ----- ------------ --------- ------------ ----------- ------------- ------------- ------------- ---------
Michael Beecher            2007  $147,833      $25,000   $ 4,625     $ 7,938          --            --       $13,369       $198,765
 Chief Financial Officer   2006  $146,250          --        --      $ 3,333          --            --       $13,979       $163,562
-------------------------- ----- ------------ --------- ------------ ----------- ------------- ------------- ------------- ---------
Matthew Oakes              2007  $171,000      $65,000       --      $ 7,938          --            --       $ 9,673       $253,611
 EVP -Chief  Operating     2006  $164,000          --        --      $ 3,333          --            --       $ 9,353       $176,686
 Officer
-------------------------- ----- ------------ --------- ------------ ----------- ------------- ------------- ------------- ---------
Christopher Cauley         2007  $182,250          --    $ 6,000     $18,527          --            --       $    73       $207,100
 EVP-Sales and Marketing   2006  $175,000          --    $ 9,000     $19,005          --            --            --       $203,005
-------------------------- ----- ------------ --------- ------------ ----------- ------------- ------------- ------------- ---------

Footnotes

     (1) In 2006 the executives agreed to defer a portion of their salaries to be paid at a future date in common shares of the Company. Included in 2006 salaries are the amounts deferred as follows: Mr. Cannavino, $36,000; Mr. Leap, $10,833; Mr. Beecher, $12,500; Mr. Oakes, $17,500;
          Mr. Cauley, $30,000.

     (2) All Other Compensation includes the following for each of the executives:

          In 2006, Mr. Cannavino received a housing/office allowance of $120,000, leased cars including insurance valued at $17,576, parking costs of $7,339, directors fees of $12,500, and in 2007, a housing/office allowance of $120,000, leased cars including insurance of $8,805, parking costs of $2,012, directors fees of $6,000. Not included in other compensation are payments of $57,811 in 2006 to Mr. Cannavino's son, a former employee of the Company.

          In 2006, Mr. Leap received a car allowance including insurance of $8,813 and life insurance costs of $377 and in 2007, a car allowance including insurance of $9,600 and life insurance costs of $1,933.

          In 2006, Mr. Beecher received a car allowance including insurance of $8,716, and a living allowance of $5,200 and in 2007, a car allowance including insurance of $8,100 and a living allowance of $5,200.

          In 2006, Mr. Oakes received a leased car including insurance valued at $9,286 and in 2007 a car allowance of $9,600.

     (3) The assumptions used in determining the value of stock and option awards are included in Note 8 to the accompanying December 31, 2007 and 2006 consolidated financial statements.

Outstanding Equity Awards at Fiscal Year End

     The following table provides information concerning outstanding options, unvested stock and equity incentive plan awards for the named executives as of December 31, 2007:

----------------- --------------------------------------------------------------------- --------------------------------------------
                                             Option Awards                                               Stock Awards
----------------- --------------------------------------------------------------------- --------------------------------------------
                                                                                                               Equity        Equity
                                                                                                              Incentive    Incentive
                                                                                                                Plan          Plan
                                                                                                               Awards:      Awards:
                                                                                                                Number     Market or
                                                                                                     Market      of          Payout
                                                    Equity                                          Value of   Unearned     Value of
                                                   Incentive                                         Shares     Shares,     Unearned
                    Number of      Number of     Plan Awards:                          Number of    or Units   Units or     Shares,
                   Securities      Securities      Number of                           Shares or    of Stock    Other       Units or
                   Underlying      Underlying     Underlying                            Units of      That      Rights       Other
                   Unexercised    Unexercised     Unexercised   Option      Option     Stock That   Have Not     That        Rights
                    Options -      Options -       Unearned    Exercise   Expiration    Have Not     Vested    Have Not    That Have
      Name         Exercisable   Unexercisable      Options      Price       Date        Vested        (5)      Vested    Not Vested
----------------- -------------- --------------- -------------- ---------- ------------ ------------ ---------- --------  ----------
James Cannavino     360,000 (1)         --                       $1.16      8/31/2008    360,000      $756,000
                    350,000 (1)         --            --         $0.62      12/30/2012                             --         --
----------------- -------------- --------------- -------------- ---------- ------------ ------------ ---------- ---------- ---------
Arnold Leap         100,000 (1)         --                       $1.20      4/30/2008    145,000      $304,500
                     75,000 (2)     35,000 (2)        --         $0.25      7/31/2011                              --         --
----------------- -------------- --------------- -------------- ---------- ------------ ------------ ---------- ---------- ---------
Michael Beecher      30,000 (1)         --            --         $0.76      12/31/2008    60,000      $126,000     --         --
                     30,000 (1)         --                       $1.60      7/31/2009
                     85,000 (2)     35,000 (2)                   $0.25      7/31/2011
----------------- -------------- --------------- -------------- ---------- ------------ ------------ ---------- ---------- ---------
Matthew Oakes        25,000 (1)         --                       $1.10      10/1/2008    145,000      $304,500
                     20,000 (1)         --            --         $0.75      12/30/2008                             --         --
                    100,000 (1)         --                       $0.65      8/31/2010
                     85,000 (2)     35,000 (2)                   $0.25      7/31/2011
----------------- -------------- --------------- -------------- ---------- ------------ ------------ ---------- ---------- ---------
Christopher
Cauley              143,780 (3)     31,220 (3)        --         $0.65      8/31/2010                              --         --
----------------- -------------- --------------- -------------- ---------- ------------ ------------ ---------- ---------- ---------

     (1)  These options were fully vested on December 30, 2005
     (2) These options for Mr. Leap, Mr. Beecher and Mr. Oakes vest at 5,000 per month over the 24 month period from August 1, 2006 through July 1, 2008.
     (3) Mr. Cauley's options vested 35,000 on September 1, 2005 and then 4,000 per month from October 1, 2005 through August 1, 2008.
     (4) Mr. Cauley's shares vest on September 10, 2007 under the condition that Mr. Cauley continues to be employed through that date.
     (5) Based on the closing price of the Company's stock of $2.10 on December 31, 2007.

Equity Compensation Plan Information

     We maintain various stock plans under which options vest and shares are awarded at the discretion of our Board of Directors or its compensation committee. The purchase price of the shares under the plans and the shares subject to each option granted is not less than the fair market value on the date of the grant. The term of each option is generally five years and is determined at the time of the grant by our board of directors or the compensation committee. The participants in these plans are officers, directors, employees and consultants of the Company and its subsidiaries and affiliates.

     The following information is provided about our current stock option plans:

     1998 Stock Option/Stock Issuance Plan. The 1998 Stock Option/Stock Issuance Plan covers 257,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of the grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of the market value at the date of the grant. The nature and terms of the options to be granted are determined at the date of the grant by the compensation committee of the board of directors. The term for which stock and options may be granted under the Plan expires July 1, 2008 and stock or options granted under the Plan shall expire not later than five years from the date of grant. Stock options granted under the Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee. No options were granted under this plan during the fiscal year ended December 31, 2007. At December 31, 2007, no options to purchase shares of common stock were outstanding under this plan.

     2000 Stock Option/Stock Issuance Plan. The 2000 Stock Option/Stock Issuance Plan covers 166,667 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of the grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of the market value at the date of the grant. The nature and terms of the options to be granted are determined at the date of the grant by the compensation committee of the board of directors. The term for which stock and options may be granted under the Plan expires on May 31, 2010 and stock or options granted under the Plan shall expire not later than five years from the date of grant. Stock options granted under the Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee. No options were granted under this plan during the fiscal year ended December 31, 2007. At December 31, 2007, no options to purchase shares of common stock were outstanding under this plan.

     2001 Stock Option/Stock Issuance Plan. The 2001 Stock Option/Stock Issuance Plan covers 330,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of the grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of the market value at the date of the grant. The nature and terms of the options to be granted are determined at the date of the grant by the compensation committee of the board of directors. The term for which stock and options may be granted under the Plan expires on May 31, 2011 and stock or options granted under the Plan shall expire not later than five years from the date of grant. Stock options granted under the Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee. No options were granted under this plan during the fiscal year ended December 31, 2007. At December 31, 2007, no options to purchase shares of common stock were outstanding under this plan.

     2001-A Stock Option/Stock Issuance Plan. The 2001-A Stock Option/Stock Issuance Plan covers 600,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of the grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of the market value at the date of the grant. The nature and terms of the options to be granted are determined at the date of the grant by the compensation committee of the board of directors. The term for which stock and options may be granted under the Plan expires on September 17, 2011 and stock or options granted under the Plan shall expire not later than five years from the date of grant. Stock options granted under the Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee. No options were granted under this plan during the fiscal year ended December 31, 2007. At December 31, 2007, options to purchase 80,000 shares of common stock were outstanding under this plan.

     2002 Stock Option/Stock Issuance Plan. The 2002 Stock Option/Stock Issuance Plan covers 625,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of the grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of the market value at the date of the grant. The nature and terms of the options to be granted are determined at the date of the grant by the compensation committee of the board of directors. The term for which stock and options may be granted under the Plan expires on January 1, 2012 and stock or options granted under the Plan shall expire not later than five years from the date of grant. Stock options granted under the Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee. No options were granted under this plan during the fiscal year ended December 31, 2007. At December 31, 2007, options to purchase 416,000 shares of common stock were outstanding under this plan.

     2002-A Stock Option/Stock Issuance Plan. The 2002-A Stock Option/Stock Issuance Plan covers 875,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of the grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of the market value at the date of the grant. The nature and terms of the options to be granted are determined at the date of the grant by the compensation committee of the board of directors. The term for which stock and options may be granted under the Plan expires on January 1, 2012 and stock or options granted under the Plan shall expire not later than five years from the date of grant. Stock options granted under the Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee. No options were granted under this plan during the fiscal year ended December 31, 2007. At December 31, 2007, options to purchase 97,000 shares of common stock were outstanding under this plan.

     2003 Stock Option/Stock Issuance Plan. The 2003 Stock Option/Stock Issuance Plan covers 725,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of the grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of the market value at the date of the grant. The nature and terms of the options to be granted are determined at the date of the grant by the compensation committee of the board of directors. The term for which stock and options may be granted under the Plan expires on April 1, 2013 and stock or options granted under the Plan shall expire not later than five years from the date of grant. Stock options granted under the Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee. No options were granted under this plan during the fiscal year ended December 31, 2007. At December 31, 2007, options to purchase 362,000 shares of common stock were outstanding under this plan.

     2003-A Stock Option/Stock Issuance Plan. The 2003-A Stock Option/Stock Issuance Plan covers 975,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of the grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of the market value at the date of the grant. The nature and terms of the options to be granted are determined at the date of the grant by the compensation committee of the board of directors. The term for which stock and options may be granted under the Plan expires on April 1, 2013 and stock or options granted under the Plan shall expire not later than five years from the date of grant. Stock options granted under the Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee. No options were granted under this plan during the fiscal year ended December 31, 2007. At December 31, 2007, options to purchase 820,000 shares of common stock were outstanding under this plan.

     2004 Stock Option/Stock Issuance Plan. The 2004 Stock Option/Stock Issuance Plan covers 1,200,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of the grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of the market value at the date of the grant. The nature and terms of the options to be granted are determined at the date of the grant by the compensation committee of the board of directors. The term for which stock and options may be granted under the Plan expires on August 20, 2014 and stock or options granted under the Plan shall expire not later than five years from the date of grant. Stock options granted under the Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee. In 2006, 360,000 options were granted under this plan. No options were granted under this plan during the fiscal year ended December 31, 2007. At December 31, 2007, options to purchase 817,500 shares of common stock were outstanding under this plan.

Directors Compensation

     Effective January 1, 2008, directors receive an annual cash award of $10,000 and a stock grant equal to a number of shares equal in value to $10,000 divided by the average of the closing price of the shares for the last five trading days of the previous year. The shares vest over a two year period. In addition each director receives $2,500 for each board meeting attended in person or $1,500 for each scheduled telephonic board meeting. Members of committees of the board receive $5,000 per year for membership on the committee and the chair of a committee receives an additional $5,000. Each committee member receives $1,000 for each committee meeting attended.

     Prior to 2008, directors received a fee of $2,500 for each board of directors meeting attended; $1,500 for participation in a telephone meeting of the board; an annual fee of $5,000 for membership in each committee of the Board and $1,000 for each committee meeting attended. The Chair person of each committee received an annual fee of $5,000 in addition to the membership fee.

         The Company also reimburses directors for reasonable expenses incurred in attending board and committee meetings.

     The following table provides the compensation earned by our non-employee directors for the year ended December 31, 2007. Mr. Cannavino's directors fees earned in 2007 are included in the Summary Compensation Table above:

----------------------------------------------------------------------------------------------------------------------
                                                Director Compensation
----------------------------------------------------------------------------------------------------------------------
                        Fees                                              Nonqualified
                      Earned or                           Non-equity        Deferred
                       Paid in     Stock      Option    Incentive Plan    Compensation       All Other
                        Cash       Awards     Awards     Compensation       Earnings        Compensation      Total
       Name            ($)(1)        $         ($)           ($)              ($)               ($)            ($)
-------------------- ----------- ---------- ---------- ---------------- ----------------- ----------------- ----------
Dennis Murray (2)    $30,000         --        --            --               --                --          $30,000
-------------------- ----------- ---------- ---------- ---------------- ----------------- ----------------- ----------
Bernard Puckett (2)  $30,000         --        --            --                --               --          $30,000
-------------------- ----------- ---------- ---------- ---------------- ----------------- ----------------- ----------
Carla Steckline      $ 4,472         --        --            --                --               --          $ 4,472
(2), (3)
-------------------- ----------- ---------- ---------- ---------------- ----------------- ----------------- ----------
Michael Levin (4)    $ 6,000         --        --            --                --               --          $ 6,000
-------------------- ----------- ---------- ---------- ---------------- ----------------- ----------------- ----------

     (1) Except for Carla Steckline, the fees earned were not paid as of December 31, 2007.

     (2) Dr. Murray is chair of the audit committee and member of the compensation committee, Mr. Puckett is chair of the compensation committee and member of the audit committee, Mrs. Steckline was a member of the audit and compensation committees.

     (3) Mrs. Steckline resigned from the Board effective March 12, 2007 for personal reasons.

     (4) Mr. Levin is the director designee of MetVP and as such all of his director's fees are assigned and paid to MetVP.

Employment Agreements

     On August 22, 2007, the Board ratified and approved the Services Agreement with its Chairman and Chief Executive Officer, effective June 1, 2007 for a term ending on December 31, 2010. The agreement calls for compensation of $20,000 per month (with a 10% increase on each annual anniversary subject to approval of the Company's Compensation Committee and based on performance of the Company), a one-time grant of 100,000 shares of restricted common stock and the granting of 10,000 shares of restricted common stock per month commencing with the execution of the Agreement and ending on December 1, 2010. The fair value of the stock grants is $1,193,000 based on the closing price of the shares on the grant date. During the year ended December 31, 2007, the Company issued 170,000 shares valued at $383,000 as compensation expense related to the services agreement. The agreement further provides for: reimbursement of certain expenses; living and travel expenses approximating $11,000 per month; and certain severance benefits in the event of termination prior to the expiration date.

     On August 22, 2007, the Board ratified and approved an amendment to the Services Agreement with its Executive Vice President and Chief Operating
Officer, for a term ending on December 31, 2010. The agreement calls for compensation of $15,500 per month, a $25,000 cash bonus paid upon execution of the Agreement, and the granting of 5,000 shares of restricted common stock per month commencing on August 1, 2008 and ending on December 31, 2010. The fair value of the stock grants is $326,000 based on the closing price of the shares on the grant date and is being amortized over the contract period. During the year ended December 31, 2007 the Company recorded $33,000 as compensation expense related to the stock grant. The agreement further provides for reimbursement of certain expenses and severance benefits in the event of termination prior to the expiration date.

     On August 22, 2007, the Board ratified and approved an amendment to the Services Agreement with its Executive Vice President and Chief Technology

Officer, for a term ending on December 31, 2010. The agreement calls for compensation of $16,500 per month, a $25,000 cash bonus paid upon execution of the Agreement, and the granting of 5,000 shares of restricted common stock per month commencing on August 1, 2008 and ending on December 31, 2010. The fair value of the stock grants is $326,000 based on the closing price of the shares on the grant date and is being amortized over the contract period. During the year ended December 31, 2007 the Company recorded $33,000 as compensation expense related to the stock grant. The agreement further provides for reimbursement of certain expenses and severance benefits in the event of termination prior to the expiration date.

     On December 12, 2007, the Board ratified and approved an amendment to the Services Agreement with its Chief Financial Officer, for a term ending on December 31, 2009. The agreement calls for compensation of $14,583 per month, and the granting of 2,500 shares of restricted common stock per month commencing on December 1, 2007 and ending on December 31, 2009. The fair value of the stock grants is $116,000 based on the closing price of the shares on the grant date and is being amortized over the contract period. During the year ended December 31, 2007 the Company recorded $5,000 as compensation expense related to the stock grant. The agreement further provides for reimbursement of certain expenses and severance benefits in the event of termination prior to the expiration date.

     The Company entered into an employment and consulting agreement with its then President effective January 1, 2003. The agreement was amended on January 1, 2006. The employment term of the agreement expired June 30, 2006 and is followed by a consulting period which ends December 31, 2008. During the employment term compensation was based on an annual salary of $240,000. In addition the President received options to purchase 100,000 shares of the Company's common stock at $0.50 per share which vested ratably over a period of 26 months and an additional option to purchase 100,000 shares of the Company's common stock at market price on the date of grant which vest on an equal monthly basis over a period of 36 months. During the consulting term of the agreement compensation is $12,000 per month and duties during the consulting term include consultation with senior executives concerning the Company's respective businesses and operations. The agreement was amended effective April 1, 2008 extending the consulting period to end on March 31, 2010 and the monthly fee was reduced to $6,000.

     The Company entered into an employment services agreement with the Executive Vice President of Sales and Marketing on August 1, 2006. The term of the agreement is for two years and provides for base compensation of $144,996 per year for each year of the agreement plus $2,500 per month payable in common stock of the Company. In addition the agreement provides for commissions from 3% to 5% of the net revenue received on certain accounts. The Executive Vice President of Sales and Marketing was previously granted options to purchase 175,000 restricted common shares at the exercise price of $0.65 per share. The options vest at the rate 20% at the grant date and the balance in equal monthly amounts over the three years from September 1, 2005.


                                     EXPERTS

     The consolidated financial statements of Direct Insite Corp. as of December 31, 2007 and 2006, and for each of the two years in the period ended December 31, 2007, included in this prospectus have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as stated in its reports appearing herein. These consolidated financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares of common stock being offered hereby will be passed on for us by Beckman, Lieberman & Barandes, LLP.



                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission as required by federal law. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities Exchange Commission Investors may read and copy any of these reports, statements, and other information at the SEC's public reference room located at 100 F. Street, N.E,, , Washington, D.C., 20549, or any of the SEC's other public reference rooms. Investors should call the SEC at l-800-SEC-0330 for further information on these public reference rooms upon payment of the fees prescribed by the Securities Exchange Commission. These SEC filings are also available free at the SEC's web site at www.sec.gov.

     This prospectus does not contain all of the information set forth in the registration statement, parts of which are omitted to comply with the rules and regulations of the Securities Exchange Commission. For further information, please see the registration statement in its entirety.

                      DIRECT INSITE CORP. AND SUBSIDIARIES

                 For the Years Ended December 31, 2007 and 2006

                                    CONTENTS
--------------------------------------------------------------------------------



                                                                          Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                      F-1


FINANCIAL STATEMENTS
  Consolidated Balance Sheets                                                F-2
  Consolidated Statements of Operations                                      F-4
  Consolidated Statement of Shareholders' Deficiency                         F-5
  Consolidated Statements of Cash Flows                                      F-7


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                            F-9 - F-31

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Audit Committee of the
Board of Directors and Shareholders of
Direct Insite Corp. and Subsidiaries


We have audited the accompanying consolidated balance sheets of Direct Insite Corp. and Subsidiaries (the "Company") as of December 31, 2007 and 2006 and the related consolidated statements of operations, changes in shareholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2007 and 2006 and the consolidated results of its operations and its cash flows for the years then ended in conformity with United States generally accepted accounting principles.

As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for common stock warrants in accordance with FASB Staff Position ("FSP") EITF 00-19-2, "Accounting for Registration Payment Arrangements" on January 1, 2007. Also, as discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for share based compensation in accordance with Statement of Financial Accounting Standard No. 123 (Revised 2004) on January 1, 2006.

/s/ Marcum & Kliegman LLP
Marcum & Kliegman LLP
Melville, NY
March 26, 2008

                      DIRECT INSITE CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                           December 31, 2007 and 2006

--------------------------------------------------------------------------------------------------------------------
                                     ASSETS
                                                                                        2007              2006
                                                                                  ---------------- -----------------

CURRENT ASSETS
--------------
 Cash and cash equivalents                                                         $       2,184      $       295
 Accounts receivable, net of allowance for doubtful accounts of
  $0 in 2007 and 2006                                                                      1,486            1,999
 Prepaid expenses and other current assets                                                   135              139
                                                                                       ---------        ---------


       Total Current Assets                                                                3,805            2,433


PROPERTY AND EQUIPMENT, Net                                                                  443              450


OTHER ASSETS                                                                                 274              280
                                                                                       ---------        ---------


       TOTAL ASSETS                                                                       $4,522           $3,163
                                                                                       =========        =========

                      DIRECT INSITE CORP. AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                           December 31, 2007 and 2006

----------------------------------------------------------------------------------------------------------------------
                    LIABILITIES AND SHAREHOLDERS' DEFICIENCY
                    ----------------------------------------

                                                                                            2007            2006
                                                                                       --------------- ---------------
CURRENT LIABILITIES
-------------------
 Accounts payable and accrued expenses                                                    $   1,839      $    2,065
 Lines of credit                                                                                 --             586
 Current portion of capital lease obligations                                                    36              58
 Current portion of notes payable                                                                84              53
 Warrant liability                                                                               --             602
 Short-term revolving loans                                                                      --             481
 Deferred revenue                                                                               123             564
 Dividends payable                                                                            3,336           2,489
                                                                                        -----------      ----------

       Total Current Liabilities                                                              5,418           6,898

OTHER LIABILITIES
-----------------
 Capital lease obligations, net of current portion                                               14              34
 Notes payable, net of current portion                                                          135             130
                                                                                       ------------    ------------

       TOTAL LIABILITIES                                                                      5,567           7,062
                                                                                        -----------     -----------

COMMITMENTS AND CONTINGENCIES
-----------------------------
SHAREHOLDERS' DEFICIENCY
------------------------
  Preferred stock, $0.0001 par value; 2,000,000 shares authorized;
      Series A Convertible Preferred, 134,680 issued
      and outstanding in 2007 and 2006; liquidation
      preference of $2,750,000;
      Series B Redeemable Preferred, 974 issued and outstanding in                               --              --
      2007 and 2006; liquidation preference of $974,075;
      Series C Redeemable Preferred, 2,000  issued and
      outstanding in 2007 and 2006; liquidation preference of $2,000,000;                        --              --
      Series D Redeemable Preferred, 100 shares issued and outstanding in
      2007 and 2006,liquidation preference of $100,000;                                          --              --

  Common stock, $.0001 par value; 50,000,000 shares
     authorized; 7,115,216 and 5,293,311 shares issued in
     2007 and 2006, respectively; and 7,075,289 and 5,253,384
     shares outstanding in 2007 and 2006, respectively                                            1              --
     Additional paid-in capital                                                             114,961         113,185
     Accumulated deficit                                                                   (115,679)       (116,756)
                                                                                           ---------       ---------

                                                                                               (717)         (3,571)

  Common stock in treasury, at cost; 24,371 shares in 2007
     and 2006                                                                                  (328)           (328)
                                                                                         -----------     -----------

       TOTAL SHAREHOLDERS' DEFICIENCY                                                        (1,045)         (3,899)
                                                                                          ----------      ----------

       TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY                                    $    4,522      $    3,163
                                                                                         ==========      ==========


                      DIRECT INSITE CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                 For the Years Ended December 31, 2007 and 2006

-----------------------------------------------------------------------------------------------------------------

                                                                                           2007            2006
                                                                                      -------------- ------------
REVENUES                                                                              $     10,111   $      8,889
--------                                                                              ------------   ------------

COSTS AND EXPENSES
------------------
 Operations, research and development                                                        3,698          3,478
 Sales and marketing                                                                         1,110          1,393
 General and administrative                                                                  2,755          2,581

 Amortization and depreciation                                                                 332            321
                                                                                      ------------   ------------

       TOTAL OPERATING EXPENSES                                                              7,895          7,773
                                                                                      ------------   ------------


       OPERATING INCOME                                                                      2,216          1,116
                                                                                      ------------   ------------

OTHER EXPENSE (INCOME)
----------------------
Change in fair value of warrant                                                                 --            143
Interest expense, net                                                                           97            610

Other (income) expense, net                                                                     (8)            94
                                                                                      ------------   ------------

         TOTAL OTHER EXPENSE, NET                                                               89            847
                                                                                      ------------   ------------

INCOME BEFORE PROVISION FOR INCOME TAXES                                                     2,127            269
----------------------------------------


PROVISION  FOR INCOME TAXES                                                                     27              0
--------                                                                              ------------   ------------

NET INCOME                                                                                   2,100            269
----------


PREFERRED STOCK DIVIDENDS                                                                   (1,060)          (714)
--------                                                                              ------------   ------------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
 SHAREHOLDERS                                                                          $     1,040      $    (445)
 ------------                                                                         ============   =============

BASIC INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS                      $      0.17      $   (0.09)
-----------------------------------------------------------------                     ============   =============

FULLY DILUTED INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS              $      0.12      $   (0.09)
-------------------------------------------------------------------------             ============   =============

BASIC WEIGHTED AVERAGE COMMON SHARES OUSTANDING                                              5,966          5,000
-----------------------------------------------                                       ============   =============

FULLY DILUTED WEIGHTED AVERAGE COMMON SHARES OUSTANDING                                      8,534          5,000
-------------------------------------------------------                               ============   =============

                      DIRECT INSITE CORP. AND SUBSIDIARIES

               CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIENCY


          For the Years Ended December 31, 2007 and 2006 (in thousands)

------------------------------------------------------------------------------------------------------------------------------------

                                  Preferred Stock
              -------------------------------------------------------
                                                                                                 Deferred
                 Series A    Series B      Series C      Series D     Common       Additional     Stock      Accum-
                                                                      Stock         Paid-in       Based      ulated Treasury
                                                                                    Capital    Compensation  Deficit Stock   Total

              Shares Amount Shares Amount Shares Amount Shares Amount Shares Amount  Amount       Amount
              ----------------------------------------------------------------------------------------------------------------------
BALANCE -
-------
January 1,
2006           135    $--      1    $--     2     $--     --    $--    4,933   $--    $113,039   $(134)   $(116,311) $(328) $(3,734)

Reclass-
ification
on adoption
of FAS 123(R)                                                                             (134)    134                           --

Common stock
and options
issued for
services        --     --     --     --    --      --     --     --      320    --         117                   --     --      117

Stock based
compensation
expense                                                                                    163                                  163

Dividends
declared,
preferred
Stock          --     --     --     --    --      --     --     --       --     --          --                 (714)    --     (714)


Net income     --     --     --     --    --      --     --     --       --     --          --      --          269     --      269
              ----------------------------------------------------------------------------------------------------------------------

BALANCE -
December 31,
 2006          135    $--      1    $--     2     $--     --    $--    5,253   $--    $113,185   $  --    $(116,756) $(328) $(3,899)
              ======================================================================================================================

                      DIRECT INSITE CORP. AND SUBSIDIARIES

          For the Years Ended December 31, 2007 and 2006 (in thousands)

------------------------------------------------------------------------------------------------------------------------------------

                                  Preferred Stock
              -------------------------------------------------------
                                                                                                 Deferred
                 Series A    Series B      Series C      Series D     Common       Additional     Stock      Accum-
                                                                      Stock         Paid-in       Based      ulated Treasury
                                                                                    Capital    Compensation  Deficit Stock   Total

              Shares Amount Shares Amount Shares Amount Shares Amount Shares Amount  Amount      Amount
              ----------------------------------------------------------------------------------------------------------------------

BALANCE -
-------
December 31,
2006           135    $--        1   $--      2   $--     --    $--    5,253  $--     $113,185    $--     $(116,756) $(328) $(3,899)

Cumulative
effect of
change in
Accounting
principle                                                                                  565                   37             602

Common stock
and warrants
issued for
services        --     --       --    --     --    --     --     --        5                45                   --     --       45

Common stock
issued on
exercise
of options
and warrants                                                             765    1           28                                   29

Employee stock
based
compensation
expense                                                                  185               564                                  564

Common stock
issued to settle
accrued
liabilities                                                              767               361                                  361

Dividends
declared,
preferred
Stock         --     --       --    --     --    --     --     --        100   --          213               (1,060)    --     (847)


Net income    --     --       --    --     --    --     --     --         --   --           --     --         2,100     --    2,100
              ----------------------------------------------------------------------------------------------------------------------
BALANCE -
December 31,
 2007          135    $--      1    $--     2     $--     --    $--    7,075  $ 1     $114,961   $  --    $(115,679) $(328) $(1,045)
              ======================================================================================================================

                      DIRECT INSITE CORP. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                 For the Years Ended December 31, 2007 and 2006

-------------------------------------------------------------------------------------------------------------------------
                                                                                           2007              2006
                                                                                     ----------------- ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
 Net income                                                                             $      2,100      $        269
 Adjustments to reconcile net income
  to net cash provided by operations:
   Amortization and depreciation:
     Property and equipment                                                                      329               319
     Other                                                                                         3                 2
     Discount on debt                                                                             --               375
    Stock based compensation expense                                                             609               163
    Change in fair value of warrants                                                              --               143

  Changes in operating assets and liabilities:
    Accounts receivable                                                                          513              (141)
    Prepaid expenses and other current assets                                                      4                88
    Other assets                                                                                   3                 2
    Accounts payable and accrued expenses                                                        135               161
    Deferred revenue                                                                            (441)             (232)
                                                                                       --------------    --------------

       NET CASH PROVIDED BY  OPERATING ACTIVITIES                                       $      3,255      $      1,149
                                                                                       --------------    --------------

CASH FLOWS USED IN INVESTING ACTIVITIES
 Expenditures for property and equipment                                                $       (202)     $        (97)
                                                                                       --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
  Proceeds from issuance of shares on exercise of options                                         28                --
  Repayment of short-term revolving loans, net                                                  (481)             (214)
  Repayment of long-term debt                                                                    (68)             (768)
  Repayments of lines of credit                                                                 (586)              (34)
  Repayments of capital lease obligations                                                        (57)             (105)
                                                                                       --------------    --------------

       NET CASH USED IN FINANCING ACTIVITIES                                                  (1,164)           (1,121)
                                                                                       --------------    --------------


       NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                                                                               1,889               (69)

CASH AND CASH EQUIVALENTS - Beginning                                                            295               364
                                                                                       --------------    --------------

CASH AND CASH EQUIVALENTS - Ending                                                      $      2,184      $        295
-------------------------                                                              =============     ==============

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Nature of Business
         ------------------

Direct Insite Corp. and subsidiaries (the "Company"), primarily operate as an application service provider ("ASP"), that markets an integrated transaction based "fee for service" offering called Invoices On-Line (IOL), an electronic invoice presentment and payment (EIP&P) service that processes high volumes of transactional data for invoice presentment purposes delivered via the Internet on a global basis.

A complete Internet Customer Care tool set integrated with the EIP&P product set is also available. In 2006, the Company operated fully redundant data centers located at its main office in Bohemia, N.Y. and in an IBM co-location facility in Newark, NJ. In 2007 the Company relocated its data center previously in Newark, to a co-location facility in Hauppauge, New York.

Management's  liquidity  plans are  discussed in Note 12. Also,  as described in
Note 15, the Company has two major customers that accounted for approximately 97% and 98% of the Company's revenue for the years ended December 31, 2007 and 2006, respectively. Loss of these customers would have a material adverse effect on the Company.

NOTE 2 - Significant Accounting Policies
         -------------------------------

Principles of Consolidation
---------------------------
The consolidated financial statements include the accounts of Direct Insite Corp. and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition
-------------------
The Company records revenue in accordance with Statement of Position ("SOP") 81-1 "Accounting for Performance of Construction-Type and Certain Production Type Contracts", issued by the American Institute of Certified Public Accountants and SEC Staff Accounting Bulletin Topic 13 "Revenue Recognition in Financial Statements." In some circumstances, the Company enters into arrangements whereby the Company is obligated to deliver to its customer multiple products and/or services (multiple deliverables). In these transactions, in accordance with the Emerging Issues Task Force ("EITF") Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables", the Company allocates the total revenue to be earned among the various elements based on their relative fair values. The Company recognizes revenue related to the delivered products or services only if:

O Any undelivered products or services are not essential to the functionality of the delivered products or services;

O Payment for the delivered products or services is not contingent upon delivery of the remaining products or services;

O The Company has an enforceable claim to receive the amount due in the event it does not deliver the undelivered products or services and it is probable that such amount is collectible;

O There is evidence of the fair value for each of the undelivered products or services;

O Delivery of the delivered element represents the culmination of the earnings process.

The following are the specific revenue recognition policies for each major category of revenue.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Significant Accounting Policies, continued
         -------------------------------

ASP Services
------------
The Company provides transactional data processing services through our ASP software solutions to its customers. The customer is charged a monthly fixed rate on a per transaction basis or a fixed fee based on monthly transaction volumes. Revenue is recognized as the services are performed.

Custom Engineering Services
---------------------------
The Company performs custom engineering services which are single contractual agreements involving modification or customization of our proprietary ASP software solution. Progress is measured using the relative fair value of specifically identifiable output measures (milestones). Revenue is recognized at the lesser of the milestone amount when the customer accepts such milestones or the percentage of completion of the contract following the guidance of SOP 81-1.

Cost of Revenue
---------------
Cost of revenue in the consolidated statements of operations is presented along with research and development costs and exclusive of amortization and depreciation which is shown separately. Custom Service Engineering costs related to uncompleted milestones are deferred and included in other current assets, when applicable. For the years ended December 31, 2007 and 2006, research and development expenses were approximately $2,598,000, and $2,381,000, respectively.

Property and Equipment
----------------------
Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized over the terms of the respective leases or the service lives of the related assets, whichever is shorter.

Capitalized lease assets are amortized over the shorter of the lease term or the service life of the related assets.

Software Costs
--------------
Costs associated with the development of software products are generally capitalized once technological feasibility is established. Purchased software technologies are recorded at cost and software technologies acquired in purchase business transactions are recorded at their estimated fair value. Software costs are amortized using the greater of the ratio of current revenue to total projected revenue for a product or the straight-line method over its estimated useful life. Amortization of software costs begins when products become available for general customer release. Costs incurred prior to establishment of technological feasibility are expensed as incurred and are included in
"operations, research and development". No software development costs were capitalized in 2007 and 2006.

Impairment of Long-Lived Assets
-------------------------------
Statement of Financial Accounting Standards ("SFAS"), No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144") requires management judgments regarding the future operating and disposition plans for marginally performing assets, and estimates of expected realizable values for assets to be sold. The Company accounts for its long-lived assets in accordance with FAS 144 for purposes of determining and measuring impairment of its other intangible

                 DIRECT INSITE CORP. AND SUBSIDIARIES NOTES TO
                       CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Significant Accounting Policies, continued
         -------------------------------

assets. It is the Company's policy to periodically review the value assigned to its long lived assets, including capitalized software costs, to determine if they have been permanently impaired by adverse conditions. If required, an impairment charge would be recorded based on an estimate of future discounted cash flows.


In order to test for recoverability, the Company compared the sum of an undiscounted cash flow projection from the related long-lived assets to the net carrying amount of such assets. Considerable management judgment is necessary to estimate undiscounted future operating cash flows and fair values and, accordingly, actual results could vary significantly from such estimates. No impairment charges were recognized during the years ended December 31, 2007 and 2006, respectively.

Income Taxes
------------
The Company accounts for income taxes using the liability method. The liability method requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax basis of assets and liabilities, using enacted tax rates. Additionally, net deferred tax assets are adjusted by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax assets will not be realized. The Company currently has significant deferred tax assets. SFAS No. 109, "Accounting for Income Taxes ("FAS 109"), requires a valuation allowance be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Furthermore, FAS 109 provides that it is difficult to conclude that a valuation allowance is not needed when there is negative evidence such as cumulative losses in recent years. Therefore, cumulative losses weigh heavily in the overall assessment. Accordingly, and after considering changes in previously existing positive evidence, the Company recorded a full valuation allowance. In addition, the Company expects to provide a full valuation allowance on future tax benefits until it can sustain a level of profitability that demonstrates its ability to utilize the assets, or other significant positive evidence arises that suggests its ability to utilize such assets. The future realization of a portion of its reserved deferred tax assets related to tax benefits associated with the exercise of stock options, if and when realized, will not result in a tax benefit in the consolidated statement of operations, but rather will result in an increase in additional paid in capital. The Company will continue to re-assess its reserves on deferred income tax assets in future periods on a quarterly basis. The Company has elected the "with and without approach" regarding ordering of windfall tax benefits to determine whether the windfall tax benefit did reduce taxes payable in the current year. Under this approach the windfall tax benefit would be recognized in additional paid-in-capital only if an incremental tax benefit is realized after considering all other benefits presently available.

Earnings per Share
------------------
The Company displays earnings per share in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share include the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Significant Accounting Policies, continued
         -------------------------------

Securities that could potentially dilute basic earnings per share ("EPS") in the future, that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented, consist of the following (shares are in thousands):

     Potential Common Shares                                   December 31,
                                                        -------------------------
                                                           2007           2006
                                                           ----           ----
                                                        ---------------- --------
     Options to purchase common stock                       --           4,605
     Warrants to purchase common stock                      200          3,332
     Series A Convertible Preferred Stock                 1,347          1,347
                                                          -----          -----

     Total Potential Common Shares as of  December 31,    1,547          9,284
                                                          =====          =====


Cash and Cash Equivalents
-------------------------
The Company considers all investments with original maturities of three months or less to be cash equivalents. The Company has cash deposits in excess of the maximum amounts insured by FDIC at December 31, 2007 and 2006. The Company mitigates its risk by investing in or through major financial institutions.

Allowance For Doubtful Accounts
-------------------------------
The allowance for doubtful accounts reflects management's best estimate of probable losses inherent in the account receivable balance. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. Management performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer's current credit worthiness, as determined by the review of their current credit information. Collections and payments from customers are continuously monitored. While such bad debt expenses have historically been within expectations and allowances established, the Company cannot guarantee that it will continue to experience the same credit loss rates that it has in the past. At December 31, 2007 and 2006, an allowance for doubtful accounts is not provided since, in the opinion of management, all accounts are deemed collectible. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Concentrations and Fair Value of Financial Instruments
------------------------------------------------------
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. Concentrations of credit risk with respect to accounts receivable and revenue are disclosed in
Note 16. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded value.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - Significant Accounting Policies, continued
         -------------------------------

Use of Estimates
----------------
In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Disclosures that are particularly sensitive to estimation include revenue recognition, fair value of derivative warrants, stock based compensation, valuation allowance on deferred tax assets, and management's plans, as disclosed in Note 13. Actual results could differ from those estimates.

New Accounting Pronouncements
-----------------------------
In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"). This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the consolidated financial position, results of operations or cash flows of the Company (see Note 9).

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 requires fair value measurements to be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS 157 on its future consolidated financial position, results of operations and cash flows and has not yet determined such effects.

In  November  2006,  the EITF  reached  a final  consensus  in EITF  Issue  06-6
"Debtor's Accounting for a Modification (or Exchange) of Convertible Debt Instruments" ("EITF 06-6"). EITF 06-6 addresses the modification of a convertible debt instrument that changes the fair value of an embedded conversion option and the subsequent recognition of interest expense for the associated debt instrument when the modification does not result in a debt extinguishment pursuant to EITF 96-19 , "Debtor's Accounting for a Modification or Exchange of Debt Instruments,". The consensus should be applied to modifications or exchanges of debt instruments occurring in interim or annual periods beginning after November 29, 2006. The adoption of EITF 06-6 did not have a material impact on our consolidated financial position, results of operations or cash flows. In November 2006, the FASB ratified EITF Issue No. 06-7, Issuer's Accounting for a Previously Bifurcated Conversion Option in a Convertible Debt Instrument When the Conversion Option No Longer Meets the
Bifurcation  Criteria in FASB  Statement  No.  133,  Accounting  for  Derivative

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Significant Accounting Policies, continued
         -------------------------------

Instruments and Hedging Activities ("EITF 06-7"). At the time of issuance, an embedded conversion option in a convertible debt instrument may be required to be bifurcated from the debt instrument and accounted for separately by the issuer as a derivative under FAS 133, based on the application of EITF 00-19. Subsequent to the issuance of the convertible debt, facts may change and cause the embedded conversion option to no longer meet the conditions for separate accounting as a derivative instrument, such as when the bifurcated instrument meets the conditions of Issue 00-19 to be classified in stockholders' equity. Under EITF 06-7, when an embedded conversion option previously accounted for as a derivative under FAS 133 no longer meets the bifurcation criteria under that standard, an issuer shall disclose a description of the principal changes causing the embedded conversion option to no longer require bifurcation under FAS 133 and the amount of the liability for the conversion option reclassified to stockholders' equity. EITF 06-7 should be applied to all previously bifurcated conversion options in convertible debt instruments that no longer meet the bifurcation criteria in FAS 133 in interim or annual periods beginning after December 15, 2006, regardless of whether the debt instrument was entered into prior or subsequent to the effective date of EITF 06-7. Earlier application of EITF 06-7 is permitted in periods for which financial statements have not yet been issued. The adoption of EITF 06-7 did not have a material impact on our consolidated financial position, results of operations or cash flows.

In December 2006, the FASB issued FASB Staff Position ("FSP") EITF 00-19-2 "Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2") which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies." Adoption of FSP EITF 00-19-2 is required for fiscal years beginning after December 15, 2006. The effect of adopting FSP EITF 00-19-2 are disclosed in Note 3.

In February 2007, the FASB issued SFAS No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" ("SFAS No. 159"), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 159. The Company is currently evaluating the expected effect of SFAS 159 on its consolidated financial statements and is currently not yet in a position to determine such effects.

In December 2007, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 141R, "Business Combinations" ("SFAS 141R"), which replaces SFAS No. 141, "Business Combinations." SFAS 141R establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including non-controlling interests, contingent consideration, and certain acquired contingencies. SFAS 141R also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. SFAS 141R will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141R would have an impact on accounting for any businesses acquired after the effective date of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for the non-controlling

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Significant Accounting Policies, continued
         -------------------------------

interest in a subsidiary (previously referred to as minority interests). SFAS 160 also requires that a retained non-controlling interest upon the deconsolidation of a subsidiary be initially measured at its fair value. Upon adoption of SFAS 160, the Company would be required to report any non-controlling interests as a separate component of stockholders' equity. The Company would also be required to present any net income allocable to non-controlling interests and net income attributable to the stockholders of the Company separately in its consolidated statements of operations. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS 160 shall be applied prospectively. SFAS 160 would have an impact on the presentation and disclosure of the non-controlling interests of any non wholly-owned businesses acquired in the future.

In December 2007, the Staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110 ("SAB 110") regarding the use of a "simplified" method, as discussed in SAB 107, in developing an estimate of the expected term of "plain vanilla" share options in accordance with FASB No. 123(R) "Share Based Payment'. The Staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007.

Stock Options and Similar Equity Instruments
--------------------------------------------
Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No, 123(Revised 2004), "Share-Based Payment", ("SFAS 123(R)"), using the modified-prospective-transition method to account for stock based compensation. Non-employee stock based compensation is accounted for using the provisions of EITF 96-18. As a result, for the year ended December 31, 2007 the Company recorded $609,000 in stock based compensation expense for the fair value of stock based compensation of which $81,000 related to stock options granted to employees, $452,000 related to restricted stock grants, and $35,000 related to warrants issued in exchange for services. For the year ended December 31, 2006, the Company recorded $163,000 in stock based compensation expense for the fair value of stock based compensation of which $83,000 related to stock options granted to employees, $9,000 related to restricted stock grants, and $71,000 related to warrants issued in exchange for services. At December 31, 2007, there was $1,534,000 of total unrecognized stock based compensation costs, which is expected to be recognized over a weighted average period of 2.9 years.

NOTE 3 - Change in Accounting Principle
         ------------------------------

Prior to January 1, 2007 the Company, under the provisions of EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", was required to record the warrants issued in conjunction with a bridge loan as a derivative liability at fair value on the date of issuance due to the registration payment arrangements included in the financing and warrant agreements. At December 31, 2006 the fair value of the warrant liability was $602,000. In January 2007, the Company changed the method of accounting following the guidance of FSP EITF 00-19-2 which provides that the contingent obligation to make future payments under a registration payment arrangement should be accounted for as a separate agreement in accordance with FASB Statement No. 5, Accounting for Contingencies. As a result the warrant liability at issuance of $565,000 was reclassified to Additional Paid In Capital based on its original fair value and the cumulative effect of the change in accounting principle of $37,000 was recorded as a credit to accumulated deficit. The cumulative effect upon adoption of FSP EITF 00-19-2 is summarized below:

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accumulated deficit - December 31, 2006                               $(116,756)
         Cumulative effect of the change in accounting principle             37
                                                                     ----------

Accumulated deficit - January 1, 2007                                 $(116,719)
                                                                     ==========

NOTE 4 - Accounts Receivable and Short-term Revolving Loans
         -------------------------------------------------

On May 31, 2007, the Company renewed an Accounts Receivable Line of Credit with a Bank, whereby the Company from time to time may assign some of their accounts receivable to the Bank on a full recourse basis. Upon specific invoice approval, an advance of 80% of the underlying receivable is provided to the Company. The remaining balance (20%), less finance charges equal to the prime rate plus 2.00% per month (9.25% at December 31, 2007), is paid to the Company once the customer has paid. The maximum amount of all assigned receivables outstanding at any time shall not exceed $1.5 million. The Company paid a facility fee of $15,000 for the renewal and the agreement expires on May 30, 2008. A December 31, 2007, the Company had no accounts receivable assigned to the Bank and had no advances from the Bank. At December 31, 2006, the Company had assigned approximately $290,000 of accounts receivable to the Bank and received advances of $232,000 from the Bank.

In May 2004, the Company entered into an Agreement with DIRI Rec Fund L.L.C. (the "Rec Fund") whereby the Company may assign certain accounts receivable on a full recourse basis to the Rec Fund as security for advances (loans). The Rec Fund was established solely to advance funds to the Company upon the assignment of receivables. The Rec Fund is administered by a third party trustee. Certain shareholders of the Company and a former Director of the Company, are the principal investors in the Rec Fund. Under the Agreement, the Company pays interest at the rate of one (1) percent per month on the maximum purchase amount (as defined in the agreement) of the Rec Fund and pays the administrative costs of the Rec Fund which approximate $12,000 per year. At December 31, 2006, the Rec Fund had a total principal available for advances of $250,000 and the Company had outstanding advances from the Rec Fund of $249,000 resulting in an unused availability under the agreement of $1,000. At December 31, 2007 the Company had repaid all advances received from the Rec Fund and the Agreement was terminated.

NOTE 5 - Property and Equipment
         ----------------------

Property and equipment consist of the following:

                                                                      December 31,                Useful life
                                                                  2007            2006             in Years
                                                                 ------------------------------ --------------
                                                                       (in thousands)
       Computer equipment and purchased software                 $ 3,287        $ 6,655               3
       Furniture and fixtures                                         58            455             5 - 7
       Automobile                                                      0             44               3
                                                                 --------      ---------
                                                                   3,345          7,154
       Less: accumulated deprecation and amortization             (2,902)        (6,704)
                                                                 --------        -------

             Property and Equipment, Net                         $   443       $    450
                                                                 ========       ========

Depreciation and amortization expense related to property and equipment for the years ended December 31, 2007 and 2006 was $329,000 and $319,000, respectively, which includes amortization of equipment under capital leases of $35,000 and $102,000 for the years ended December 31, 2007 and 2006, respectively. The costs and net book value of equipment under capital leases is stated in Note 7.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - Accounts Payable and Accrued Expenses
         -------------------------------------

Accounts payable and accrued expenses consist of the following:

                                                          December 31,
                                                     2007             2006
                                                   ------------------------
                                                        (in thousands)
       Trade accounts payable                      $  456            $  499
       Sales taxes payable                            539               539
       Other accrued expenses                         844             1,027
                                                   -------         ---------

                                                   $1,839            $2,065
                                                   ======            ======
NOTE 7 - Debt
-------------

Lines of credit
---------------
On June 30, 2005, the Company obtained a new line of credit ("LoC") in the principal amount of $500,000 with JPMorgan Chase Bank ("JPMC") evidenced by a Grid Demand Promissory Note (the "Credit Facility) replacing a prior credit facility dated June 27, 2003, under substantially similar terms, but extending the original Maturity Date to June 30, 2007. As a condition precedent to providing the Credit Facility, the JPMC required guarantees of the Company's obligations from Tall Oaks Group L.L.C. ("Tall Oaks") and Lawrence Hite (managing member of Tall Oaks) and a collateral agreement from Tall Oaks. In consideration of the issuance of such guarantee and delivery of the collateral agreement, on July 12, 2005, the Company issued and delivered to Tall Oaks warrants with an initial exercise price of $1.00 per share to purchase an aggregate of 500,000 shares of the common stock of Company.

The LoC permitted two forms of draw downs; one based upon prime rate, the second based upon LIBOR. The Company elected to draw down $500,000 applying the terms and conditions set forth for LIBOR. The interest rate is the JPMC reserve adjusted LIBOR plus 2.30%. As of December 31, 2006 the balance outstanding was $500,000 and the applied interest rate was 7.93%. The credit line was repaid in full on June 28, 2007 and the credit line was terminated. The Company also had a second line of credit from Sterling National Bank ("Sterling") in the original amount of $250,000. The line was guaranteed by the Company's chairman, secured by the assets of the Company and carried an interest rate of 11.25%. Repayments were calculated monthly at 2.778% of the outstanding balance, plus finance charges, and continue until the line is fully paid. At December 31, 2006, the Company had an outstanding balance of approximately $86,000 under the line of credit. On February 21, 2007 the balance of $81,000 under the line was paid in full and the LoC was terminated.

Capitalized lease obligations
-----------------------------
The Company has equipment under capital lease obligations expiring at various times through 2010. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets.

As of December 31, 2007 minimum future payments under these capital leases are:

                                    DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - Debt (continued)
------------------------

                   Year Ending
     ------------------------------------------
                                                  (in thousands)
                      2008                          $   40
                      2009                               9
                      2010                               7
                                                    -----------

        Total minimum lease payments                    56

     Less: amounts representing interest                (6)
                                                    ----------

        Net minimum lease payments                      50
     Current portion                                    36
                                                    ----------
     Long term portion                              $   14
                                                    ==========


The interest rates pertaining to these capital leases and notes range from 10.2% to 15.3%. The gross value and the net book value of the related assets is approximately $135,000 and $28,000 at December 31, 2007, respectively, and $314,000 and $66,000 at December 31, 2006, respectively.

Notes payable
-------------
At December 31, 2007 and 2006, notes payable consist of $219,000 and $183,000, respectively, of borrowings for the purchase of equipment. These notes bear interest at rates ranging from 9.0% to 10.3% per year and mature through April 2011. The notes are collateralized by the equipment purchased.

As of December 31, 2007 future principal payments under these notes are:

                    Year Ending
     -----------------------------------------
                                                 (in thousands)
                       2008                         $   84
                       2009                             78
                       2019                             48
                       2011                              9
                                                    -----------
                    Total payments                     219
            Current portion                             84
                                                    ----------
            Long term portion                       $  135
                                                    ==========


In March 2005, the Company entered into a Securities Purchase Agreement (the "Agreement") with Sigma Opportunity Fund L.L.C. ("Sigma") and Metropolitan Venture Partners II, L.P. ("MetVP"), collectively the "Buyers", whereby the Buyers purchased Senior Subordinated Secured Notes (the "Note Purchase") in the aggregate amount of $750,000. The notes bear interest at the rate of five percent (5%) per year beginning June 28, 2005, and are payable quarterly in cash or common stock at the option of the Buyers. The Notes mature on the earlier to occur of (i) October 10, 2006, or (ii) the date on which demand for payment of the loan payable to JPMorgan Chase Bank is made. In connection with the note purchase the Buyers were issued warrants to purchase 750,000 common shares of the Company. The initial exercise price of the warrants was $0.90 per share of common stock. Sigma had an exclusive right to lead a "Follow-on-Financing" for 45 days following the closing and the Company had granted Sigma additional time. In the event that the Follow-on-Financing had occurred the exercise price of the

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - Debt (continued)
         ---------------

warrants issued in conjunction with the Note Purchase would have been adjusted as agreed between the Company and the buyers. The Follow-on-Financing was not consummated; as such, the exercise price of the warrants was reduced to $0.01 per common share.

Under the terms of the agreement, on September 1, 2005 the Company filed with the Securities and Exchange Commission a Registration Statement to register a number of common shares equal to the maximum number of shares that would be issuable to the Buyers in payment of interest on the notes through the maturity date plus a number of common shares issuable upon exercise of the warrants. The Company is required to pay liquidating damages in the amount of 1% per month of the purchase price paid for the first two months and 2% for the remaining months to the buyers upon the occurrence of the following events:

     1.   Failure to file a registration statement by August 30, 2005
     2. Failure to have the registration statement declared effective by December 31, 2005 Failure to maintain the effectiveness of the registration statement until the earlier of (a) March 29, 2008, (b) the date whereby all the securities may be sold pursuant to Rule 144
          (c) the date on which the Buyers no longer hold the securities
     3. Failure to be listed on the OTC Bulletin Board, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or New York Stock Exchange
     4.   Failure to timely deliver warrant or interest shares.

During the year ended December 31, 2006, the Company paid $120,000 of liquidated damages and $43,000 of interest. The notes of $750,000 in principal were paid in full on October 10, 2006.

The Company recorded a debt discount of $565,000 based on the residual value of the proceeds received and the fair value of the warrants. This discount was amortized over the life of the loan using the effective interest rate method. Amortization of $375,000 was recorded as interest expense during the year ended December 31, 2006.

NOTE 8 - Shareholders' Deficiency
         ------------------------

Preferred Stock
---------------
The Company has 2,000,000 authorized preferred shares of which 137,754 were issued and outstanding at December 31, 2007 and 2006, as follows:

Series A Convertible Preferred Stock
------------------------------------
The Company has issued 134,680 shares of Series A Convertible Preferred Stock ("Series A Preferred") to MetVP. Each share of Series A Preferred is convertible into 10 shares of common stock of the Company. Under the terms of the Series A Preferred the shares automatically convert to common shares under certain events with a final automatic conversion date of September 25, 2008. The holders of the Series A Preferred ("the Holders") are entitled to dividends, on a cumulative basis, at the rate of 9-1/2% per annum, compounded quarterly and payable on February 1, 2005 and September 25, 2005. The Holders have certain demand and

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

piggyback registrations rights for the Common Stock issuable upon conversion of the Series A Preferred. The payment of the first dividend was originally scheduled for September 25, 2004, however, the Company and the Holders agreed to defer this payment until February 1, 2005. As consideration for the deferral of the dividend payment, the Company agreed to pay the Holders a premium of 7.5% of the dividend. In May 2004, the Company and the Holders further agreed to grant the Company the right, in its sole discretion, to defer the payment of the dividend scheduled to be paid on February 1, 2005 until February 1, 2006. In the event the Company elected to pay the dividend on February 1, 2006 the Holders would receive a premium of $129,000. Also, the Company and the Holders further agreed to grant the Company the right, in its sole discretion, to defer the payment of the dividend scheduled to be paid on September 25, 2005 until February 1, 2006. As a result of this deferment, the Company agreed to pay a premium of $26,000. The holders of Series A Preferred have preference in the payment of dividends and, in the event of liquidation, to all classes of capital stock of the Company except for the Series B and C Preferred Stock. Certain issues had arisen concerning the Company's obligation to accumulate and pay dividends on the Series A Preferred beyond September 25, 2005. On November 21, 2007, the Company and MetVP entered into an agreement resolving certain disputes which had arisen with respect to the payment of dividends and interest to MetVP. The Agreement provides that, in addition to the undisputed sum of approximately $1,406,000, the Company will be paying an additional $500,000 through September 25, 2008 in consideration of past, present and future dividend and interest payments through that date. All payments are conditioned upon there being funds legally available for such payments when due. The agreement further provided for the issuance to MetVP of 100,000 restricted shares of the Company's common stock. These shares were issued in November 2007 and had a fair value based on the closing stock price on the date of issuance of $213,000 which was recorded as a dividend during the fourth quarter of 2007. At December 31, 2007 and 2006, there were $1,685,000 and $1,345,000, respectively, of dividends accrued and unpaid for Series A Preferred Holders and remain unpaid as of March 24, 2008.

Series B Redeemable Preferred Stock
-----------------------------------
The Company has issued 974 Series B Preferred shares at $1,000 per share in exchange of $974,000 of outstanding debt. The Company's Chairman and current Chief Executive Officer holds 266 shares, Markus & Associates (an affiliate of SJ, Note 10) holds 208 shares, and Tall Oaks holds 500 shares. Each of the Preferred Stock - B shares is entitled to mandatory dividends, payable quarterly, commencing on the first day of the calendar quarter after the date of issuance, at the rate of 12% per annum. Additionally, the Preferred Stock - B shares were redeemable, at the sole option of the Company, on or after March 31, 2005 (or prior to March 31, 2005 with the consent of majority-in-interest holders of Preferred Stock - B shares). Upon redemption, the holders of the Preferred Stock - B shall be entitled to receive, for each share of Preferred Stock - B outstanding, an amount equal to the price per share plus accrued and unpaid dividends. As of December 31, 2007 and 2006, there were $773,000 and $532,000, respectively, in dividends payable to the Preferred Stock - B holders. The holders of Series B Preferred have preference in the payment of dividends and, in the event of liquidation, to all classes of capital stock of the Company before the Series A, C and D Preferred Stock. The Company paid dividends totaling $773,000 in January 2008.

Series C Redeemable Preferred Stock
-----------------------------------
The Company has issued 2,000 shares of its non-voting Series C Redeemable Preferred Stock ("Preferred Stock - C"). The holders of Preferred Stock - C are entitled to dividends at the rate of 9-1/2% per annum, payable quarterly in arrears beginning October 1, 2005. The Company has the option to redeem issued shares of Preferred Stock - C, in whole or in part, at any time, with the

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - Shareholders' Deficiency, continued
         ------------------------

redemption price equal to the purchase price plus accrued and unpaid dividends. For each share of Preferred Stock - C purchased, each investor received a Warrant to purchase the number of shares of the Company's common stock equal to the exchange ratio of $1,000 of price per share ("Price Per Share") divided by 123% of the closing price per share of the Company's common stock on the trading day immediately prior to the date of issuance of the Warrant. Certain officers, directors and affiliates hold 1,470 shares of the Preferred Stock - C. As of December 31, 2007 and 2006, 1,990,779 warrants are outstanding in connection with the issuances of Preferred Stock - C. The warrants expire in 2008 and 2009 and have exercise prices ranging from $0.86 to $2.13 per common share. The proceeds were used for working capital purposes. The holders of Series C Preferred have preference in the payment of dividends and, in the event of liquidation, to all classes of capital stock of the Company except for the Series B Preferred Stock. As of December 31, 2007 and 2006, there were $844,000 and $589,000, respectively, in dividends accrued for the Preferred Stock - C holders.

Series D Redeemable Preferred Stock
-----------------------------------
The Board of Directors authorized the issuance of up to 1,500 shares of Series D Redeemable Preferred Stock ("Series D Preferred") at $1,000 per share. The holders of Series D Preferred are entitled to dividends, on a cumulative basis, at the rate of 9-1/2% per year, compounded and payable quarterly beginning on April 1, 2006. The holders of Series D Preferred have preference in the payment of dividends and, in the event of liquidation, to all classes of capital stock of the Company except for the Series A, B and C Preferred Stock. As of December 31, 2007 and 2006, 100 shares of Series D Preferred had been sold and the Company received proceeds of $100,000. The buyer was issued warrants to purchase 90,909 common shares at an exercise price of $2.03 per share in conjunction with the sale. At December 31, 2007 and 2006 there were $34,000 and $22,000, respectively, of dividends accrued and unpaid for Series D Preferred Holders.

Based on the advice of legal counsel, management believes the Company may only pay dividends to the extent it has a surplus or current earnings pursuant to Delaware General Corporate Law.

Dividends included in net income (loss) attributable to common shareholders for the years ended December 31, 2007 and 2006 were:

---------------------------------------- ----------------------------------------- -----------------------------------
            Preferred Stock                                2007                                   2006
            ---------------                                ----                                   ----
---------------------------------------- ----------------------------------------- -----------------------------------
Series A                                                 $553,000                               $271,000
---------------------------------------- ----------------------------------------- -----------------------------------
Series B                                                 $240,000                               $200,000
---------------------------------------- ----------------------------------------- -----------------------------------
Series C                                                 $255,000                               $232,000
---------------------------------------- ----------------------------------------- -----------------------------------
Series D                                                 $ 12,000                               $ 11,000
                                                         --------                               --------
---------------------------------------- ----------------------------------------- -----------------------------------
Total                                                  $1,060,000                               $714,000
                                                       ==========                               ========
---------------------------------------- ----------------------------------------- -----------------------------------

Common Stock, Options, Stock Grants and Warrants Issuances
----------------------------------------------------------
Year Ended December 31, 2007
----------------------------
During the year ended December 31, 2007 the Company issued 764,580 registered shares of common stock, 1,057,325 unregistered shares of common stock and 80,000 options to purchase common shares as follows:

     o    646,176 common shares on exercise of warrants on a cashless basis;

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - Shareholders' Deficiency, continued
         -----------------------

     o 25,000 common shares on exercise of options for which the Company received proceeds of $28,000;

     o    93,404 common shares on the cashless exercise of options;

     o 100,000 common shares to MetVP pursuant to the settlement agreement related to dividends on the Series A Preferred Stock. The shares were valued at $213,000 based on the closing price of the shares on the date of the agreement;

     o 88,740 common shares, valued at $44,000 based on the closing price of the shares on the date earned, for settlement of accrued directors fees;

     o 659,618 common shares, valued at $307,000 based on the closing price of the shares on the date earned, to certain employees, executives and former employees for accrued compensation related to salary reductions in 2005 and 2006;

     o 170,000 common shares to the Chief Executive Officer for compensation under his employment agreement (Note 12). The shares were valued at $383,000 based on the closing market price of the shares on the date of the grant;

     o 35,592 common shares to an employee and a consultant for services valued at $38,000 for services of which 18,720 shares valued at $10,000 were for services in 2006. The shares were based on the closing price of the stock on the date earned;

     o 3,375 common shares to certain employees for bonuses, valued at $7,000 based on the closing market price on the date of the grant;

     o 80,000 options to purchase common shares to certain employees of the Company.

During the year ended December 31, 2007, the Company recorded $564,000 as stock based compensation expense for the vesting of options and restricted stock grants with the offset to additional paid-in-capital. The options issued have exercise prices ranging from $0.61 to $0.95 per share (the trading prices of the shares at the date of the grant) and have a fair value at the date of the grants of $29,000. The valuation was determined using the Black-Scholes method. The key assumptions used were an expected volatility based on historical volatility of 69.0% to 76.7% with a weighted average volatility of 71.7%, dividend rate of 0%, a risk free interest rate of 3.9% to 4.9%, and expected life of 3.25 years using the simplified method to determine expected life.

During the year ended December 31, 2007, the Company amended its employment agreements with certain of the executive officers. Under these agreements certain stock grants were granted to these officers. See Note 12 for a detailed explanation of these grants.

Year Ended December 31, 2006
----------------------------
During the year ended December 31, 2006 the Company issued 400,356 unregistered shares of common stock and 360,000 options to purchase common shares as follows:

     o    49,944 common shares with a fair value of $22,000 based on the closing

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - Shareholders' Deficiency, continued
         -----------------------

          price on the date earned to an employee as compensation;

     o 64,729 common shares with a fair value of $24,000 based on the closing price of the shares on the date of the agreement as partial settlement of a consulting agreement;

     o 144,000 common shares to Tall Oaks valued at $36,000 based on the closing price of the shares on the date of the agreement to accept shares for payment in lieu of cash for consulting services;

     o 41,683 common shares to MetVP valued at $10,000 based on the closing price of the shares on the date of the agreement to accept shares for payment in lieu of cash for interest;

     o 100,000 common shares valued at $25,000 based on the closing price of the shares on the date of the agreement to accept shares or payment in lieu of cash for legal fees;

     o 360,000 options to purchase common shares to certain officers of the Company.

The options issued have an exercise price of $0.25 per share (the trading price of the shares at the date of the grant) and have a fair value of $48,000. The valuation was determined using the Black-Scholes method. The key assumptions used were a volatility of 73.7%, dividend rate of 0%, a risk free interest rate of 4.9% and expected life of 3.25 years.

Stock Option Plans
------------------
The Company grants options under multiple stock-based compensation plans that do not differ substantially in the characteristics of the awards. Nonqualified and incentive stock options have been granted to directors, officers and employees of the Company under the Company's Stock Option Plans. Options generally vest over 3 years and expire five years from the date of the grant. At December 31, 2007, 4,620,000 shares were authorized for issuance under the stock option plans. Awards that expire or are cancelled without delivery of shares generally become available for issuance under the plans. The Company issues new shares to satisfy stock option exercises.

In 2004, the Company's Board of Directors authorized and adopted the 2004 Stock / Stock Option Plan ("2004 Plan") whereby 1,200,000 shares of its common stock were reserved for issuance under the Plan. The 2004 Plan was approved by shareholders at the annual meeting on December 21, 2006. The 2004 Plan is divided into two separate equity programs: an option grant program and a stock issuance program. Under the stock issuance program, the purchase price per share is fixed by the Board of Directors or compensation committee but cannot be less than the fair market value of the common stock on the issuance date. As of December 31, 2007, there are 346,000 shares available to be issued pursuant to this plan.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - Shareholders' Deficiency, continued
         ------------------------

         The following is a summary of stock option activity for 2007 and 2006, relating to all of the Company's common stock plans (shares are in thousands):

                                                                      Weighted    Weighted Average     Aggregate
                                                                       Average       Remaining         Intrinsic
                                                    Shares            Exercise    Contractual Term       Value
                                                 (in thousands)         Price        (in years)     (in thousands)
                                                 --------------       --------    -----------------  -------------
     Outstanding at January 1, 2006                   4,854              1.25           2.58              $  12
                                                                         ----           ----              -----

      Granted                                           360              0.25
      Exercised                                          --               --
      Forfeited                                        (610)             1.42
                                                  ---------              ----

     Outstanding at December 31, 2006                 4,604              1.15           2.1               $ 398
                                                                         ----           ---               -----

      Granted                                            80              0.70
      Exercised                                        (283)             1.32
      Forfeited                                      (1,809)             1.66
                                                  ---------              ----

     Outstanding at December 31, 2007                 2,592             $0.77           2.1              $3,433
                                                  =========             =====           ===              ======
     Exercisable at December 31, 2007                 2,451             $0.79           2.0              $3,204
                                                  =========             =====           ===              ======

The following table summarizes stock option information as of December 31, 2007:

                                                  Options Outstanding
     ------------------------- ----------------------------- ------------------------ ---------------------------
                                                                Weighted Average
                                    Number Outstanding        Remaining Contractual      Options Exercisable
         Exercise Prices              (in thousands)                  Life                  (in thousands)
     ------------------------- ----------------------------- ------------------------ ---------------------------
     $0.25 to $0.75                       1,765                    2.7 years                     1,624
     ------------------------- ----------------------------- ------------------------ ---------------------------
     $0.76 to $1.10                         130                    1.2 years                       130
     ------------------------- ----------------------------- ------------------------ ---------------------------
     $1.16 to $1.75                         697                    0.7 years                       697
                                            ---                                                    ---
     ------------------------- ----------------------------- ------------------------ ---------------------------
     Total                                2,592                    2.1 years                     2,451
                                          =====                                                  =====
     ------------------------- ----------------------------- ------------------------ ---------------------------

     A total of 7,302,000 and 7,936,000 shares of the Company's common stock are reserved for options, warrants and contingencies at December 31, 2007 and 2006, respectively. The total fair value of shares vested during the year ended December 31, 2007 was $74,000. The weighted average fair value of options granted during the years ended December 31, 2007 and 2006 were $0.36 and $0.13, respectively. At December 31, 2007, there was $26,000 of total unrecognized compensation costs related to stock options granted which is expected to be recognized over a weighted average period of .6 years.

Restricted Stock Grants

     A summary of the status of the Company's non-vested shares as of December 31, 2006 and changes during the year ended December 31, 2007 is presented below:

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

------------------------------------------- ----------------------------------- ----------------------------------------------

            Non-vested Shares                          Shares (000)                Weighted-average Grant Date Fair Value
------------------------------------------- ----------------------------------- ----------------------------------------------
Non-vested at January 1, 2007                             --                                          $0.00

------------------------------------------- ----------------------------------- ----------------------------------------------
Granted                                                  883                                          $2.22

------------------------------------------- ----------------------------------- ----------------------------------------------
Vested                                                  (173)                                         $2.24

------------------------------------------- ----------------------------------- ----------------------------------------------
Forfeited                                                 --                                          $0.00
                                                      -------
------------------------------------------- ----------------------------------- ----------------------------------------------
Non-vested at December 31, 2007                          710                                          $2.22
                                            ==================================
------------------------------------------- ----------------------------------- ----------------------------------------------

The future expected expense for non-vested shares is $1,508,000 and will be recognized on a straight-line basis over the period January 1, 2008 through December 31, 2010.

Warrants
--------
At December 31, 2007, the Company had warrants outstanding to purchase 2,681,688 shares of common stock. The warrants have exercise prices ranging from $0.01 to $2.13 and contracted lives from 5 to 7 years.

NOTE 9 - Income Taxes
         ------------

The Company adopted Financial Accounting Standards Board's Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" ("FIN 48"), effective January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements and requires the impact of a tax position to be recognized in the financial statements if that position is more likely than not of being sustained by the taxing authority. FIN 48 is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. There were no unrecognized tax benefits as of December 31, 2007.

The Company has identified its federal tax return and its state tax return in New York as "major" tax jurisdictions, as defined in FIN 48. Based on the Company's evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company's financial statements. The Company's evaluation was performed for tax years ended 2004 through 2007, the only periods subject to examination. The Company believes that its income tax positions and deductions will be sustained upon audit and does not anticipate any adjustments that will result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48. The Company has elected to classify interest and penalties incurred on income taxes, if any, as income tax expense. No interest or penalties on income taxes have been recorded during the year ended December 31, 2007. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of FIN 48 did not have a material effect on our consolidated financial position , results of operations or cash flows.

The following table summarizes components of the provision for current and deferred income taxes for the years ended December 31, 2007 and 2006:

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - Income Taxes (continued)
         -----------------------
                                                     December 31,
                                                2007              2006
                                          ---------------- -----------------
                                                   (in thousands)
       Current
         Federal                             $         23     $         --
         State and other                                4               --
                                             ------------     ------------

             Total                                     27               --
                                             ------------     ------------
       Deferred
         Federal                                       --               --
         State and other                               --               --
                                             ------------     ------------
             Total                                     --               --
                                             ------------     ------------

                Provision for Income Taxes   $         27     $        --
                                             ============     ============

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company's effective tax rate for financial statement purposes for the years ended December 31, 2007 and 2006:

                                                       December 31,
                                                   2007            2006
                                             ----------------- --------------
       U.S. Federal statutory tax rate                34%               34%
       Permanent items                                 1                 5
       Change in effective tax rate                    9                 0
       State taxes
       Decrease in valuation allowance                 6                 2
                                                     (49)              (41)
                                             ----------------- --------------
                                                       1%                0%
                                             ================= ==============

The tax effects of temporary differences that give rise to deferred tax assets and liabilities are summarized as follows:

                                                       December 31,
                                                  2007              2006
                                              ----------------- ----------------
                                                     (in thousands)
       Deferred tax assets
         Net operating loss carryforwards       $ 27,649          $ 28,514
         Tax credit carryforwards                    759               733
         Fixed and intangible assets                  46                62
         Deferred revenue                             49               225
         Value of stock options                       99                28
         Unrealized loss on securities               544               549
         Accruals                                    222               341
                                                  ------           --------
                                                  29,368            30,452
       Valuation allowance                       (29,368)          (30,452)
                                                 --------          --------
             Deferred tax assets                 $     0          $      0
                                                 ========         =========

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - Income Taxes (continued)
         -----------------------

At December 31, 2007, the Company has federal and state net operating loss carryforwards ("NOLs") remaining of approximately $77 million and $33 million, respectively, which may be available to reduce taxable income, if any. These NOLs expire through 2025. However, Internal Revenue Code Section 382 rules limit the utilization of NOLs upon a change in control of a company. During 2007, the Company performed an evaluation as to whether a change in control had taken place. Management believes that there has been no change in control as such applies to Section 382. However, if it is determined that a change in control has taken place, either historically or in the future, utilization of its NOLs could be subject to severe limitations, which could have the effect of eliminating substantially all of the future income tax benefits of the NOLs. The NOL carryforward as of December 31, 2007 included approximately $230,000 related to windfall tax benefits for which a benefit would be recorded in additional paid-in-capital when realized.

NOTE 10 - Related Party and Other Transactions
          ------------------------------------

     o Metropolitan Venture Partners Corp. ("Metropolitan") provided financial advisory services to the Company. Metropolitan is the managing general partner of MetVP. The Company incurred $10,000 during the year ended December 31, 2006 for these services. Additionally, in 2006, MetVP was granted 41,683 common shares for $10,000 of interest on its investment in the Senior Subordinated Secured Notes.

     o The Company has a consulting agreement with DCL Consulting whereby DCL provides quality assurance testing for the Company. In 2007 and 2006 the Company incurred $27,000 and $26,000, respectively for these services. The spouse of an officer of the Company is owner and principal employee of DCL.

     o The Company receives advisory services from Tall Oaks and Lawrence Hite. Tall Oaks is an affiliate of Metropolitan and Lawrence Hite is the principal owner of Tall Oaks. In 2007 and 2006 the Company incurred costs of $18,000 and $9,000, respectively for such services. In 2006, Tall Oaks was issued 144,000 shares in lieu of cash for his fees earned through June 30, 2006. The fair value of the shares approximated the liability.

     o During the year ended December 31, 2006, the Company terminated and settled the consulting agreement with Mountain Meadow Farm and its associates, including SJ Associates (collectively "Mountain Meadow"). As part of the settlement the Company agreed to issue Mountain Meadow 90,638 restricted common shares valued at $34,000 and to pay for the costs of medical, life and certain other insurance through December 31, 2013 with the cost for such insurance not to exceed $200,000 in the aggregate or $50,000 in any 12 month period. At December 31, 2007, the Company has recorded a liability of $119,000 representing the estimated present value of this obligation. Mountain Meadow and its principal employee are shareholders of the Company.

NOTE 11 - Commitments and Contingencies
          -----------------------------

Operating Leases
----------------
Operating leases are primarily for office space, co-location, equipment and automobiles. At December 31, 2007, the future minimum lease payments under operating leases are summarized as follows:

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - Commitments and Contingencies (continued)
          ----------------------------------------

               Year Ending
               December 31,                   Amount
          ------------------------------ ----------------
                                          (in thousands)
                  2008                        216
                  2009                         19
                  2010                         17
                  2011                          1
                                            ------

                  Total                      $253
                                            ======

Rent expense approximated $430,000 and $567,000 for the years ended December 31, 2007 and 2006, respectively.

Employment Agreements
---------------------
On August 22, 2007, the Board ratified and approved the Services Agreement with its Chairman and Chief Executive Officer, effective June 1, 2007 for a term ending on December 31, 2010. The agreement calls for compensation of $20,000 per month (with a 10% increase on each annual anniversary subject to approval of the Company's Compensation Committee and based on performance of the Company), a one-time grant of 100,000 shares of restricted common stock and the granting of 10,000 shares of restricted common stock per month commencing with the execution of the Agreement and ending on December 1, 2010. The fair value of the stock grants is $1,193,000 based on the closing price of the shares on the grant date. During the year ended December 31, 2007, the Company issued 170,000 shares valued at $383,000 as compensation expense related to the services agreement. The agreement further provides for: reimbursement of certain expenses; living and travel expenses approximating $11,000 per month; and certain severance benefits in the event of termination prior to the expiration date.

On August 22, 2007, the Board ratified and approved an amendment to the Services Agreement with its Executive Vice President and Chief Operating Officer, for a term ending on December 31, 2010. The agreement calls for compensation of $15,500 per month, a $25,000 cash bonus paid upon execution of the Agreement, and the granting of 5,000 shares of restricted common stock per month commencing on August 1, 2008 and ending on December 31, 2010. The fair value of the stock grants is $326,000 based on the closing price of the shares on the grant date and is being amortized over the contract period. During the year ended December 31, 2007 the Company recorded $33,000 as compensation expense related to the stock grant. The agreement further provides for reimbursement of certain expenses and severance benefits in the event of termination prior to the expiration date.

On August 22, 2007, the Board ratified and approved an amendment to the Services Agreement with its Executive Vice President and Chief Technology Officer, for a term ending on December 31, 2010. The agreement calls for compensation of $16,500 per month, a $25,000 cash bonus paid upon execution of the Agreement, and the granting of 5,000 shares of restricted common stock per month commencing on August 1, 2008 and ending on December 31, 2010. The fair value of the stock grants is $326,000 based on the closing price of the shares on the grant date and is being amortized over the contract period. During the year ended December 31, 2007 the Company recorded $33,000 as compensation expense related to the stock grant. The agreement further provides for reimbursement of certain expenses and severance benefits in the event of termination prior to the expiration date.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - Commitments and Contingencies (continued)
          ----------------------------------------

On December 12, 2007, the Board ratified and approved an amendment to the Services Agreement with its Chief Financial Officer, for a term ending on December 31, 2009. The agreement calls for compensation of $14,583 per month, and the granting of 2,500 shares of restricted common stock per month commencing on December 1, 2007 and ending on December 31, 2009. The fair value of the stock grants is $116,000 based on the closing price of the shares on the grant date and is being amortized over the contract period. During the year ended December 31, 2007 the Company recorded $5,000 as compensation expense related to the stock grant. The agreement further provides for reimbursement of certain expenses and severance benefits in the event of termination prior to the expiration date.

The Company entered into an employment and consulting agreement with its former President effective January 1, 2003. The agreement was amended on January 1, 2006. The employment term of the agreement expired June 30, 2006 and is followed by a consulting period which ends December 31, 2008. During the employment term compensation was based on an annual salary of $240,000. In addition the President received options to purchase 100,000 shares of the Company's common stock at $0.50 per share which vest ratably over a period of 26 months and an additional option to purchase 100,000 shares of the Company's common stock at market price on the date of grant which vest on an equal monthly basis over a period of 36 months. During the employment term and for 90 days thereafter the President was reimbursed for reasonable out-of-pocket expenses and temporary living accommodations not to exceed $2,500 per month. During the employment term he also received a transportation allowance of $600 per month and the cost for transportation to his home. During the consulting term of the agreement compensation will be $12,000 per month and duties during the consulting term include consultation with senior executives concerning the Company's respective businesses and operations.

The Company entered into an employment services agreement with the Executive Vice President of Sales and Marketing on August 1, 2006. The term of the agreement is for two years and provides for base compensation of $144,996 per year for each year of the agreement plus $2,500 per month payable in common stock of the Company. In addition the agreement provides for commissions from 3% to 5% of the net revenue received on certain accounts. The Executive Vice President of Sales and Marketing was previously granted options to purchase 175,000 restricted common shares at the exercise price of $0.65 per share. The options vest at the rate 20% at the grant date and the balance in equal monthly amounts over the three years from September 1, 2005.

Future commitments under employment and consulting agreements are:

                           2008             $1,089,000
                           2009                970,000
                           2010                823,000
                                            ------------

                           Total            $2,882,000
                                            ============

NOTE 12 - Management's Liquidity Plans
          ----------------------------

In order to meet the Company's cash needs and to maintain positive operating cash flows the Company has and will continue to take various actions and steps that will enable the Company to attain these goals. These actions include:

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


          o For the year ended December 31, 2007 the Company had net cash provided by operations of $3,255,000. The Company will continue to monitor and control expenses and anticipates that it will continue to achieve positive cash flows from operations.

          o The Company may raise additional capital through private equity offerings and borrowing. There is no assurance however that such capital would be available to the Company, or if available, on terms and conditions that would be acceptable to it. The Company does not anticipate raising any capital from these sources in the next twelve months.

          o The Company continues to strive to increase revenue through offering custom engineering services, expanding and enhancing existing product offerings such as IOL, and introducing new product offerings. In the year ended December 31, 2007 the Company signed agreements with two new customers to provide IOL services. Management anticipates that revenue from new customers will continue to increase in 2008 and beyond and expects to further broaden our customer base in 2008, although there is no assurance that the Company will be able to further broaden its customer base.

          o In 2006 the Company initiated a cost reduction plan that has significantly reduced operating costs while still enabling the Company to meet its commitments to its customers. The Company will continue to seek ways to control and reduce costs.

          o The Company continues to expand its marketing efforts in order to increase the customer base. In this regard, the Company became a business partner with IBM and through this relationship will work with IBM to achieve sales to new customers. The Company will continue to pursue similar channel partner opportunities.

Management believes that these plans and new initiatives as discussed above will lead to continued positive cash flows and profitability. While the Company pursues these goals the Company also believes that its ability to raise additional capital through equity and debt placements will provide sufficient cash to meet cash requirements at least through December 31, 2008. There can be no assurance, however, that the Company will achieve the cash flow and profitability goals, or that it will be able to raise additional capital sufficient to meet operating expenses or implement its plans. In such event, the Company may have to revise its plans and significantly reduce its operating expenses, which could have an adverse effect on revenue and operations in the short term.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - Consolidated Statements of Cash Flows
         --------------------------------------

Supplemental disclosure of cash flow information for the years ended December 31, 2007 and 2006 is summarized as follows:

                                                 Year ended December 31,
                                                  2007              2006
                                            ----------------- ------------------
                                                     (in thousands)
     Interest paid                                $120              $243
                                                  ====              ====
     Income taxes paid                            $ 14              $  0
                                                  ====              ====

Non-cash investing and financing activities for the years ended December 31, 2007 and 2006 are summarized as follows:

                                                       Year Ended December 31,
                                                        2007            2006
                                                      ---------     ---------
                                                           (in thousands)
      Dividends accrued and unpaid                     $  847        $    714
                                                       ======        ========
      Capitalized leases and equipment notes incurred  $  119        $    226
                                                       ======        ========
      Reclassification of warrant liability            $  602        $     --
                                                       ======        ========

      Stock issued as dividends                        $  213        $     --
                                                       ======        ========

NOTE 14 - Products and Services
          ---------------------

The Company and its subsidiaries currently operate in one business segment and have, during the years 2007 and 2006, provided two separate products: ASP Services and Custom Engineering Services. Refer to Note 1 for a detailed description of these products and services.

                                                   Year Ended December 31,
                                                     2007           2006
                                                  -----------  ------------
                                                         (in thousands)
       ASP fees                                     $ 7,606           $6,486
       Custom Engineering fees                        2,505            2,403
                                                   ---------         -------
              Total Revenue                         $10,111           $8,889
                                                    =======           ======

NOTE 15 - Major Customers
          ---------------

For the year ended December 31, 2007, IBM and Electronic Data Systems Corp. ("EDS") accounted for 51% and 46%, respectively, of the Company's revenue. In 2006, IBM and EDS accounted for 69% and 29% of revenue, respectively. Accounts receivable from these two customers at December 31, 2007 and 2006, amounted to $1,416,000 and $1,937,000, respectively. Loss of either of these customers would have a material adverse effect on the Company.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  For the Nine Months Ended September 30, 2008

                                    CONTENTS
--------------------------------------------------------------------------------------------
     Condensed Consolidated Balance Sheets as of September 30, 2008 (Unaudited) and
       December 31, 2007 ..................................................................3
     Condensed Consolidated Statements of Income
       For the Three and Nine Months Ended September 30, 2008 and 2007 (Unaudited).........4

     Condensed Consolidated Statements of Cash Flows
       For the Nine Months Ended September 30, 2008 and 2007 (Unaudited)...................5

     Notes to Condensed Consolidated Financial Statements (Unaudited) .....................6

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 30, 2008 AND DECEMBER 31, 2007
                        (In thousands, except share data)

                                                                                  September 30,         December 31,
                                                                                      2008                 2007
                                                                               --------------------- -----------------
                                                                                   (Unaudited)
ASSETS
   Current assets
     Cash and cash equivalents                                                 $          1,054      $          2,184
     Accounts receivable, net of allowance for doubtful accounts of
       $0 in 2008 and 2007                                                                1,578                 1,486
     Prepaid expenses and other current assets                                               86
                                                                               --------------------- -----------------
                                                                                                                  135

       Total current assets                                                               2,718                 3,805

     Property and equipment, net                                                            712                   443
     Deferred tax asset                                                                   2,867
                                                                                                                   --
     Other assets                                                                           272                   274
                                                                               --------------------- -----------------
 TOTAL ASSETS                                                                  $          6,569      $          4,522
                                                                               ===================== =================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
   Current liabilities
     Accounts payable and accrued expenses                                     $          1,629      $          1,839
     Current portion of capital lease obligations                                             8
                                                                                                                   36
     Current portion of notes payable                                                       168                    84
     Dividends payable                                                                      950                 3,336
     Deferred revenue                                                                       180
                                                                               --------------------- -----------------
                                                                                                                  123

       Total current liabilities                                                          2,935                 5,418

     Capital lease obligations, net of current portion                                        8                    14
     Notes payable, net of current portion                                                  320                   135
                                                                               --------------------- -----------------

       Total liabilities                                                                  3,263                 5,567
                                                                               --------------------- -----------------

      Commitments and contingencies

      Shareholders' equity (deficiency)
     Preferred stock, $0.0001 par value; 2,000,000 shares authorized;
           Series A Convertible Preferred, 0 issued and outstanding in
           2008 and134,680 issued and outstanding in 2007;
           Series B Redeemable Preferred, 974 shares issued and                                                     -
           outstanding in  2008 and 2007; liquidation preference of
           $974,075                                                                                                 -
           Series C Redeemable Preferred, 2,000 shares issued and
           outstanding in 2008 and 2007; liquidation preference of
           $2,000,000
           Series D Redeemable Preferred, 100 shares issued and
           outstanding in 2008 and 2007; liquidation preference of
           $100,000.
       Common stock, $0.0001 par value; 50,000,000 shares authorized;
           9,399,191 and 7,115,216 shares issued in 2008 and 2007,
           respectively; and 9,359,264 and 7,075,289 shares outstanding                       1                     1
           in 2008 and 2007, respectively
       Additional paid-in capital                                                       116,128               114,961
       Accumulated deficit                                                             (112,495)             (115,679)
                                                                               --------------------- -----------------
                                                                                          3,634                  (717)

       Common stock in treasury, at cost  - 24,371 shares                                  (328)                 (328)
                                                                               --------------------- -----------------
        Total shareholders' equity (deficiency)
                                                                                          3,306                (1,045)
                                                                               --------------------- -----------------

                      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
                      (DEFICIENCY)                                             $          6,569     $           4,522
                                                                               ===================== ===================

                      DIRECT INSITE CORP. AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 and 2007
                      (in thousands, except per share data)

                                                                  Three Months Ended                Nine Months Ended
                                                                    September 30,                     September 30,
                                                                  2008            2007             2008             2007
                                                            --------------- --------------- ----------------- ----------------
Revenue                                                     $       2,509    $      2,582    $      6,810      $      7,416
                                                            --------------- --------------- ----------------- ----------------

Costs and expenses
  Operations, research and development                                984             844           2,816             2,706
  Sales and marketing                                                 273             245             692               873
  General and administrative                                          747             871           2,197             1,931
  Depreciation and amortization                                        74              78             227               259
                                                            --------------- --------------- ----------------- ----------------
                                                                    2,078           2,038           5,932             5,769
                                                            --------------- --------------- ----------------- ----------------

Operating income                                                      431             544             878             1,647

Other (income) expense
  Other income, net                                                    (1)             --              (1)               (8)
   Interest expense, net
                                                                        0              20              11                86
                                                            --------------- --------------- ----------------- ----------------

        Income  before provision for income tax                                                       868
                                                                      432             524                             1,569

        Provision for (benefit from) income taxes
                                                                       14              --          (2,853)               27
                                                            --------------- --------------- ----------------- ----------------

     Net income
                                                                      418             524           3,721             1,542

Preferred stock dividends
                                                                     (161)           (227)           (536)             (658)
                                                            --------------- --------------- ----------------- ----------------

Net income  attributable to common   shareholders           $         257     $       297    $      3,185      $        884
                                                            =============== =============== ================= ================

Basic  income  per share attributable
 to common shareholders
                                                            $        3.03     $      0.05    $       0.43      $       0.16
                                                            =============== =============== ================= ================
Fully diluted income  per share attributable
 to common shareholders                                     $        0.03     $      0.03    $       0.31      $       0.11
                                                            =============== =============== ================= ================

Basic weighted average common shares   outstanding

                                                                    7,903           6,082           7,482             5,650
                                                            =============== =============== ================= ================

Fully diluted weighted average common shares outstanding
                                                                    9,553           9,014          10,871             8,136
                                                            =============== =============== ================= ================

                               DIRECT INSITE CORP
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
                        (In thousands, except share data)

                                                                                          For the nine months ended
                                                                                                September 30,
                                                                                           2008              2007
                                                                                     ----------------- -----------------
Cash flows from operating activities
 Net income                                                                            $       3,721     $       1,542

 Adjustments to reconcile net income
  to net cash provided by operations:
    Amortization and depreciation:
      Property and equipment                                                                     226               259
    Deferred taxes                                                                            (2,867)               --
    Stock based compensation expense                                                             481               458
    Gain on sale of investment                                                                    --                (8)

  Changes in operating assets and liabilities:
    Accounts receivable                                                                          (92)              320
    Prepaid expenses and other current assets                                                     50                14
    Other assets                                                                                  --                 3
    Accounts payable and accrued expenses                                                        (81)              (60)
    Deferred revenue                                                                              57              (221)
                                                                                     ----------------- -----------------
       Net cash provided by operations                                                         1,495             2,307
                                                                                     ----------------- -----------------

Cash flows used in investing activities:
    Proceeds from sale of investment                                                              --                 8
    Expenditures for property and equipment                                                     (198)             (130)
                                                                                     ----------------- -----------------
           Net cash used in investing activities                                                (198)             (122)
                                                                                     ----------------- -----------------

Cash flows used in financing activities:
    Proceeds from issuance of shares on exercise of options and warrants                         618                28
    Payment of dividends on preferred stock                                                   (2,922)               --
    Proceeds from revolving loans, net                                                            --               110
    Repayment of lines of credit                                                                  --              (586)
    Principal payments on capital lease obligations                                              (34)              (50)
    Repayments of long-term debt                                                                 (89)              (49)
                                                                                     ----------------- -----------------
       Net cash used in financing activities                                                  (2,427)             (547)
                                                                                     ----------------- -----------------
Net (decrease)  increase in cash and cash equivalents                                         (1,130)            1,638

Cash and cash equivalents - beginning of period                                                2,184               295
                                                                                     ----------------- -----------------

Cash and cash equivalents - end of period                                            $         1,054   $         1,933
                                                                                     ================= =================
Supplemental Disclosures:

Cash paid for interest
                                                                                     $            38    $           90
                                                                                     ================= =================
Cash paid for income taxes                                                           $            30    $           14
                                                                                     ================= =================

Non-cash investing and financing activities:
  Reduction in accrued liabilities through issuance of debt                          $            62    $            -
                                                                                     ================= =================
  Acquisition of equipment through issuance of debt                                  $           295    $          104
                                                                                     ================= =================
  Dividends accrued and unpaid
                                                                                     $           536    $          658
                                                                                     ================= =================
  Reclassification of warrant liability
                                                                                     $            --    $          602
                                                                                     ================= =================
  Common stock issued for settlement of liability                                    $            67    $          360
                                                                                     ================= =================

See notes to condensed consolidated financial statements

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.   Interim Financial Information

     The accompanying unaudited condensed consolidated interim financial statements include the accounts of Direct Insite Corp. and its subsidiaries ("Direct Insite" or the "Company"). All intercompany balances and transactions have been eliminated in consolidation. The condensed consolidated balance sheet as of September 30, 2008, and the condensed consolidated statements of operations and cash flows for the three and nine month periods ended September 30, 2008 and 2007, have been prepared by the Company and are not audited. These unaudited, condensed consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America ("GAAP") for complete financial statements. In addition, the December 31, 2007 balance sheet data was derived from the audited consolidated financial statements, but does not include all disclosures required by GAAP. These interim condensed consolidated financial statements include all adjustments which management considers necessary for a fair presentation of the financial statements and consist of normal recurring items. The results of operations for the three and nine month periods ended September 30, 2008, are not necessarily indicative of results that may be expected for any other interim period or for the full year.

     These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2007 included in the Company's Form-10KSB. The accounting policies used in preparing these unaudited condensed consolidated financial statements are consistent with those described in the audited December 31, 2007 consolidated financial statements.

     Use of Estimates
     ----------------
     In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Disclosures that are particularly sensitive to estimation include revenue recognition, stock based compensation, valuation allowance on deferred tax assets, and management's plans, as disclosed in Note 9. Actual results could differ from those estimates.

2.   The Company
     -----------
     Direct Insite Corp. was organized as a public company, under the laws of the State of Delaware on August 27, 1987. Direct Insite operates as an application service provider ("ASP"), providing best practice financial supply chain automation and workflow efficiencies within the Procure-to-Pay
     (PTP) and Order-to-Cash (OTC) processes. The Company's global Electronic Invoice Presentment and Payment ("EIP&P") services automate manual business processes such as complex billing, invoice validation, invoice-to-order matching, consolidation, dispute handling, and payment processing.

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       Management's liquidity plans are discussed in Note 9. Also, as described in Note 7, the Company has two customers that accounted for approximately 91.3% and 96.7% of the Company's revenue for the nine month periods ended September 30, 2008 and 2007, respectively. Loss of either of these customers would have a material adverse effect on the Company.

3.   Stock Based Compensation

     Stock Options
     -------------
     The Company accounts for stock options using the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No, 123 (Revised 2004), "Share-Based Payment", ("SFAS 123(R)"). As a result, for the three and nine month periods ended September 30, 2008, the Company recorded $14,000 and $78,000, respectively, in compensation expense for the fair value of options. For the three and nine month periods ended September 30, 2007, the Company recorded $11,000 and $70,000, respectively, in compensation expense for the fair value of options. At September 30, 2008, there was $17,000 of total unrecognized compensation costs related to stock options granted which is expected to be recognized over a weighted average period of 6 months.

     Nonqualified and incentive stock options have been granted to directors, officers and employees of the Company under our Stock Option Plans. Options generally vest over 3 years and expire five years from the date of the grant. At September 30, 2008, 5,754,000 shares were authorized for issuance under the stock option plans. Awards that expire or are cancelled without delivery of shares generally become available for issuance under the plans. The Company issues new shares to satisfy stock option exercises. During the nine months ended September 30, 2008 the Company issued 75,000 options with a weighted average grant date fair value of $69,000. There were 80,000 options issued during the nine months ended September 30, 2007, which had a weighted average grant date fair value of $29,000. The fair value of the stock options granted was estimated on the date of the grant using the Black-Scholes option pricing model (see Note 6).

     A summary of option activity under the plans for the nine months ended September 30, 2008 is as follows:

   ------------------------------------ ----------------- --------------------- -------------------- ----------------------
                                                                                   Weighted Average     Aggregate Intrinsic
                                               Shares         Weighted Average   Remaining Contractual         Value
                                           (in thousands)      Exercise Price       Term (in years)       (in thousands)
   ------------------------------------ ----------------- --------------------- -------------------- ----------------------
   Balance, December 31, 2007                  2,592              $0.77
   ------------------------------------ ----------------- --------------------- -------------------- ----------------------
       Granted                                    75              $1.50
   ------------------------------------ ----------------- --------------------- -------------------- ----------------------
       Exercised                                (800)             $1.09
   ------------------------------------ ----------------- --------------------- -------------------- ----------------------
       Canceled                                   --                 --
   ------------------------------------ ----------------- --------------------- -------------------- ----------------------
       Forfeited                                  --                 --
   ------------------------------------ ----------------- --------------------- -------------------- ----------------------
   Balance, September 30, 2008                 1,867              $0.66                  2.0                 $1,401
   ------------------------------------ ----------------- --------------------- -------------------- ----------------------
   Exercisable, September 30, 2008             1,830              $0.64                  2.0                 $1,401
   ------------------------------------ ----------------- --------------------- -------------------- ----------------------

     The total fair value of options vested during the nine months ended September 30, 2008 was $63,000. During the nine months ended September 30, 2008, the Company's Chief Executive Officer exercised 360,000 options with an exercise price of $1.16 per share.

     Restricted Stock Grants
     -----------------------
     During the nine months ended September 30, 2008 the Company granted 21,856 shares to directors as part of their compensation. The stock grants had a fair value of $33,000 based on the closing price of the stock on the date of the grant. The stock grants vest over the two year period January 1, 2008 through December 31, 2009.

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



     A summary of the status of the Company's restricted non-vested shares issued pursuant to employment and service agreements as of September 30, 2008 and changes during the nine months ended September 30, 2008 is presented below:

------------------------------------------ ---------------------------------- -------------------------------------------

              Non-vested Shares                    Shares (in thousands)      Weighted-average Grant Date Fair Value
------------------------------------------ ---------------------------------- -------------------------------------------
Non-vested at January 1, 2008                          710                                   $2.22
------------------------------------------ ---------------------------------- -------------------------------------------
Granted                                                 22                                   $1.50

------------------------------------------ ---------------------------------- -------------------------------------------
Vested                                                (140)                                  $2.14

------------------------------------------ ---------------------------------- -------------------------------------------
Forfeited                                               --                                      --
------------------------------------------ =================================== -------------------------------------------

Non-vested at September 30, 2008                       592                                   $2.21
------------------------------------------ ---------------------------------- -------------------------------------------

     For the three and nine months ended September 30, 2008 stock compensation expense for stock grants was $134,000 and $403,000, respectively. For the three and nine months ended September 30, 2007 stock compensation expense for stock grants was $333,000 and $373,000, respectively. The future expected expense for non-vested shares is $1,138,000 and will be recognized on a straight-line basis over the period October 1, 2008 through December 31, 2010.

4.   Accounts Receivable and Revolving Loans

     On May 31, 2007, the Company renewed an Accounts Receivable Line of Credit with a Bank, whereby the Company from time to time may assign some of its accounts receivable to the Bank on a full recourse basis. The agreement expired on May 30, 2008. At September 30, 2008 and December 31, 2007, the Company had no accounts receivable assigned to the Bank and had no advances from the Bank.

5.   Debt

     Notes payable
     -------------
     At September 30, 2008 and December 31, 2007, notes payable consist of $488,000 and $219,000, respectively, of borrowings for the purchase of equipment. These notes bear interest at rates ranging from 8.8% to 10.3% per year and mature through January 2012. The notes are collateralized by the equipment purchased with net book values of $447,000 and $187,000, at September 30, 2008 and December 31, 2007, respectively.

     Capitalized lease obligations
     -----------------------------
     The Company has equipment under capital lease obligations expiring at various times through 2008. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The interest rates pertaining to these capital leases range from 12.3% to 15.3%. At September 30, 2008, the

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

     gross and net book value of the related assets is approximately $38,000 and $18,000, respectively. At December 31, 2007, the gross and net book value of the related assets was approximately $135,000 and $28,000, respectively.

6.   Shareholders' Equity

       The following table summarizes the changes in shareholders' equity (deficiency) for the nine months ended September 30, 2008:

                     -------------------------------------------------- --------------------
                                                                               In thousands
                     -------------------------------------------------- --------------------
                     Balance - January 1, 2008                                  $ (1,045)
                     -------------------------------------------------- --------------------
                     Dividends accrued                                              (536)
                     -------------------------------------------------- --------------------
                     Stock based compensation                                        481
                     -------------------------------------------------- --------------------
                     Shares issued for settlement of   accrued
                     liabilities                                                      67
                     -------------------------------------------------- --------------------
                     Proceeds on exercise of options
                         and warrants                                                618
                     -------------------------------------------------- --------------------
                     Net income                                                    3,721
                                                                               -----------
                     -------------------------------------------------- --------------------
                     Balance - September 30, 2008                               $  3,306
                     -------------------------------------------------- --------========----

     Common Stock and Option Issuances
     ---------------------------------
     During the nine months ended September 30, 2008 the Company issued 147,500 restricted common shares with a fair value of $303,000 based on the closing share price on the date of the grant to certain officers under employment agreements. The Company also issued 1,552 restricted common shares valued at $3,000 to a former employee for services in 2007, and 72,275 restricted common shares with a fair value of $65,000 to an employee in settlement of compensation accrued in 2007 and compensation earned in 2008. During the nine months ended September 30, 2008 the Company also issued 141,898 common shares on the exercise of 440,000 stock options on a cashless basis and 360,000 shares on exercise of options for cash of $418,000. The Company also issued 213,950 shares on exercise of warrants and received proceeds of $200,000.

     During the nine months ended September 30, 2008, the Company issued 75,000 options to an officer and a director to purchase common stock. The options have an exercise prices of $1.50 (the trading price of the shares at the date of the grant) and a fair value at the grant date of $69,000. The valuation was determined using the Black-Scholes method. The key assumptions used were a volatility of 98.1%, dividend rate of 0%, a risk free rate of 1.9% and an expected life (using the simplified method) of 3.0 years.

     Also in September 2008, the Company issued 1,346,800 restricted common shares upon the conversion of all of the outstanding shares of the Series A Preferred Stock.

     Earnings Per Share
     ------------------
     The Company displays earnings per share in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic and diluted earnings per share ("EPS"). Basic EPS includes no dilution and is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Outstanding stock options, warrants and other potential stock issuances are not included in the computation when their effect would be anti-dilutive. The following table presents the shares used in the computation of fully diluted earnings per share for the three and nine months ended September 30, 2008 and 2007:

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

---------------------------------------------------- ------------------ -------------------- -------------------- ------------------
                                                     Three Months Ended Three Months Ended    Nine Months Ended    Nine Months Ended
                                                     September 30, 2008 September 30, 2007   September 30, 2008   September 30, 2007
---------------------------------------------------- ------------------ -------------------- -------------------- ------------------
                                                       (in thousands)     (in thousands)       (in thousands)       (in thousands)
---------------------------------------------------- ------------------ -------------------- -------------------- ----------------
       Weighted Average Common shares outstanding         7,903                6,082                 7,482                5,650
---------------------------------------------------- ------------------ -------------------- -------------------- ------------------
       Warrants to purchase common stock                    634                1,164                   842                1,152
---------------------------------------------------- ------------------ -------------------- -------------------- ------------------
       Options to purchase common stock                     987                1,768                 1,216                1,334
---------------------------------------------------- ------------------ -------------------- -------------------- ------------------
       Restricted stock grants                               29                   --                    14                   --
---------------------------------------------------- ------------------ -------------------- -------------------- ------------------
       Series A Convertible preferred stock                  --                   --                 1,317                   --
                                                          -----              -------                -------               ------
---------------------------------------------------- ------------------ -------------------- -------------------- ------------------
       Total fully diluted shares                         9,553                9,014                10,871                8,136
                                                          =====              =======                =======               ======
---------------------------------------------------- ------------------ -------------------- -------------------- ------------------

     Securities that could potentially dilute basic EPS in the future, that were not included in the computation of the diluted EPS because to do so would have been anti-dilutive for the periods presented, consist of the following (in thousands):

----------------------------------------------------- --------------------------------------- -------------------------------------
                                                                   Three Months                           Nine Months
                                                               Ended September 30,                    Ended September 30,
----------------------------------------------------- ---------------- ---------------------- ---------------- --------------------
                                                                 2008             2007                   2008             2007
                                                                 ----             ----                   ----             ----
----------------------------------------------------- ---------------- ---------------------- ---------------- --------------------
       Options to purchase common stock                           123              445                    123              445
----------------------------------------------------- ---------------- ---------------------- ---------------- --------------------
       Warrants to purchase common stock                          643              200                    643              200
----------------------------------------------------- ---------------- ---------------------- ---------------- --------------------
       Restricted stock grants                                    577               --                    577               --
----------------------------------------------------- ---------------- ---------------------- ---------------- --------------------
       Series A Convertible preferred stock                        --            1,347                     --            1,347
                                                                -----            -----                  -----            -----
----------------------------------------------------- ---------------- ---------------------- ---------------- --------------------

----------------------------------------------------- ---------------- ---------------------- ---------------- --------------------
             Total potential common shares                      1,343            1,992                  1,343            1,992
                                                                =====            =====                  =====            =====
----------------------------------------------------- ---------------- ---------------------- ---------------- --------------------

7.   Products and Services

     The Company and its subsidiaries currently operate in one business segment and provide two separate products: ASP services and custom engineering services. The following table displays revenue by product (in thousands):

                                             Three Months Ended           Nine Months Ended
                                                September 30,                September 30,
                                            2008            2007         2008          2007
                                            -----           ----         ----          ----
    ASP IOL fees                           $2,016          $2,035       $5,668       $ 5,594
    Custom engineering fees                   493             547        1,142         1,822
                                           ------          ------       ------       -------
    Total Revenue                          $2,509          $2,582       $6,810        $7,416
                                           ======          ======       ======        ======

     Major Customers
     ---------------
     For the three and nine month periods ended September 30, 2008, IBM accounted for 41.1% and 45.0% of revenue, respectively, compared to 48.8% and 49.1% for the three and nine month periods ended September 30, 2007, respectively. For the three and nine month periods ended September 30, 2008, EDS accounted for 45.1% and 46.3% of revenue, respectively, compared to 48.5% and 47.6% for the three and nine month periods ended September 30, 2007, respectively. Accounts receivable from these customers amounted to $1,272,000 and $1,416,000 at September 30, 2008 and December 31, 2007,
     respectively.

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

8.   Income Taxes

     In its interim financial statements the Company follows the guidance in Accounting Principles Board ("APB") Opinion 28 "Interim Financial Reporting" and FIN 18 "Accounting for Income Taxes in Interim Periods an Interpretation of APB 28", whereby the Company utilizes the expected annual effective tax rate in determining its income tax provisions for the interim period's income or loss. As the Company has significant net operating loss carry-forwards the effective income tax rate applied to the period ended September 30, 2008 income was 0%. The Company accounts for income taxes using the liability method. The liability method requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax basis of assets and liabilities, using enacted tax rates. Additionally, net deferred tax assets are adjusted by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax assets will not be realized. The Company currently has significant deferred tax assets consisting predominately of net operating loss carry-forwards. SFAS No. 109, "Accounting for Income Taxes ("FAS 109"), requires a valuation allowance be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. During the nine months ended September 30, 2008, the Company reviewed previous positive and negative evidence and also reviewed its expected taxable income for future periods and concluded that it is more likely than not that approximately $2,867,000 of tax benefits related to net operating loss carry-forwards will be utilized in future tax years and, therefore, reduced its valuation allowance during the nine months ended September 30, 2008 in accordance with APB 28. As a result the Company's effective tax rate for the three and nine months ended September 30, 2008 differs from the current statutory rates. In addition, the Company expects to provide a valuation allowance on the remaining future tax benefits until it can sustain a level of profitability that demonstrates its ability to utilize the remaining assets, or other significant positive evidence arises that suggests its ability to utilize the remaining assets. The future realization of a portion of its reserved deferred tax assets related to tax benefits associated with the exercise of stock options, if and when realized, will not result in a tax benefit in the consolidated statement of operations, but rather will result in an increase in additional paid in capital. The Company will continue to re-assess its reserves on deferred income tax assets in future periods on a quarterly basis. The Company has elected the "with and without approach" regarding ordering of windfall tax benefits to determine whether the windfall tax benefit did reduce taxes payable in the current year. Under this approach the windfall tax benefit would be recognized in additional paid-in-capital only if an incremental tax benefit is realized after considering all other benefits presently available.

     At December 31, 2007, the Company had federal and state net operating loss carryforwards ("NOLs") remaining of approximately $77 million and $33 million, respectively, which may be available to reduce taxable income, if any. These NOLs expire through 2025.

9.   Management's Liquidity Plans

     In order to meet the Company's cash needs and to maintain positive operating cash flows the Company has and will continue to take various actions and steps that the Company believes will enable it to attain these goals. These actions include:

     o For the nine months ended September 30, 2008 and 2007 the Company had net cash provided by operations of $1,495,000 and $2,307,000, respectively. The Company will continue to monitor and control

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

          expenses and anticipates that it will continue to achieve positive cash flows from operations.

     o The Company continues to strive to increase revenue through offering custom engineering services, expanding and enhancing existing product offerings such as IOL, and introducing new product offerings. In the year ended December 31, 2007 the Company signed agreements with two new customers to provide IOL services. Management anticipates that revenue from new customers will continue to increase in 2008 and beyond and expects to further broaden the customer base in 2009, although there is no assurance that the Company will be able to further broaden its customer base.

     o Based on the advice of legal counsel, management believes the Company may only pay dividends to the extent it has a surplus or current earnings pursuant to the Delaware General Corporation Law. During the nine months ended September 30, 2008, the Company paid dividends on the Series A, B, and C Preferred Stock of $2,922,000 and expects to pay further dividends in 2008.

     Management believes that these plans and new initiatives as discussed above will lead to continued positive cash flows and profitability. While the Company pursues these goals the Company also believes that its ability to generate positive cash flows from operations will provide sufficient cash to meet cash requirements at least through September 30, 2009. There can be no assurance, however, that the Company will achieve the cash flow and profitability goals, or that it will be able to raise additional capital sufficient to meet operating expenses or implement its plans. In such event, the Company may have to revise its plans and significantly reduce its operating expenses, which could have an adverse effect on revenue and operations in the short term.

10.  New Accounting Pronouncements

     In September 2006, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 requires fair value measurements to be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. On February 12, 2008, the FASB issued FASB Staff Position
     (FSP) No. SFAS 157-2, "Effective Date of FASB Statement No. 157" (FSP SFAS 157-2). FSP SFAS 157-2 amends SFAS No. 157, to delay the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for the items that are recognized or disclosed at fair value in the financial statements on a recurring basis. For items within its scope, FSP SFAS 157-2 defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008. The Company is currently evaluating the impact of adopting SFAS 157 and FSP SFAS 157-2 on its consolidated financial statements.

     In February 2007, the FASB issued SFAS No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" ("SFAS No. 159"), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

     November 15, 2007. The Company has not elected to use the fair value method for any financial assets or liabilities and therefore SFAS 159 did not have an effect on the Company's financial position or results of operations.

     In December 2007, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 141R, "Business Combinations" ("SFAS 141R"), which replaces SFAS No. 141, "Business Combinations." SFAS 141R establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including non-controlling interests, contingent consideration, and certain acquired contingencies. SFAS 141R also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. SFAS 141R will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141R would have an impact on accounting for any businesses acquired after the effective date of this pronouncement.

     In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for the non-controlling interest in a subsidiary (previously referred to as minority interests). SFAS 160 also requires that a retained non-controlling interest upon the deconsolidation of a subsidiary be initially measured at its fair value. Upon adoption of SFAS 160, the Company would be required to report any non-controlling interests as a separate component of stockholders' equity. The Company would also be required to present any net income allocable to non-controlling interests and net income attributable to the stockholders of the Company separately in its consolidated statements of operations. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS 160 shall be applied prospectively. SFAS 160 would have an impact on the presentation and disclosure of the non-controlling interests of any non wholly-owned businesses acquired in the future.

     In March 2008, the FASB issued SFAS 161, "Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133", which amends and expands the disclosure requirements of SFAS 133 to require qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement will be effective for the Company beginning on January 1, 2009. The adoption of this statement will change the disclosures related to derivative instruments held by the Company, if any.

                                                                ALTERNATIVE PAGE

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where the offer is not permitted.

                 SUBJECT TO COMPLETION, DATED February 19, 2009
                             Preliminary Prospectus
                                 350,000 Shares

                               DIRECT INSITE CORP.
                                  Common Stock

     This  prospectus  relates  to the resale  shares of common  stock of Direct
Insite Corp. by certain of our securityholders, referred to as selling securityholders throughout this document. The selling securityholders are offering to sell up to 350,000 shares of our common stock. We will not receive any proceeds from the resale of shares by the selling securityholders, which include:

          up to 100,000 shares issuable upon the exercise of our common stock purchase warrants dated March 29, 2005; and

          up to 250,000 shares issuable upon the exercise of our common stock purchase warrants dated July 12, 2005.

     All of the shares being offered by this prospectus are being offered by the selling securityholders named in this prospectus. This offering is not being underwritten. We will not receive any of the proceeds from the sale of the shares of our common stock in this offering. If the March 29, 2005 warrants are exercised so that the underlying shares may be sold, we will receive the initial exercise price of the warrants, which is $.01 per share. If the July 12, 2005 warrants are exercised so that the underlying shares may be sold, we will receive the initial exercise price of the warrants, which is $1.00 per share. There can be no assurance, however, that all or any of the warrants will be exercised. The selling securityholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the common stock or interests therein from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We will pay all expenses of registering this offering of securities.

     The common stock is traded in the over-the-counter market and prices are quoted on the over-the-counter Bulletin Board under the symbol "DIRI.OB." On September 25, 2008 the closing price per share of our common stock was $1.30. Except under certain circumstances, the selling securityholders will sell the shares from time to time through independent brokerage firms in the over-the-counter market at prices prevailing at the time of sale.

INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATIONS MADE TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is ___________ ,2008.

                                                                ALTERNATIVE PAGE


                                     SUMMARY

     This summary highlights information contained elsewhere in the prospectus. You should read the entire prospectus carefully; especially the risks of investing in the securities discussed under "Risk Factors" and the financial statements and related notes included elsewhere in this prospectus before deciding to invest in our common stock.

Our Company

     Direct Insite Corp. was organized as a public company under the name Unique Ventures, Inc. under the laws of the State of Delaware on August 27, 1987. In August, 2000, we changed our name to Direct Insite Corp. Our principal executive offices are located at 80 Orville Drive, Bohemia, New York. Our telephone number is (631) 873-2900. Unless the context requires otherwise, all references to "we," "our," "us," "company," "registrant," "Direct Insite" or "management" refers to Direct Insite Corp. and its subsidiaries.

Our Current Business

     We operate as an application service provider ("ASP"), providing best practice financial supply chain automation and workflow efficiencies within the Procure-to-Pay (PTP) and Order-to-Cash (OTC) processes. Our global Electronic Invoice Presentment and Payment ("EIP&P") services automate manual business processes such as complex billing, invoice validation, invoice-to-order matching, consolidation, dispute handling, and payment processing.

     Through extensive automation for presenting, receiving, approving or paying invoices, Direct Insite is helping its customers reduce costs, resolve disputes, enhance cash flow efficiency, and improve customer satisfaction.

     We are currently delivering invoicing services across the Americas, Europe, and Asia, including 62 countries, 15 languages and all major currencies. Direct Insite processes, distributes and hosts millions of invoices, purchase orders, and supporting attachment documents. Suppliers, customers, and internal departments, such as Finance and Accounting or Customer Service can easily access these critical business documents whenever they need them through Direct Insite's self-service portal.

     Currently, IBM, representing approximately 41.1% and 45.0% of revenue for the three and nine month periods ended September 30, 2008, respectively and 48.8% and 49.1% of our revenue for the three and nine month periods ended September 30, 2007, respectively, utilizes our suite of services to allow their customers from around the globe to receive, analyze, dispute and cost allocate all of their invoice data in their local language and currency via the Internet 24 hours a day, 7 days a week, 365 days a year. IBM accounted for 51% and 69% of our revenue for the years ended December 31, 2007 and 2006, respectively. Electronic Data Systems Corp. ("EDS") accounted for approximately 45.1% and 46.3% of revenue for the three and nine month periods ended September 30, 2008, respectively and 48.5% and 47.6% of revenue for the three and nine month periods ended September 30, 2007, respectively. EDS accounted for 46% and 29% of revenue for the years ended December 31, 2007 and 2006, respectively.


The Offering

     The  selling  securityholders  may offer and sell up to  350,000  shares of

                                                                ALTERNATIVE PAGE

common stock, an amount equal to 3.7 % of our currently outstanding common stock. For a list of selling securityholders and the amount of shares that each of them expects to sell, see "Selling Securityholders."

     The offering is made by the selling securityholders for their benefit. We will not receive any of the proceeds of their sale of common stock.

                                  RISK FACTORS

     You should carefully consider the factors described below and other information contained in this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, which we currently deem immaterial or which are similar to those faced by other companies in our industry or business in general, may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please refer to "Special Note Regarding Forward-Looking Statements" included elsewhere in this prospectus.

The large number of shares available for future sale may adversely effect the market price of our stock.

     We have 10,686,739 shares of common stock outstanding as of January 30, 2009, of which approximately 4,993,000 shares are freely tradable. We also have 2,718,975 shares issuable upon exercise of options and exercise of warrants. If all of our outstanding options and warrants were exercised , we would have 13,405,714 shares outstanding. The issuance of such a large number of shares could have a significant adverse effect on the market for, as well as the price of, our common stock. A decline in the market price also may make the terms of future financings using our common stock or using convertible debt more burdensome.


Our planned growth may cause a strain on our management and other resources.

     We are pursuing a business strategy that has involved and is expected to continue to involve significant growth over at least the next twelve months. We cannot guarantee that we will be able to achieve our planned growth. Accomplishing our objectives will depend upon a number of factors, including our ability to develop new customer relationships. We may also incur development, acquisition or expansion costs that represent a higher percentage of total revenues than larger or more established companies, which may adversely affect our results of operations.

We may not be able to compete favorably in the competitive information solutions industry.

     The market for our information solutions is intensely competitive. We face competition from a broad range of competitors, many of whom have greater financial, technical and marketing resources than we do. There can be no assurance that we will be able to compete effectively with such entities.



Our operations are dependent upon key management personnel.

     We believe that our continued success depends to a significant extent upon the efforts and abilities of our senior management. In particular, the loss of

                                                                ALTERNATIVE PAGE

James Cannavino, our Chairman and Chief Furthermore, we may in the future adopt other measures that may delay, defer or prevent a change in control. We may adopt some of these measures without any further vote or action by securityholders.

Internal control weakness

     The Company maintains disclosure controls and procedures designed to ensure that information required to be disclosed in the reports it files with the SEC is accumulated and communicated to management, as appropriate, to allow timely decisions regarding required disclosure, and such information is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we have evaluated the effectiveness of our disclosure controls and procedures as such term is defined by the rules established under the Securities Exchange Act of 1934.

     Based on our evaluation, we believe that these procedures were not effective as a result of limited resources and a limited segregation of duties in accounting and financial reporting. More specifically, the Company has a limited number of personnel in the finance and accounting area and therefore one person performs various accounting functions where a greater segregation of duties would permit checks and balances and reviews that would improve internal control. The Company has been aware of this material weakness since January 2004 at which time the staff of the accounting department was reduced. As a result the Chief Financial Officer devotes substantive time to reviewing the accounting records and financial reports and the Company expects that this will continue until financial resources permit engaging additional accounting staff. The Company has not determined at this time when such additional staff will be employed.

     If we fail to maintain proper and effective internal controls or are unable to remediate the material weakness in our internal controls, our ability to produce accurate and timely financial statements could be impaired and investors' perception that our internal controls are not adequate could have an adverse affect on our stock price.

                           FORWARD-LOOKING STATEMENTS

     All statements  other than  statements of historical  fact included in this prospectus including, without limitation, statements under, "Management's Discussion and Analysis or Plan of Operation" regarding our financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. When used in this prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as such words or expressions relate to us or our management, identify forward-looking statements. Such forward - looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including but not limited to, fluctuations in future operating results, technological changes or difficulties, management of future growth, expansion of international operations, the risk of errors or failures in our software products, dependence on proprietary technology, competitive factors, risks associated with potential acquisitions, the ability to recruit personnel, and the dependence on key personnel. Such statements reflect the current views of management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.

                                 USE OF PROCEEDS

     This  prospectus  relates to shares of our common stock that may be offered

                                                                ALTERNATIVE PAGE

and sold from time to time by the selling securityholders. We will not receive any of the proceeds from the sale of shares of common stock in this offering. If the selling securityholder exercises its warrants, we will receive the exercise price of the warrants, which is currently $1.00 per share for the warrants dated July 12, 2005 (250,000 warrants), and $.01 per share for the warrants dated March 29, 2005 (100,000 warrants). We intend to use the net proceeds from the exercise of the warrants for our general working capital needs. There can be no assurance that all, or any, of the warrants will be exercised.

                             SELLING SECURITYHOLDERS

     On March 29 2005 we entered into a Securities Purchase Agreement with Sigma Opportunity Fund L.L.C. ("Sigma") and Metropolitan Venture Partners II, L.P. ("MetVP"), collectively the "Buyers", whereby the Buyers purchased Senior Subordinated Secured notes (the "Note Purchase") in the aggregate amount of $750,000. The notes bear interest at the rate of five percent (5%) per year beginning June 28, 2005 and mature on the earlier to occur of (i) September 29, 2006; (ii) the date on which demand for payment of the Grid Demand Promissory Note, dated as of June 27, 2005 payable to JPMorgan Chase Bank is made, and
(iii) the due date of the loan payment to JPMorgan Chase Bank pursuant to such Grid Demand Promissory Note, including if due on demand and whether or not demand for payment is actually made. Interest is payable in cash or shares of our common stock, at the Buyer's election. In the event we do not approve the payment of interest by issuing shares in lieu of cash and do not pay the cash by the interest payment date, we must issue shares of common stock. The number of shares to be issued is determined by dividing the average price per share of our common stock for the ten (10) trading days immediately preceding an interest payment date into the dollar amount of interest which would have been payable if paid in cash. The first interest payment date was October 31, 2005. In connection with the Note Purchase the Buyers were issued warrants to purchase 750,000 of our common shares. The exercise price of the warrants was $0.90 per share of common stock subject to adjustment on the occurrence of certain events. Sigma had the right to lead a "Follow-on Financing." In the event that the Follow-on-Financing did not occur, the exercise price of the warrants would be $0.01 per common share. As of the date hereof, we have elected not to pursue the Follow-on-Financing with Sigma and therefore the exercise price of the warrants is $0.01 per share. Michael Levin, a Managing Director of Metropolitan Venture Partners Corp., serves as a member of our Board of Directors.


     On June 30, 2005, we concluded a new line of credit in the principal amount of $500,000 with JPMorgan Chase Bank evidenced by a Grid Demand Promissory Note (the "Credit Facility) replacing a prior credit facility dated June 27, 2003, under substantially similar terms, but extending the original Maturity Date to June 30, 2007. As a condition precedent to providing the Credit Facility, the JPMorgan Chase Bank required guarantees of our obligations from Tall Oaks L.L.C. ("Tall Oaks") and Lawrence Hite (managing member of Tall Oaks) and a collateral agreement from Tall Oaks. In consideration of the issuance of such guarantee and delivery of the collateral agreement, we entered into an Amended and Restated Reimbursement Agreement with Tall Oaks Group pursuant to which, on July 12, 2005, we issued and delivered to Tall Oaks warrants with an initial exercise price of $1.00 per share to purchase an aggregate of 500,000 shares of the common stock of the Company.

     The following table sets forth information concerning the resale of the shares of common stock by the selling securityholders. We will not receive any proceeds from the resale of the common stock by the selling securityholders. We will receive proceeds from the exercise of warrants in the event that they are exercised, however there can be no assurance that all or any of the warrants will be exercised. The table below assumes that all the shares registered below are sold by the selling securityholders.

     The following table sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of

                                                                ALTERNATIVE PAGE

common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares being offered. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of common stock set forth opposite their respective names. None of the selling securityholders is an affiliate of a registered broker-dealer.

------------------------------ ------------------- --------------- ----------------- ---------------- -----------------
                                                                                       Number of
                                Number of shares                                         shares
                                  beneficially                        Number of       beneficially
                                owned before the                     shares being      owned after
   Selling Securityholder           offering         Percentage        offered        the offering       Percentage
------------------------------ ------------------- --------------- ----------------- ---------------- -----------------
Metropolitan Venture              2,384,824(1)           22.3 %      100,000(3)        2,284,824             21.4 %
Partners II, L.P.
------------------------------ ------------------- --------------- ----------------- ---------------- -----------------
Tall Oaks Group L.L.C.              713,688(2)            6.3%       250,000(3)          463,688(2)           4.2 %
------------------------------ ------------------- --------------- ----------------- ---------------- -----------------

(1) Metropolitan Venture Partners (Advisors) L.P holds voting and investment control over the shares held by Metropolitan Venture Partners II, L.P. Mr. Michael Levin is a Managing Director of Metropolitan Venture Partners
     Corp., which is the general partner of Metropolitan Venture Partners (Advisors) L.P., which, in turn, is the general partner of Metropolitan Venture Partners II, L.P. Mr. Levin is a member of our Board of Directors.

(2) Includes 635,501 shares issuable upon exercise of options and warrants. Mr. Lawrence Hite holds voting and investment control over the shares held by Tall Oaks Group L.L.C.. Mr. Hite is the General Manager of Tall Oaks Group L.L.C.. Does not include an additional 179,424 shares directly owned by Mr. Hite. Mr. Hite and Tall Oaks Group L.L.C. constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934. (3) Represents shares underlying warrants.

                              PLAN OF DISTRIBUTION

     The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership or other distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell some or all of the shares of our common stock covered by this prospectus from time to time on the NASD Over-the-Counter Bulletin Board or any stock exchange or automated interdealer quotation system or tracking facility on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the shares of our common stock covered by the prospectus by one or more of the following methods, including, without limitation:

     1.   ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     2. block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     3.   purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account pursuant to this prospectus;

     4.   an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable stock exchange on which the shares are listed;

                                                                ALTERNATIVE PAGE

     5.   privately negotiated transactions;

     6. short sales, either directly or with a broker-dealer or an affiliate thereof;

     7. broker-dealers may agree with a selling securityholder to sell a specified number of shares at a stipulated price per share;

     8. through the writing or settlement of options or other hedging transactions relating to the shares, whether or not the options are listed on an options exchange or otherwise;

     9. through loans or pledges of the shares to a broker-dealer or an affiliate thereof;

     10. by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

     11. through the distribution of shares of our common stock by any selling securityholder to its partners, members, stockholders, investors, interest holders and/or creditors or to the partners, members, investors, stockholders, interest holders and/or creditors of its affiliates;

     12. one or more underwritten offerings on a firm commitment or best efforts basis;

     13.  a combination of any such methods of sale; or

     14.  any other method permitted pursuant to applicable law.

     The selling securityholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

     We do not know of any arrangements by the selling securityholders for the sale of any of the securities.


     Broker-dealers or underwriters engaged by the selling securityholders may participate in effecting sales of our shares, and any broker-dealers or underwriters may arrange for other brokers-dealers to participate in sales of our shares. These broker-dealers or underwriters may act as principals, or as agents of a selling securityholder. Broker dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus.

     Any broker-dealers or agents engaged by a selling securityholder that are involved in selling the shares covered hereby may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profits on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling securityholder

                                                                ALTERNATIVE PAGE

has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person who is to distribute our common stock covered hereby.

     We are required to pay certain fees and expenses incurred by us incident to the registration of certain shares covered by this prospectus. We have agreed to indemnify certain of the selling securityholders and their affiliates against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Certain of the selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act. We and certain selling securityholders have also agreed, if these indemnification procedures are unavailable, to contribute to certain liabilities incurred by the others, including in respect of liabilities under the Securities Act.

     The shares  offered  hereby  were  originally  issued to or acquired by the
selling   securityholders   pursuant  to  an  exemption  from  the  registration
requirements of the Securities Act.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling securityholders or any other person. We will make copies of this prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of sale (including by compliance with Rule 172 under the Securities Act).

     We will not receive any proceeds from the sale of securities by the selling securityholders hereto.

     We cannot assure you that the selling securityholders will sell all or any portion of the shares of our common stock offered hereby.

                                  PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

     The estimated expenses of the distribution, all of which are to be borne by us, are as follows. All amounts are estimates except the Securities and Exchange Commission registration fee:

         Registration Fee                         $        74.08
         Accounting Fees and Expenses                   8,500.00
         Legal Fees and Expenses                       20,000.00
         Miscellaneous                                      0.00
                                                  --------------
                  Total                               $29,574.08
                                                  ==============

Item 14. Indemnification of Directors

     Under the provisions of the Certificate of Incorporation and By-Laws of Registrant, each person who is or was a director or officer of Registrant shall be indemnified by Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

     Under such law, to the extent that such person is successful on the merits in the defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both
     (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to Registrant, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

     The officers and directors of registrant are covered by officers' and directors' liability insurance. The policy coverage is $10,000,000, which includes reimbursement for costs and fees. There is a maximum aggregate deductible for each loss under the policy of $200,000.


Item 15. Recent Sales of Unregistered Securities

     On November 21, 2007, the Company and MetVP entered into an agreement resolving certain disputes which had arisen with respect to the payment of dividends and interest to MetVP. The Agreement provided that, in addition to the undisputed sum of approximately $1,406,000, the Company would pay an additional $500,000 through September 25, 2008 in consideration of past, present and future dividend and interest payments through that date. All payments are conditioned upon there being funds legally available for such payments when due. The agreement further provided for the issuance to MetVP of 100,000 restricted shares of the Company's common stock. These shares were issued in November 2007 and had a fair value based on the closing stock price on the date of issuance of $213,000 which was recorded as a dividend during the fourth quarter of 2007.

Item 16.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

3.1  (a) Certificate of Incorporation, as amended. (Incorporated by reference to
         Exhibit 3(a) of Form S-1 Registration Statement).(1)
     (b) Certificate of Amendment (Change in Name) (Incorporated by reference to Exhibit 3(a) of Form S-1 Registration Statement).(1)
     (c) Certificate of Amendment (Change in Name) (Incorporated by reference to Exhibit 3(a) of Form S-1 Registration Statement).(1)
     (d) Certificate of Amendment (Authorizing Increase in Shares of Common Stock). (Incorporated by reference to Exhibit 3 (i) (d) to Form 10-K for the year ended 1995).
     (e) Certificate of Amendment (Authorizing one for ten reverse-stock split as of March 30, 1998). (1)
     (f) Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed October 3, 2002 (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated September 25, 2002).
     (g) Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed December 20, 2002 (Incorporated by reference to Exhibit 3.2 of Company's Current Report on Form 8-K dated December 24, 2002).
     (h) Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed January 2, 2003 (Incorporated by reference to Exhibit 3.3 of Company's Current Report on Form 8-K dated January 2, 2003).
     (i) Certificate of Designation, Preferences and Rights of Series B Redeemable Preferred Stock filed December 10, 2003 (Incorporated by reference to Exhibit 3(i) of the Company's Annual Report on Form 10-KSB filed April 14, 2004).
     (j) Certificate of Designation, Preferences and Rights of Series C redeemable Preferred Stock filed December 16, 2003 (Incorporated by reference to Exhibit 3(j) of the Company's Annual Report on Form 10-KSB filed April 14, 2004).
     (k) Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series C Preferred Stock filed March 29, 2005 (Incorporated by reference to Exhibit 3(k) of the Company's Annual Report on Form 10-KSB filed April 29, 2005).
     (l) Certificate of Designation, Preferences and Rights of Series D Redeemable Preferred Stock filed October 7, 2004 (Incorporated by reference to Exhibit 3.1L of the Company's Registration Statement on Form SB-2, No. 333-128039 filed September 1, 2005).

3.2 By-Laws. (Incorporated by reference to Exhibit 3(d) of the Company's Form S-1 Registration Statement).(1)

4.1 Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4 of the Company's Form S-1 Registration Statement).(1)

4.2 Rights Agreement dated as of August 28, 2001 between the Company and Manhattan Transfer Registrar Company, as Rights Agent. (Incorporated by reference to Exhibit 4 of the Company's Form 8-K dated August 28, 2001.

4.3 Securities Purchase Agreement between the Company, Sigma Opportunity Fund, L.L.C. and Metropolitan Venture Partners II, L.P. (Incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed March 31,
     2005).

4.4  Form of Senior  Subordinated  Secured  Note  (Incorporated  by reference to
     Exhibit 4.2 of the Current Report on Form 8-K filed March 31, 2005).

4.5  Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit
     4.3 of the Current Report on Form 8-K filed on March 31, 2005.)

4.6 Common Stock Purchase Warrant issued July 12, 2005 to Tall Oaks Group L.L.C. (Incorporated by reference to Exhibit 4.6 to Amendment No. 1 to the Company's Registration Statement on Form SB-2, No. 333-128039, filed December 8, 2005.)

5    Opinion of Beckman, Lieberman & Barandes, LLP.

10.1 Directors, Officers and Consultants 1993 Stock Option Plan (Incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8 filed on June 28, 1995).

10.2 Employees 1993 Stock Option Plan (Incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 filed on June 28,
     1995).

10.3 1995 Incentive Stock Plan (Incorporated by reference to Exhibit 5 of the Company's Proxy Statement filed on January 29, 1996).

10.4 2000 Stock Option Plan (Incorporated by reference to Exhibit 10.4 of the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

10.5 2001 Stock Option/Stock Issuance Plan (Incorporated by reference to Exhibit
     10.5 of the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

10.6 2001-A Stock  Option/Stock  Issuance  Plan.  (Incorporated  by reference to
     Exhibit 10.6 of the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

10.7 2002 Stock Option/Stock Issuance Plan (Incorporated by reference to Exhibit
     10.7 of the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

10.8 2003 Stock  Option  /Stock  Issuance  Plan.  (Incorporated  by reference to
     Exhibit 10.8 of the  Company's  Annual  Report on Form-10K  filed April 15,
     2003).

10.9 Lease Extension Agreement between Atrium Executive Center and the Company (Incorporated by reference to Exhibit 10 (g) (ii) of the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

10.10 Offer to Purchase dated December 23, 1999, among Eagle Merger Corp., EMC Corporation and the Company (Incorporated by reference to Exhibit 1 of the Company's Form 8-K filed on February 9, 2000).

10.11 Indemnification Agreement dated December 21, 1999, among EMC Corporation, Eagle Merger Corp. and the Company (Incorporated by reference to Exhibit 2 of the Company's Form 8-K filed on February 9, 2000).

10.12 Indemnification Agreement dated December 21, 1999, between Softworks, Inc. and the Company (Incorporated by reference to Exhibit 3 of the Company's Form 8-K filed on February 9, 2000).

10.13 Escrow Agreement dated December 21, 1999, among EMC Corporation, Eagle Merger Corp., the Company and State Street Bank and Trust Company, Inc. as escrow agent (Incorporated by reference to Exhibit 4 of the Company's Form 8-K filed on February 9, 2000).

10.14 Exchange Agreement, dated February 10, 2000, among the Company, NetWolves Corporation and ComputerCOP Corp. (Incorporated by reference to Exhibit
     10.1 of the Company's Form 8-K filed on March 2, 2000).

10.15 Agreement and Plan of Merger by and among Platinum Acquisition Corp., the Company, Platinum Communications, Inc., Kevin Ford and Ken Tanoury dated May 10, 2001 (Incorporated by reference to Exhibit 10.1 of the Company's Report on Form 10-Q for the quarter ended June 30, 2001).

10.16 Employment Agreement between the Company and Kevin Ford dated May 10, 2001 (Incorporated by reference to Exhibit 10.2 of the Company's Report on Form 10-Q for the quarter ended June 30, 2001).

10.17 Employment Agreement between the Company and Ken Tanoury dated May 10, 2001 (Incorporated by reference to Exhibit 10.3 of the Company's Report on Form 10-Q for the quarter ended June 30, 2001).

10.18 Employment Agreement between the Company and Anthony Coppola dated December 1, 2001 (Incorporated by reference to Exhibit 10.17 of the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

10.19 Services Agreement between the Company and James A. Cannavino dated January 25, 2003. (Incorporated by reference to Exhibit 10.19 of the Company's Annual Report on Form-10K filed April 15, 2003).

10.20 Stock Purchase and Registration Rights Agreement between the Company and Metropolitan Venture Partners II, L.P. dated as of September 25, 2002 (Incorporated by reference to Exhibit 10.1 of Registrant's Current Report on Form 8-K dated September 25, 2002).

10.21 Stock Purchase and Registration Rights Agreement between the Company and Metropolitan Venture Partners II, L.P. dated as of December 24, 2002 (Incorporated by reference to Exhibit 10.1 of Registrant's Current Report on Form 8-K dated December 24, 2002).

10.22 Promissory Note between the Company and Tall Oaks Group L.L.C. dated January 13, 2003 (Incorporated by reference to Exhibit 10.22 of the Company's Annual Report on Form-10K filed April 15, 2003).

10.23 Amendment and Notice dated January 13, 2003 by and among the Company, Metropolitan Venture Partners II, L.P. and Tall Oaks Group L.L.C. (Incorporated by reference to Exhibit 10.23 of the Company's Annual Report on Form-10K filed April 15, 2003).

10.24 Form of  Subscription  Agreement for Series C Redeemable  Preferred  Stock

     (Incorporated by reference to Exhibit 3(j)) of the Company's Annual Report on Form- 10-K filed April 14, 2004).

10.25 Employment and Consulting Agreement between the Company and Robert L. Carberry (Incorporated by reference to Exhibit 10.2 of registrant's Current Report on Form 8-K dated December 5, 2003).

10.26 Amended and Restated Reimbursement Agreement dated as of June 27, 2005 by and among the Company, Lawrence D. Hite and Tall Oaks Group L.L.C. (Incorporated by reference to Exhibit 10.26 to Amendment No. 1 of the Company's Registration Statement on Form SB-2, No. 333-128039, filed December 8, 2005).

10.27 Settlement Agreement dated November 21, 2007 between the Company and Metropolitan Venture Partners II, L.P. (Incorporated by reference to
     Exhibit 10 of  registrant's  Current Report on Form 8-K, dated November 27,
     2007).

10.28 Amendment letter dated January 29, 2004 to the Statement of Work between IBM Corporation and the Company, in redacted format.

10.29 Worldwide Invoices on-Line (IOL) Appendix A Payments and Fees for Ongoing Support (OCS)-Invoice Processing, Archiving, and Attachment Processing and Non-Recurring Engineering (NRE) between International Business Machines Corporation and the Company dated December 1, 2008, in redacted format.

10.30 Master Services Agreement #EDS-2004-01-2005 dated May 7, 2004 between Electronic Data Systems Corporation and the Company, in redacted format.

10.30 Statement of Work #EDS-2007-05-01 dated May 8, 2007 between Electronic Data Systems Corporation and the Company, in redacted format.

10.31 Master Services Agreement EIAP (OGS) Amendment (#8) dated June 27, 2007 between Electronic Data Systems Corporation and the Company, in redacted format.

10.32 Statement of Work #EDS-2008-05-07 dated May 7, 2008 between Electronic Data Systems Corporation and the Company, in redacted format.

10.33 Master Services Agreement MIAP (OGS) Amendment (#10) dated August 21, 2008 between Electronic Data Systems Corporation and the Company, in redacted format.

23.1 Consent of Marcum & Kliegman, LLP.

23.2 Consent of Beckman, Lieberman & Barandes, LLP (included in Exhibit 5 hereof).

----------
(1) Filed with Form S-1, Registration Statement of the Company Reg. No 33-47322 and are incorporated herein by reference.

Item 17. Undertakings

     A. Insofar as indemnification  for liabilities arising under the Securities

Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     B. We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post--effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

          (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post--effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and
     Exchange Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post--effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post--effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on the 19th day of February, 2009.

                                            DIRECT INSITE CORP.

                                            By:  /s/ James A. Cannavino
                                                 -------------------------------
                                                 James A. Cannavino
                                                 Chairman of the Board,
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act. of 1933, this Registration Statement has been signed below on February 19, 2009 by the following persons in the capacities indicated.


/s/ James A. Cannavino
---------------------      Chairman of the Board,
James A. Cannavino         Chief Executive Officer

/s/ Michael J. Beecher
---------------------
Michael J. Beecher         Chief Financial Officer, Principal Accounting Officer
                           and Secretary
*
---------------------
Bernard Puckett            Director

*
---------------------
Dennis J. Murray           Director

*
---------------------
Michael Levin              Director




*By: /s/ James A. Cannavino
---------------------------
James A. Cannavino
Attorney-in-Fact